                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-84292
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 21, 2002)

                                  $254,863,000

                            (AMERICAN AIRLINES LOGO)

                           2003-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 2003-1
                               ------------------
    American Airlines, Inc. is issuing, through three separate trusts, Class G, Class C, and Class D, Pass Through Certificates, Series 2003-1. Only the Class G Certificates are being offered pursuant to this Prospectus Supplement. The Class C and Class D Certificates will be purchased by affiliates of American concurrently with the issuance of the Class G Certificates. The Class C and Class D Certificates are not being offered pursuant to this Prospectus Supplement.

    The proceeds from the sale of Certificates will be used by the trusts to acquire equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in each trust will be passed through to the holders of Certificates of such trust. The Certificates represent interests in the assets of the trusts and do not represent interests in or obligations of American or any of its affiliates. The Certificates will not be listed on any national securities exchange.

    The equipment notes will be issued for each of seven Boeing aircraft delivered to American from January 1995 to March 2002. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the equipment notes will be payable semiannually on each January 9 and July 9, beginning January 9, 2004. Principal payments on the equipment notes held for the Certificates will be scheduled for payment on January 9 and July 9 in certain years, beginning on January 9, 2004.

    The Class G Certificates will rank senior in right to distributions to the other Certificates. The Class C Certificates will rank junior in right to distributions to the Class G Certificates and will rank senior in right to distributions to the Class D Certificates. The Class D Certificates will rank junior in right to distributions to the other Certificates.

    There will be a liquidity facility for the Class G Certificates in an amount sufficient to make three semiannual interest distributions on the Class G Certificates. Initially, there will be no liquidity facility for the Class C and Class D Certificates.

    Ambac Assurance Corporation will issue a certificate guaranty insurance policy to support the distribution of interest on the Class G Certificates when scheduled and the distribution of the outstanding pool balance on the Class G Certificates on the Final Legal Distribution Date for such Certificates and under certain other circumstances as described herein.

                                  (AMBAC LOGO)

     INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-18.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               ------------------

PASS THROUGH       FACE       INTEREST    FINAL EXPECTED     PRICE TO
CERTIFICATES      AMOUNT        RATE     DISTRIBUTION DATE   PUBLIC(1)
------------   ------------   --------   -----------------   ---------
  Class G      $254,863,000    3.857%      July 9, 2010        100%

---------------

(1) Plus accrued interest, if any, from the date of issuance.

    The underwriters will purchase all of the Class G Certificates if any are purchased. The aggregate proceeds from the sale of the Class G Certificates will be $254,863,000. American will pay the underwriters a commission of $1,784,041. Delivery of the Class G Certificates in book-entry form will be made on or about July 8, 2003 against payment in immediately available funds.

SOLE BOOK-RUNNER

CITIGROUP                                                               JPMORGAN
                               ------------------

                           MERRILL LYNCH & CO.
                                       MORGAN STANLEY

June 30, 2003

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
PRESENTATION OF INFORMATION ...........................................      S-1
PROSPECTUS SUPPLEMENT SUMMARY .........................................      S-2
   Summary of Terms of Certificates ...................................      S-2
   Equipment Notes and the Aircraft ...................................      S-3
   Loan to Aircraft Value Ratios ......................................      S-4
   Cash Flow Structure ................................................      S-5
   The Offering .......................................................      S-6
   Summary Historical Consolidated Financial and
     Operating Data ...................................................     S-15
RECENT DEVELOPMENTS ...................................................     S-17
RISK FACTORS ..........................................................     S-18
   Risk Factors Relating To American ..................................     S-18
   Risk Factors Relating to the Certificates and the
     Offering .........................................................     S-21
   Risk Factors Relating to the Policy Provider .......................     S-24
THE COMPANY ...........................................................     S-25
DESCRIPTION OF THE POLICY PROVIDER ....................................     S-25
   General ............................................................     S-25
USE OF PROCEEDS .......................................................     S-26
DESCRIPTION OF THE CERTIFICATES .......................................     S-26
   General ............................................................     S-27
   Distributions of Payments on Equipment Notes........................     S-28
   Subordination ......................................................     S-30
   Pool Factors .......................................................     S-30
   Reports to Certificateholders ......................................     S-31
   Indenture Events of Default and Certain Rights
     upon an Indenture Event of Default ...............................     S-32
   Purchase Rights of Certificateholders ..............................     S-33
   PTC Event of Default ...............................................     S-34
   Merger, Consolidation, and Transfer of Assets ......................     S-34
   Modification of the Pass Through Trust
     Agreements and Certain Other Agreements ..........................     S-35
   Possible Issuance of Series E Equipment Notes.......................     S-38
   Possible Refunding of Series C Equipment
     Notes and Series D Equipment Notes ...............................     S-39
   Termination of the Trusts ..........................................     S-40
   The Trustees .......................................................     S-40
   Book-Entry Registration; Delivery and Form .........................     S-40
DESCRIPTION OF THE LIQUIDITY FACILITY..................................     S-41
DESCRIPTION OF THE POLICY AND THE
   POLICY PROVIDER AGREEMENT ..........................................     S-46
   The Policy .........................................................     S-46
   General ............................................................     S-49
   Definitions ........................................................     S-49
   The Policy Provider Agreement ......................................     S-50
DESCRIPTION OF THE INTERCREDITOR
   AGREEMENT ..........................................................     S-50
   Intercreditor Rights ...............................................     S-50


                                                                            PAGE
   Priority of Distributions ...........................................    S-52
   Addition of Trustee for Class E Certificates ........................    S-57
   Addition of Trustees Upon Refunding .................................    S-58
   The Subordination Agent .............................................    S-58
DESCRIPTION OF THE AIRCRAFT AND THE
   APPRAISALS ..........................................................    S-58
   The Aircraft ........................................................    S-58
   The Appraisals ......................................................    S-58
DESCRIPTION OF THE EQUIPMENT NOTES .....................................    S-60
   General .............................................................    S-60
   Subordination .......................................................    S-60
   Principal and Interest Payments .....................................    S-60
   Redemption ..........................................................    S-61
   Security ............................................................    S-63
   Loan to Value Ratios of Equipment Notes .............................    S-63
   Limitation of Liability .............................................    S-64
   Indenture Events of Default, Notice and Waiver.......................    S-64
   Remedies ............................................................    S-65
   Modification of Indentures ..........................................    S-66
   Indemnification .....................................................    S-67
   Certain Provisions of the Indentures ................................    S-67
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ........................................................    S-71
   Tax Status of the Trusts ............................................    S-72
   Taxation of Certificate Owners Generally ............................    S-72
   Sales of Certificates ...............................................    S-72
   Bond Premium ........................................................    S-72
   Trusts Classified as Partnerships ...................................    S-73
   Certain Federal Income Tax Consequences to
       Foreign Certificateholders ......................................    S-73
   Backup Withholding ..................................................    S-74
CERTAIN CONNECTICUT AND DELAWARE
   TAXES ...............................................................    S-74
CERTAIN ERISA CONSIDERATIONS ...........................................    S-75
   General .............................................................    S-75
   Plan Assets Issues ..................................................    S-75
   Prohibited Transaction Exemptions ...................................    S-76
   Special Considerations Applicable to Insurance
       Company General Accounts ........................................    S-76
UNDERWRITING ...........................................................    S-77
LEGAL OPINIONS .........................................................    S-78
EXPERTS ................................................................    S-78
INDEX OF TERMS....................................................    Appendix I
APPRAISAL LETTERS.................................................   Appendix II
EQUIPMENT NOTE PRINCIPAL
   PAYMENTS.......................................................  Appendix III
LOAN TO VALUE RATIOS OF
   EQUIPMENT NOTES................................................   Appendix IV

                                   PROSPECTUS

                                                                             PAGE

ABOUT THIS PROSPECTUS ....................................................     2
TABLE OF CONTENTS ........................................................     2
FORWARD-LOOKING INFORMATION ..............................................     2
WHERE YOU CAN FIND MORE INFORMATION ......................................     3
THE COMPANY ..............................................................     4
RATIO OF EARNINGS TO FIXED CHARGES .......................................     4
FORMATION OF THE TRUSTS ..................................................     5
USE OF PROCEEDS ..........................................................     5
DESCRIPTION OF THE PASS THROUGH
   CERTIFICATES ..........................................................     6
   General ...............................................................     6
   Book-Entry Registration ...............................................     9
   Payments and Distributions ............................................    12
   Pool Factors ..........................................................    13
   Reports to Certificateholders .........................................    13
   Voting of Equipment Notes .............................................    14
   Events of Default and Certain Rights upon an
       Event of Default ..................................................    14
   Modifications of the Basic Agreement ..................................    16
   Modification of Indenture and Related
       Agreements ........................................................    18
   Termination of the Trusts .............................................    18
   Delayed Purchase of Equipment Notes ...................................    19
   Merger, Consolidation and Transfer of Assets ..........................    19
   The Trustee ...........................................................    19
DESCRIPTION OF THE EQUIPMENT NOTES .......................................    20
   General ...............................................................    20
   Principal and Interest Payments .......................................    21
   Redemption ............................................................    22


                                                                             PAGE

   Security ..............................................................    22
   Additional Notes ......................................................    23
   Payments and Limitation of Liability ..................................    23
   Defeasance of the Indentures and the Equipment
       Notes in Certain Circumstances ....................................    24
   Assumption of Obligations by American .................................    25
   Owner Participant; Revisions to Agreements ............................    25
CREDIT ENHANCEMENTS ......................................................    25
   Ranking; Cross-Subordination ..........................................    25
   Liquidity Facility ....................................................    26
   Guarantee of AMR Corporation ..........................................    26
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ..........................................................    26
   Tax Status of the Trusts ..............................................    27
   Taxation of Certificate Holders Generally .............................    27
   Sales of Pass Through Certificates ....................................    27
   Bond Premium ..........................................................    27
   Original Issue Discount ...............................................    27
   Backup Withholding ....................................................    28
CERTAIN CONNECTICUT TAXES ................................................    28
ERISA CONSIDERATIONS .....................................................    28
PLAN OF DISTRIBUTION .....................................................    29
   Agents ................................................................    29
   Underwriters ..........................................................    29
   Direct Sales ..........................................................    29
   Other Means of Distribution ...........................................    29
   General Information ...................................................    29
LEGAL OPINIONS ...........................................................    30
EXPERTS ..................................................................    30

                           PRESENTATION OF INFORMATION

         These offering materials consist of two documents: (a) this prospectus supplement (the "Prospectus Supplement"), which describes the terms of the Certificates that we are currently offering, and (b) the accompanying prospectus (the "Prospectus"), which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus. See "About this Prospectus" in the accompanying Prospectus.

         We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

         At varying places in this Prospectus Supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement can be found is listed in the Table of Contents above.

         This Prospectus Supplement and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our expectations or beliefs concerning future events. When used in this Prospectus Supplement and in documents incorporated herein by reference, the words "believes," "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the impact on us of the events of September 11, 2001 and of our results of operations for the past two years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. All forward-looking statements in this Prospectus Supplement and the documents incorporated by reference are based upon information available to us on the date of this Prospectus Supplement or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: the uncertain financial and business environment we face, the struggling economy, high fuel prices and the availability of fuel, the effects of the war in Iraq, conflicts in the Middle East, the SARS outbreak, historically low fare levels, the competitive environment, uncertainties with respect to our international operations, changes in our business strategy, actions by U.S. or foreign government agencies, the possible occurrence of additional terrorist attacks, and the availability of future financing. Additional information concerning these and other factors is contained in our Securities and Exchange Commission filings, including but not limited to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and our Annual Report on Form 10-K for the year ended December 31, 2002.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS SUPPLEMENT. ALSO, YOU SHOULD NOT ASSUME THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICAN, THE LIQUIDITY PROVIDER, OR THE POLICY PROVIDER SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                          PROSPECTUS SUPPLEMENT SUMMARY

         This summary highlights selected information from this Prospectus Supplement and may not contain all of the information that is important to you. For more complete information about the Certificates and American Airlines, Inc., you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission (the "Commission") that are considered to be a part of this Prospectus Supplement and the accompanying Prospectus. See "Where You Can Find More Information" in the Prospectus. Unless otherwise indicated, "we," "us," "our," and similar terms, as well as references to "American" or the "Company," refer to American Airlines, Inc. The term "you" refers to prospective investors in the Class G Certificates.

                        SUMMARY OF TERMS OF CERTIFICATES

                                                               CLASS G                  CLASS C                  CLASS D
                                                            CERTIFICATES            CERTIFICATES(1)          CERTIFICATES(1)
                                                        ---------------------    ---------------------    ---------------------
Aggregate face amount ..............................        $ 254,863,000           $ 95,573,000              $ 31,858,000

Ratings:
    Moody's ........................................             Aaa                      NA                       NA
    Standard & Poor's ..............................             AAA                      NA                       NA

Initial loan to Aircraft value
    (cumulative)(2) ................................            47.4%                    65.1%                    71.1%
Expected maximum loan to
    Aircraft value (cumulative) ....................            47.4%                    65.1%                    71.1%
Expected principal
    distribution window (in
    years) .........................................           0.5-7.0                  0.5-7.0                  0.5-7.0
Initial average life (in years) ....................             5.1                      5.1                      5.1
Regular Distribution Dates .........................    January 9 and July 9     January 9 and July 9     January 9 and July 9
Final expected Regular
    Distribution Date ..............................        July 9, 2010             July 9, 2010             July 9, 2010
Final Legal Distribution Date ......................       January 9, 2012           July 9, 2010             July 9, 2010
Minimum denomination ...............................          $ 1,000                  $ 100,000                $ 100,000
Section 1110 protection ............................             Yes                      Yes                      Yes
Liquidity Facility coverage ........................    3 semiannual interest
                                                               payments                 None(3)                   None
Policy Coverage(4) .................................             Yes                     None                     None

----------
(1) The Class C and Class D Certificates will be purchased by affiliates of American concurrently with the issuance of the Class G Certificates. We are not offering the Class C or Class D Certificates pursuant to this Prospectus Supplement. The Series C and Series D Equipment Notes may be refunded and new class C and class D pass through certificates issued with terms differing from those of the Class C Certificates and Class D Certificates on the Issuance Date, subject to limitations described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes."

(2) The initial aggregate Assumed Aircraft Value of the Aircraft is $538,023,333. See "Loan To Aircraft Value Ratios" in this Prospectus Supplement Summary for the method we used in calculating the aggregate Assumed Aircraft Value and the initial loan to Aircraft value ratios.

(3) New class C pass through certificates issued pursuant to a refunding of the Series C Equipment Notes may have the benefit of a liquidity facility.

(4) The Policy will support the distribution of interest on the Class G Certificates when scheduled (after taking into account the prior use of any available funds under the Liquidity Facility and the Cash Collateral Account) and the distribution of the outstanding balance of the Class G Certificates on its Final Legal Distribution Date and in certain other circumstances described herein.

                        EQUIPMENT NOTES AND THE AIRCRAFT

         The Trusts will hold Equipment Notes issued for each of three Boeing 737-823 aircraft, one Boeing 767-300ER aircraft, and three Boeing 777-223ER aircraft. All of the Aircraft have been delivered and are being operated by American. See "Description of the Aircraft and the Appraisals" for a description of the Aircraft. Set forth below is information about the Equipment Notes to be held in the Trusts and the Aircraft.

                                                                           PRINCIPAL
                                                                           AMOUNT OF
                          REGISTRATION                MONTH                EQUIPMENT                APPRAISED
 AIRCRAFT TYPE               NUMBER                 DELIVERED                NOTES               BASE VALUE (1)
 -------------            ------------             -----------         -----------------        ---------------

Boeing 737-823               N961AN                 April 2001         $      30,396,891        $    41,503,333
Boeing 737-823               N963AN                  May 2001                 30,396,891             41,503,333
Boeing 737-823               N967AN                 July 2001                 31,019,440             41,503,333
Boeing 767-300ER             N388AA                January 1995               30,574,285             56,893,333
Boeing 777-223ER             N784AN                 March 2000                75,957,305            110,500,000
Boeing 777-223ER             N760AN                January 2002               91,974,595            123,060,000
Boeing 777-223ER             N761AJ                 March 2002                91,974,595            123,060,000

----------

(1) The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base values of such Aircraft, as appraised by three independent appraisal and consulting firms. Such appraisals are based upon varying assumptions (which may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. American believes that the current market values of the Aircraft at this time are lower than the base values reflected in the appraisals. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft."

                          LOAN TO AIRCRAFT VALUE RATIOS


         The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the date of original issuance of the Class G Certificates (the "Issuance Date") and each Regular Distribution Date thereafter. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft."

         The following table was compiled on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under "Description of the Equipment Notes -- Security." The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American's obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

                          Aggregate          Outstanding Pool Balance (2)                             LTV (3)
                           Assumed    -------------------------------------------   -------------------------------------------
                          Aircraft       Class G       Class C         Class D        Class G        Class C         Class D
Date                      Value (1)    Certificates  Certificates    Certificates   Certificates   Certificates    Certificates
----                      ---------   -------------  ------------    ------------   ------------   ------------    ------------

Issuance Date       $    538,023,333  $ 254,863,000  $ 95,573,000    $ 31,858,000       47.4%          65.1%           71.1%
January 9, 2004          529,286,169    248,988,918    93,370,234      31,123,737       47.0           64.7            70.6
July 9, 2004             520,549,005    234,609,853    87,978,120      29,326,347       45.1           62.0            67.6
January 9, 2005          511,811,840    227,888,182    85,457,509      28,486,135       44.5           61.2            66.8
July 9, 2005             503,074,676    207,330,524    77,748,438      25,916,417       41.2           56.7            61.8
January 9, 2006          494,337,511    201,945,214    75,728,960      25,243,251       40.9           56.2            61.3
July 9, 2006             485,600,347    187,342,092    70,252,825      23,417,853       38.6           53.0            57.9
January 9, 2007          476,863,183    181,201,749    67,950,212      22,650,307       38.0           52.2            57.0
July 9, 2007             468,126,018    163,114,209    61,167,429      20,389,356       34.8           47.9            52.3
January 9, 2008          459,388,854    157,758,237    59,158,952      19,719,857       34.3           47.2            51.5
July 9, 2008             450,651,689    143,127,180    53,672,341      17,890,968       31.8           43.7            47.6
January 9, 2009          441,914,525    138,018,215    51,756,492      17,252,345       31.2           42.9            46.8
July 9, 2009             433,177,361    123,990,425    46,496,105      15,498,864       28.6           39.4            42.9
January 9, 2010          424,440,196    119,128,467    44,672,883      14,891,117       28.1           38.6            42.1
July 9, 2010             415,703,032             --            --              --         NA             NA              NA


----------
      (1) In calculating the aggregate Assumed Aircraft Value, we have assumed that the initial appraised base value of each Aircraft, determined as described under "-- Equipment Notes and the Aircraft," declines annually on the Regular Distribution Date closest to the anniversary of its delivery by the manufacturer by approximately 3% of the appraised base value at delivery. The appraised base value at delivery of an Aircraft is the theoretical value that when depreciated at 3% per year from the initial delivery of such Aircraft by the manufacturer, results in the initial appraised base value of such Aircraft specified under "-- Equipment Notes and the Aircraft." Other rates or methods of depreciation would result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft."

      (2) The Pool Balance for each Class of Certificates indicates, as of any date, the portion of the original face amount of such Class of Certificates that has not been distributed to Certificateholders.

      (3) We obtained the LTVs for each Class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with the expected outstanding pool balance of all other Classes ranking equal or senior in right to distributions to such Class after giving effect to the distributions expected to be made on such date, by
               (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above.

                               CASH FLOW STRUCTURE

         This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

                ---------------------------------------------
                           American Airlines, Inc.
                ---------------------------------------------
                                        |
                                        |
Equipment Note Payments on all          |
           Aircraft                     |
                                        |
       -----------------------------------------------------------
                            Loan Trustees (1)
       -----------------------------------------------------------

       ---------                 ---------               ---------
        Series G                  Series C                Series D
       Equipment                 Equipment               Equipment
         Notes                     Notes                   Notes
       ---------                 ---------               ---------

            Equipment Note              |
        Payments on all Aircraft        |
                                        |
                                        |
          Policy Drawings and           |             Advances and
        Reimbursements (if any)         |       Reimbursements (if any)
                                        |
------------                    -------------             ----------------------
   Policy    <--------------->  Subordination <---------> Liquidity Provider (2)
Provider (3)                        Agent
------------                    -------------             ----------------------
                                        |
                                        |
Principal, Make-Whole Amount (if any)   |
     and Interest Distributions         |
        |-------------------------------|----------------------------|
        |                               |                            |
------------------                ------------------        ------------------
     Class G                          Class C                   Class D
     Trustee                          Trustee                   Trustee
------------------                ------------------        ------------------
        |                               |                            |
        |                               |                            |
------------------                ------------------        ------------------
     Class G                          Class C                   Class D
Certificateholders                Certificateholders        Certificateholders
                                        (4)                       (4)
------------------                ------------------        ------------------

----------

(1) American will issue Series G, Series C, and Series D Equipment Notes in respect of each Aircraft. Each Aircraft will be subject to a separate Indenture. The only cross-default provision in the Indentures is an event of default under each Indenture which occurs if all amounts owing under any Equipment Note are not paid in full on the Final Payment Date.

(2) A Liquidity Facility will be available with respect to the Class G Certificates for up to three semiannual interest distributions on the Class G Certificates. Initially, there will be no liquidity facility available with respect to the Class C and Class D Certificates.

(3) The Policy covers distribution of interest on the Class G Certificates when scheduled and the distribution of the outstanding Pool Balance of the Class G Certificates on the Final Legal Distribution Date for such Certificates and under certain other circumstances described herein. See "Description of the Policy and the Policy Provider Agreement." The Policy does not cover any amounts payable in respect of the Class C or Class D Certificates.

(4) We are not offering the Class C or Class D Certificates pursuant to this Prospectus Supplement.

                                  THE OFFERING

Trusts.................................   The Class G Trust, the Class C Trust, and the
                                          Class D Trust each will be formed pursuant to
                                          a separate trust supplement to a basic pass
                                          through trust agreement between American and
                                          U.S. Bank Trust National Association (as
                                          successor to State Street Bank and Trust
                                          Company of Connecticut, National Association),
                                          as trustee under each trust.

Certificates Offered...................   Class G Certificates

Class C and Class D Certificates.......   We are not offering the Class C or Class D
                                          Certificates pursuant to this Prospectus
                                          Supplement. The Class C and Class D
                                          Certificates will be purchased by newly formed
                                          Delaware statutory trusts concurrently with
                                          the issuance of the Class G Certificates. The
                                          Delaware statutory trusts will be wholly owned
                                          by one or more affiliates of American.

                                          Each Class of Certificates will represent
                                          fractional undivided interests in the related
                                          Trust.

Use of Proceeds........................   The proceeds from the sale of the Certificates
                                          of each Trust will be used to acquire the
                                          Equipment Notes to be held by such Trust. The
                                          Equipment Notes will be full recourse
                                          obligations of American. American will issue
                                          the Equipment Notes under seven separate
                                          Indentures, each relating to a separate
                                          Aircraft. The proceeds from issuance of the
                                          Equipment Notes under each Indenture will be
                                          used by American for general corporate
                                          purposes.

Subordination Agent, Trustee and
Loan Trustee...........................   U.S. Bank Trust National Association.

Policy Provider for the Class G
Certificates...........................   Ambac Assurance Corporation. There will be no
                                          Policy available with respect to the Class C
                                          and Class D Certificates.

Initial Liquidity Provider for the
Class G Certificates...................   Initially, Citibank, N.A., although American
                                          and Citibank, N.A. intend to replace Citibank,
                                          N.A. as the Liquidity Provider as soon as
                                          feasible. Initially, there will be no
                                          liquidity facility available with respect to
                                          the Class C and Class D Certificates.


Trust Property.........................   The property of each Trust will include:

                                          o    Equipment Notes acquired by such Trust.

                                          o    For the Class G Trust, all monies
                                               receivable under the Policy.

                                          o    All rights of such Trust under the
                                               Intercreditor Agreement described
                                               below (including all monies receivable
                                               pursuant to such rights).

                                          o    For the Class G Trust, all monies
                                               receivable under the Liquidity Facility.

                                          o    Funds from time to time deposited with
                                               the Trustee in accounts relating to such
                                               Trust.

Regular Distribution Dates.............   January 9 and July 9, commencing on January 9,
                                          2004.

Record Dates...........................   The fifteenth day preceding the related
                                          Distribution Date.

Distributions..........................   The Trustee will distribute all payments of
                                          principal, Make-Whole Amount (if any), and
                                          interest received on the Equipment Notes held
                                          in each Trust to the holders of the
                                          Certificates of such Trust, subject to the
                                          subordination provisions applicable to the
                                          Certificates.

                                          Subject to the subordination provisions
                                          applicable to the Certificates, scheduled
                                          payments of principal and interest made on the
                                          Equipment Notes will be distributed on the
                                          applicable Regular Distribution Dates.
                                          Payments of principal, Make-Whole Amount (if
                                          any), and interest made on the Equipment Notes
                                          resulting from any early redemption of such
                                          Equipment Notes will be distributed on a
                                          Special Distribution Date after not less than
                                          15 days notice to Certificateholders.

Intercreditor Agreement................   The Trusts, the Liquidity Provider, the Policy
                                          Provider, and the Subordination Agent will
                                          enter into the Intercreditor Agreement. The
                                          Intercreditor Agreement states how payments
                                          made on the Equipment Notes, the Liquidity
                                          Facility, and the Policy will be distributed
                                          among the Trusts, the Liquidity Provider, and
                                          the Policy Provider. The Intercreditor
                                          Agreement also sets forth agreements among the
                                          Trusts, the Liquidity Provider, and the Policy
                                          Provider relating to who will control the
                                          exercise of remedies under the Equipment Notes
                                          and the Indentures.

Subordination..........................   Under the Intercreditor Agreement,
                                          distributions on the Certificates generally
                                          will be made in the following order:

                                          o  First, to the holders of the Class G
                                             Certificates.

                                          o  Second, to the holders of the
                                             Class C Certificates.

                                          o  Third, to the holders of the Class
                                             D Certificates.

                                          Certain payments to the Liquidity Provider and
                                          to the Policy Provider will be made prior to
                                          distributions on the Certificates as discussed
                                          under "Description of the Intercreditor
                                          Agreement -- Priority of Distributions."

                                          If American is in bankruptcy or other
                                          specified defaults have occurred but American
                                          is continuing to meet certain of its payment
                                          obligations, the subordination provisions
                                          applicable to the Certificates permit
                                          distributions to be made in certain situations
                                          on junior Certificates prior to making
                                          distributions in full on the more senior
                                          Certificates.

Control of Loan Trustee................   Subject to certain conditions, the Controlling
                                          Party will direct the Loan Trustee under each
                                          Indenture in taking action under such
                                          Indenture (including in exercising remedies,
                                          such as accelerating such Equipment Notes or
                                          foreclosing the lien on the Aircraft securing
                                          such Equipment Notes).

                                          Subject to the following two paragraphs, if
                                          Final Distributions have not been fully paid
                                          to the holders of the Class G Certificates or
                                          if any obligations payable to the Policy
                                          Provider under the Intercreditor Agreement
                                          remain outstanding, so long as no Policy
                                          Provider Default has occurred and is
                                          continuing, the Policy Provider will be the
                                          Controlling Party. At any other

                                          time the Controlling Party will be:

                                          o   if Final Distributions have not been
                                              fully paid to the holders of the Class G
                                              Certificates, the Class G Trustee;

                                          o   if Final Distributions have been fully
                                              paid to the holders of Class G
                                              Certificates, but not to the holders of
                                              the Class C Certificates, the Class C
                                              Trustee; and

                                          o   if Final Distributions have been fully
                                              paid to the holders of Class G and Class
                                              C Certificates, the Class D Trustee.

                                          Under certain circumstances, and
                                          notwithstanding the foregoing, the Liquidity
                                          Provider will be the Controlling Party, unless
                                          the Policy Provider pays to the Liquidity
                                          Provider all outstanding drawings and interest
                                          thereon owing the Liquidity Provider under the
                                          Liquidity Facility, in which case, the Policy
                                          Provider will be the Controlling Party (so
                                          long as no Policy Provider Default has
                                          occurred and is continuing).

                                          In exercising remedies during the nine months
                                          after the earlier of (a) the acceleration of
                                          the Equipment Notes issued pursuant to any
                                          Indenture or (b) the bankruptcy of American,
                                          the Controlling Party may not, without the
                                          consent of each Trustee (other than the
                                          Trustee of any Trust all of the Certificates
                                          of which are held or beneficially owned by
                                          American or any of its affiliates), direct the
                                          sale of such Equipment Notes or the Aircraft
                                          subject to the lien of such Indenture for less
                                          than certain specified minimums.

Right to Buy Other Classes of
Certificates...........................   If American is in bankruptcy or certain other
                                          specified events have occurred,
                                          Certificateholders and the Policy Provider
                                          will have the right to buy certain other
                                          Classes of Certificates on the following
                                          basis:

                                          o  Subject to the third bullet of this
                                             paragraph, the Class C Certificateholders
                                             (other than an American Entity) will have
                                             the right to purchase all, but not less
                                             than all, of the Class G Certificates.

                                          o  Subject to the third bullet of this
                                             paragraph, the Class D Certificateholders
                                             (other than an American Entity) will have
                                             the right to purchase all, but not less
                                             than all, of the Class G Certificates and
                                             the Class C Certificates.

                                          o  Whether or not any Class of
                                             Certificateholders has purchased or elected
                                             to purchase the Class G Certificates, the
                                             Policy Provider (unless a Policy Provider
                                             Default has occurred) will have the right
                                             to purchase all, but not less than all, of
                                             the Class G Certificates. Once the Policy
                                             Provider has purchased the Class G
                                             Certificates, the Class C
                                             Certificateholders and the Class D
                                             Certificateholders will no longer have the
                                             right to purchase the Class G Certificates
                                             on the terms described herein.

                                          The purchase price in each case described
                                          above will be the outstanding balance of the
                                          applicable Class of Certificates plus accrued
                                          and undistributed interest, but without any
                                          Make-Whole Amount.

Liquidity Facility.....................   Under the Liquidity Facility, the Liquidity
                                          Provider will, if necessary, make

                                          advances in an aggregate amount sufficient to
                                          pay interest distributions on the Class G
                                          Certificates on up to three successive Regular
                                          Distribution Dates at the applicable interest
                                          rate for such Certificates. The Liquidity
                                          Facility cannot be used to pay any other
                                          amount in respect of the Certificates.

                                          Notwithstanding the subordination provisions
                                          applicable to the Certificates, the holders of
                                          the Class G Certificates will be entitled to
                                          receive and retain the proceeds of drawings
                                          under the Liquidity Facility.

                                          Upon each drawing under the Liquidity Facility
                                          to pay interest distributions on the Class G
                                          Certificates, the Subordination Agent will be
                                          obligated to reimburse the Liquidity Provider
                                          for the amount of such drawing, together with
                                          interest on such drawing. Such reimbursement
                                          obligation and all interest, fees, and other
                                          amounts owing to the Liquidity Provider will
                                          rank senior to all of the Certificates in
                                          right of payment.

                                          Initially, there will be no liquidity facility
                                          available with respect to the Class C and
                                          Class D Certificates. If a liquidity facility
                                          is provided for new class C certificates in
                                          connection with a Refunding, the issuer of
                                          such liquidity facility will have the same
                                          priority distribution rights as the Liquidity
                                          Provider in respect of the Class G
                                          Certificates.

Policy Coverage for the Class G
Certificates...........................   Under the Policy, the Policy Provider will
                                          unconditionally and irrevocably honor drawings
                                          to cover:

                                          o  any shortfall (after application of
                                             drawings under the Liquidity Facility and
                                             withdrawals from the Cash Collateral
                                             Account (collectively, "Prior Funds")) on
                                             any Regular Distribution Date in interest
                                             distributed on the Class G Certificates;
                                             and

                                          o  any shortfall (after giving effect to the
                                             application of Prior Funds) on the Final
                                             Legal Distribution Date in the Final
                                             Distributions (other than any unpaid
                                             Make-Whole Amount) on the Class G
                                             Certificates.

                                          Further, upon a default in the payment of
                                          principal on a Series G Equipment Note or if a
                                          Series G Equipment Note is accelerated (each,
                                          a "Defaulted Series G Equipment Note") then,

                                          o  on the first Business Day that is 24 months
                                             after the last Regular Distribution Date on
                                             which full payment was made on that
                                             Defaulted Series G Equipment Note prior to
                                             such default or acceleration, the Policy
                                             Provider will pay the outstanding principal
                                             amount of that Defaulted Series G Equipment
                                             Note and accrued and unpaid interest
                                             thereon at the Stated Interest Rate for the
                                             Class G Certificates from the immediately
                                             preceding Regular Distribution Date; or

                                          o  if a Defaulted Series G Equipment Note or
                                             any underlying collateral is disposed of in
                                             connection with the exercise of remedies (a
                                             "Disposition"), the Policy Provider will
                                             pay, after giving effect to the application
                                             of Disposition proceeds and, if such
                                             Disposition occurs prior to an election by
                                             the Policy Provider with respect to such
                                             Defaulted Series G Equipment Note as
                                             described in the following paragraph, any
                                             Prior Funds, the amount, if any, required
                                             to reduce the Pool Balance of the Class G
                                             Certificates by an amount equal to the
                                             outstanding principal amount of such
                                             Defaulted Series G Equipment

                                             Note (less the amount of any Policy
                                             Drawings previously paid by the Policy
                                             Provider in respect of principal on such
                                             Defaulted Series G Equipment Note) plus
                                             accrued and unpaid interest on the amount
                                             of such reduction at the Stated Interest
                                             Rate for the Class G Certificates from the
                                             immediately preceding Regular Distribution
                                             Date.

                                          If there is no Disposition, instead of paying
                                          the full amount of principal and accrued and
                                          unpaid interest on a Defaulted Series G
                                          Equipment Note at the end of the 24-month
                                          period referred to above, the Policy Provider
                                          may elect, after giving five days prior
                                          written notice to the Subordination Agent,
                                          instead to pay:

                                          o  an amount equal to the scheduled principal
                                             and interest payable but not paid on the
                                             Defaulted Series G Equipment Note (without
                                             regard to the acceleration thereof) during
                                             the 24-month period (after giving effect to
                                             the application of Prior Funds received
                                             with respect to such interest); and

                                          o  thereafter, on each Regular Distribution
                                             Date, an amount equal to the scheduled
                                             principal and interest otherwise payable on
                                             the Defaulted Series G Equipment Note
                                             (without regard to any acceleration thereof
                                             and without regard to any Prior Funds)
                                             until paid in full.

                                          Notwithstanding an election by the Policy
                                          Provider to pay scheduled payments instead of
                                          accelerated payments as discussed above, the
                                          Policy Provider may, on any Business Day
                                          (which shall be a Special Distribution Date)
                                          elected by the Policy Provider upon 20 days
                                          notice, cause the Subordination Agent to make
                                          a drawing under the Policy for an amount equal
                                          to the then outstanding principal balance of
                                          the Defaulted Series G Equipment Note and
                                          accrued and unpaid interest thereon from the
                                          immediately preceding Regular Distribution
                                          Date, less any policy drawings previously paid
                                          by the Policy Provider in respect of principal
                                          on such Defaulted Series G Equipment Note.
                                          Further, notwithstanding an election by the
                                          Policy Provider to pay scheduled payments
                                          instead of accelerated payments as discussed
                                          above, upon the occurrence of a Policy
                                          Provider Default, the Subordination Agent
                                          shall, on any Business Day elected by the
                                          Subordination Agent upon 20 days notice to the
                                          Policy Provider, make a drawing under the
                                          Policy for an amount equal to the then
                                          outstanding principal balance of the Defaulted
                                          Series G Equipment Note and accrued and unpaid
                                          interest thereon from the immediately
                                          preceding Regular Distribution Date, less any
                                          Policy drawings previously paid by the Policy
                                          Provider in respect of principal on such
                                          Defaulted Series G Equipment Note.

                                          At the end of the 24-month period referred to
                                          above, the Policy will honor drawings by the
                                          Liquidity Provider of interest accruing on all
                                          outstanding drawings under the Liquidity
                                          Facility from and after the end of such
                                          24-month period as and when such interest
                                          becomes due in accordance with the Liquidity
                                          Facility. Accrued and unpaid interest payable
                                          by the Policy Provider on account of the
                                          Defaulted Series G Equipment Notes will be
                                          calculated at the Stated Interest Rate for the
                                          Class G Certificates. The Policy will cover
                                          only the Class G Certificates, and the
                                          proceeds of any Policy Drawing will be applied
                                          only to the outstanding balance of, and
                                          interest distributions on, the Class G
                                          Certificates. The Policy Provider will be
                                          entitled to be reimbursed for Policy Drawings
                                          as described in "Description of the
                                          Intercreditor Agreement -- Priority of
                                          Distributions."

Equipment Notes

(a)   Issuer...........................   Under each Indenture, American will issue
                                          Series G, Series C, and Series D Equipment
                                          Notes, which will be acquired, respectively,
                                          by the Class G, Class C, and Class D Trusts.

(b)   Interest.........................   The Equipment Notes held in the Class G Trust
                                          will accrue interest at the rate per annum for
                                          the Class G Certificates set forth on the
                                          cover page of this Prospectus Supplement. The
                                          Equipment Notes held in the Class C and Class
                                          D Trusts will accrue interest at the rate per
                                          annum of 8.00% and 12.00%, respectively;
                                          provided that the interest rates with respect
                                          to the new series C and new series D equipment
                                          notes issued as described in "Description of
                                          the Certificates-- Possible Refunding of
                                          Series C Equipment Notes and Series D
                                          Equipment Notes" may differ. Interest on the
                                          Equipment Notes will be payable on January 9
                                          and July 9 of each year, commencing on January
                                          9, 2004. Interest on the Equipment Notes will
                                          be calculated on the basis of a 360-day year
                                          consisting of twelve 30-day months.

(c)   Principal........................   Principal payments on the Equipment Notes are
                                          scheduled to be received in specified amounts
                                          on January 9 and July 9 in certain years. See
                                          "Description of the Certificates-- Pool
                                          Factors." The principal amounts and maturity
                                          dates of the new series C and new series D
                                          equipment notes issued as described in
                                          "Description of the Certificates-- Possible
                                          Refunding of Series C Equipment Notes and
                                          Series D Equipment Notes" may differ.

(d)   Rankings.........................   The Indentures provide for the following
                                          subordination provisions applicable to the
                                          Equipment Notes:

                                          o  Series G Equipment Notes issued in respect
                                             of an Aircraft will rank senior in right of
                                             payment to the Series C and Series D
                                             Equipment Notes issued in respect of such
                                             Aircraft;

                                          o  Series C Equipment Notes issued in respect
                                             of an Aircraft will rank junior in right of
                                             payment to the Series G Equipment Notes
                                             issued in respect of such Aircraft and will
                                             rank senior in right of payment to the
                                             Series D Equipment Notes issued in respect
                                             of such Aircraft; and

                                          o  Series D Equipment Notes issued in respect
                                             of an Aircraft will rank junior in right of
                                             payment to the Series G and Series C
                                             Equipment Notes issued in respect of such
                                             Aircraft.

                                          By virtue of the Intercreditor Agreement, all
                                          of the Equipment Notes will be effectively
                                          cross-subordinated. This means that payments
                                          received on a junior series of Equipment Notes
                                          issued in respect of one Aircraft may be
                                          applied in accordance with the priority of
                                          payment provisions set forth in the
                                          Intercreditor Agreement to make distributions
                                          on a more senior Class of Certificates.

(e)   Redemption.......................   Aircraft Event of Loss. If an Event of Loss
                                          occurs with respect to an Aircraft, all of the
                                          Equipment Notes issued with respect to such
                                          Aircraft will be redeemed, unless such
                                          Aircraft, at American's election, is replaced
                                          by American under the related Indenture. The
                                          redemption price in such case will be the
                                          unpaid principal amount of such Equipment
                                          Notes, together with accrued interest, but
                                          without Make-Whole Amount. See "Description of
                                          the

                                          Equipment Notes-- Redemption."

                                          Sale of Aircraft. American will redeem all of
                                          the Equipment Notes issued with respect to an
                                          Aircraft at any time prior to maturity in
                                          connection with a sale of the Aircraft. The
                                          redemption price in such case will be the
                                          unpaid principal amount of such Equipment
                                          Notes, together with accrued interest and
                                          Make-Whole Amount (if any). See "Description
                                          of the Equipment Notes -- Redemption."

                                          In connection with an Event of Loss of an
                                          Aircraft that is not replaced or the sale of
                                          an Aircraft, unless the Policy Provider
                                          otherwise agrees, American is required to use
                                          the proceeds received by it as owner of the
                                          Aircraft and as holder of the Class C and
                                          Class D Certificates either:

                                          o  to redeem with a Make-Whole Amount (unless
                                             an Indenture Event of Default shall have
                                             occurred and be continuing) additional
                                             Series G Equipment Notes issued in respect
                                             of other Aircraft or

                                          o  to deposit such amounts with the Indenture
                                             Trustees as additional security.

                                          Optional Redemption. American may elect to
                                          redeem at any time all of the Equipment Notes
                                          of any Series issued with respect to an
                                          Aircraft prior to maturity; provided that,
                                          except in connection with a refunding of the
                                          Series C or Series D Equipment Notes, American
                                          may not redeem the Series C Equipment Notes
                                          unless it has redeemed the Series G Equipment
                                          Notes, and may not redeem the Series D
                                          Equipment Notes unless it has redeemed the
                                          Series G and Series C Equipment Notes. The
                                          redemption price in such case will be the
                                          unpaid principal amount of such Equipment
                                          Notes, together with accrued interest and
                                          Make-Whole Amount (if any). See "Description
                                          of the Equipment Notes -- Redemption." In
                                          addition, American may elect to redeem all of
                                          the Series C and Series D Equipment Notes
                                          without a Make-Whole Amount in connection with
                                          a refunding as described in "Description of
                                          the Certificates -- Possible Refunding of
                                          Series C Equipment Notes and Series D
                                          Equipment Notes."

                                          If, at any time before the Final Payment Date,
                                          the Equipment Notes issued under an Indenture
                                          are repaid in full (other than as a result of
                                          an Event of Loss or a sale of the related
                                          Aircraft), the lien under such Indenture will
                                          not be released and will thereafter continue
                                          to secure the other Equipment Notes, unless
                                          the Policy Provider consents to the release of
                                          such lien. If the Policy Provider consents to
                                          such release at any time before the Final
                                          Payment Date and the Equipment Notes under
                                          such Indenture have been paid in full, the
                                          lien under such Indenture will not thereafter
                                          secure any other Equipment Notes.

                                          Indenture Event of Default. Upon the
                                          occurrence of an Indenture Event of Default
                                          under an Indenture, any excess proceeds
                                          realized from the sale of the Aircraft or the
                                          exercise of other remedies under such
                                          Indenture will be paid over to the Loan
                                          Trustees under the other Indentures in
                                          accordance with the second paragraph under "--
                                          Security" and will be applied to redeem
                                          Equipment Notes, together with accrued
                                          interest and (unless an Indenture Event of
                                          Default shall have occurred and be continuing
                                          under the other Indentures) Make-Whole Amount
                                          (if any).

(f)   Security.........................   The Equipment Notes issued with respect to
                                          each Aircraft will be secured by a security
                                          interest in such Aircraft. In addition, the
                                          Indenture with respect to each Aircraft will
                                          be cross-collateralized, as summarized below.

                                          Distribution of Excess Proceeds. The proceeds
                                          realized from the sale of an Aircraft or the
                                          exercise of other remedies by the Loan Trustee
                                          under an Indenture will be allocated, after
                                          paying certain administrative expenses and
                                          other related amounts, in the following order
                                          of priority:

                                          o  to pay all amounts due and payable on all
                                             of the Equipment Notes issued under such
                                             Indenture in accordance with the priorities
                                             set forth therein;

                                          o  to pay to the Loan Trustees under the other
                                             Indentures an amount up to the outstanding
                                             principal of, and unpaid interest accrued
                                             on, the Series G Equipment Notes issued
                                             thereunder on a pro rata basis;

                                          o  to pay to the Loan Trustees under the other
                                             Indentures an amount up to the outstanding
                                             principal of, and unpaid interest accrued
                                             on, the Series C Equipment Notes issued
                                             thereunder on a pro rata basis; and

                                          o  to pay to the Loan Trustees under the other
                                             Indentures an amount up to the outstanding
                                             principal of, and unpaid interest accrued
                                             on, the Series D Equipment Notes issued
                                             thereunder on a pro rata basis.

                                          Cross-Default at Final Payment Date. In
                                          addition, if all amounts owing under any
                                          Equipment Note are not paid in full on the
                                          Final Payment Date, the Loan Trustees will be
                                          able to exercise remedies under all remaining
                                          Indentures, including the sale of all
                                          Aircraft, to satisfy the remaining amounts due
                                          under any Equipment Note. Such payment default
                                          at the Final Payment Date is the only
                                          cross-default provision under the Indentures.
                                          Therefore, until the Final Payment Date, if
                                          the Equipment Notes issued under one or more
                                          Indentures are in default and the Equipment
                                          Notes issued under the remaining Indentures
                                          are not in default, no remedies will be
                                          exercisable under such remaining Indentures.
                                          Each Indenture, however, requires either the
                                          pro rata deposit as collateral or pro rata
                                          redemption of Series G Equipment Notes under
                                          such Indenture out of the excess proceeds
                                          relating to an Event of Loss or the sale of an
                                          Aircraft subject to another Indenture. Failure
                                          to make such a deposit or redemption could
                                          result in an Indenture Event of Default under
                                          such Indenture.

(g)   Section 1110 Protection..........   American's General Counsel will provide an
                                          opinion to the Trustees that the benefits of
                                          Section 1110 of the Bankruptcy Code will be
                                          available with respect to each of the
                                          Aircraft.

Certain Federal Income Tax
Consequences...........................   The Trusts themselves will not be subject to
                                          federal income tax. Each Certificate Owner of
                                          Class G Certificates should report on its
                                          federal income tax return its pro rata share
                                          of the income from the Equipment Notes and
                                          other property held by the Class G Trust. See
                                          "Certain Federal Income Tax Consequences."

Certain ERISA Considerations...........   Each person who acquires a Class G Certificate
                                          will be deemed to have represented that
                                          either:

                                          o   no assets of an employee benefit plan,
                                              or governmental or church plan

                                             or an individual retirement account or of
                                             any trust established under such a plan or
                                             account have been used to purchase such
                                             Certificate; or

                                          o  the purchase and holding of such
                                             Certificate by such person are exempt from
                                             the prohibited transaction restrictions of
                                             the Employee Retirement Income Security Act
                                             of 1974, as amended, and the Internal
                                             Revenue Code of 1986, as amended, or any
                                             provision of similar law affecting any
                                             governmental or church plan, as applicable,
                                             pursuant to one or more prohibited
                                             transaction statutory or administrative
                                             exemptions.

                                          See "Certain ERISA Considerations."

Ratings of the Class G
Certificates...........................   It is a condition to the issuance of the Class
                                          G Certificates that they be rated Aaa by
                                          Moody's and AAA by Standard & Poor's.

                                          A rating is not a recommendation to purchase,
                                          hold, or sell Certificates; and such rating
                                          does not address market price or suitability
                                          for a particular investor. There can be no
                                          assurance that such ratings will not be
                                          lowered or withdrawn by a Rating Agency. See
                                          "Risk Factors -- Risk Factors Relating to the
                                          Certificates and the Offering -- Ratings of
                                          the Certificates."

Threshold Rating Requirements for
the Liquidity Provider.................       Moody's          Standard & Poor's
                                                 P-1                   A-1

                                          For any entity that does not have a short-term
                                          rating from either or both of such rating
                                          agencies, then in lieu of such short-term
                                          rating, a long-term unsecured debt rating of
                                          A1 in the case of Moody's and a long-term
                                          issuer credit rating of A+ in the case of
                                          Standard & Poor's.

Liquidity Provider Rating..............   The initial Liquidity Provider meets the
                                          Threshold Rating requirement.

Policy Provider Rating.................   The Policy Provider is currently rated Aaa by
                                          Moody's and AAA by Standard & Poor's.

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

         The following table presents summary historical consolidated financial data and certain operating data of American. We derived the annual historical financial data from American's audited consolidated financial statements and the notes thereto. These audited consolidated financial statements are incorporated by reference in the Prospectus accompanying this Prospectus Supplement and should be read in conjunction therewith. We derived the consolidated financial data for the interim periods ended March 31, 2003 and 2002 from American's unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements are also incorporated by reference in the Prospectus accompanying this Prospectus Supplement and should be read in conjunction therewith. The data for such interim periods may not be indicative of results for the year as a whole. On April 9, 2001, American purchased substantially all of the assets of TWA. This acquisition was accounted for under the purchase method of accounting and, accordingly, the operating results of TWA since the date of the acquisition have been included in the summary consolidated financial statements. The operating statistics of TWA LLC, the entity holding the assets acquired from TWA, since the date of acquisition are included in Operating Statistics for the interim periods ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001, but are not included in Operating Statistics for the year ended December 31, 2000. See "Where You Can Find More Information" in the Prospectus accompanying this Prospectus Supplement.

                                                         THREE MONTHS ENDED
                                                              MARCH 31,                          YEAR ENDED DECEMBER 31,
                                                   -----------------------------     ----------------------------------------------
                                                       2003             2002             2002             2001             2000
                                                   ------------     ------------     ------------     ------------     ------------
STATEMENT OF OPERATIONS DATA (IN MILLIONS):
  Revenues:
    Passenger ..................................   $      3,394     $      3,484     $     14,439     $     15,780     $     16,394
    Regional Affiliates (1) ....................            326               22               --               --               --
    Cargo ......................................            134              133              557              656              714
    Other ......................................            254              196              875            1,048            1,009
  Operating expense (2) ........................          5,011            4,557           19,184           19,758           16,873
  Operating income (loss) (2) ..................           (903)            (722)          (3,313)          (2,274)           1,244
  Other income (expense), net ..................           (129)             (92)            (356)            (175)              38
  Earnings (loss) before income taxes and
  cumulative effect of accounting change (2) ...         (1,032)            (814)          (3,669)          (2,449)           1,282
  Net earnings (loss) (2)(3) ...................   $     (1,032)    $     (1,431)    $     (3,495)    $     (1,562)    $        778
OTHER DATA:
  Ratio of earnings to fixed charges (4) .......             --               --               --               --             2.07
OPERATING STATISTICS (5)
  Scheduled Service:
    Available seat miles (millions) (6) ........         40,274           40,089          172,200          174,688          161,030
    Revenue passenger miles (millions) (7) .....         27,838           27,817          121,747          120,606          116,594
    Passenger load factor (%) (8) ..............           69.1%            69.4%            70.7%            69.0%            72.4%
    Passenger revenue yield per
    passenger mile (cents) (9) .................          12.19            12.52            11.86            13.08            14.06
    Passenger revenue per available
    seat mile (cents) ..........................           8.43             8.69             8.39             9.04            10.18
    Operating expenses per available
    seat mile (cents) (10) .....................          12.44            11.37            11.14            11.31            10.48
    Cargo ton miles (millions) (11) ............            490              463            2,007            2,130            2,280
    Cargo revenue yield per ton mile (cents) ...          27.38            28.74            27.73            30.80            31.31

                                                                              AT              AT
                                                                           MARCH 31,     DECEMBER 31,
                                                                             2003            2002
                                                                         ------------    ------------
                                                                               (IN MILLIONS)
BALANCE SHEET DATA:
    Cash and short-term investments ..................................   $      1,260    $      1,934
    Restricted cash and short-term investments .......................            550             783
    Total assets .....................................................         26,511          27,650
    Current liabilities ..............................................          6,759           6,957
    Long-term debt, less current maturities ..........................          8,798           8,729
    Obligations under capital leases, less current obligations .......          1,255           1,322
    Stockholder's equity .............................................            (34)            947


(1) The Company's Regional Affiliates include two wholly owned subsidiaries of AMR, American Eagle Airlines, Inc. (American Eagle) and Executive Airlines, Inc. (Executive), and two independent carriers, Trans States Airlines, Inc. (Trans States) and Chautauqua Airlines, Inc. (Chautauqua). In 2002, American had a fixed fee per block hour agreement with Chautauqua. In 2003, American had fixed fee per block hour agreements with American Eagle, Executive, Trans States and Chautauqua.

(2) Operating expenses, operating income (loss), earnings (loss) before income taxes and cumulative effect of accounting change, and net earnings (loss) for the years ended December 31, 2002 and 2001 included an asset impairment charge of approximately $244 million and $911 million, respectively, relating to the write-down of the carrying value of Fokker 100 aircraft and related rotables to their estimated fair market value. In addition, such amounts for the years ended December 31, 2002 and 2001 include $10 million and $827 million, respectively, in compensation under the Air Transportation Safety and Stabilization Act and for the years ended December 31, 2002 and 2001, approximately $381 million and $337 million, respectively, in other special charges related to aircraft groundings, facility exit costs, and employee charges.

(3) Net earnings (loss) for the year ended December 31, 2002 includes a one-time, non-cash charge, effective January 1, 2002, of $889 million (net of a tax benefit of $363 million) to write off all of American's goodwill.

(4) As of March 31, 2003, American guaranteed approximately $636 million of unsecured debt of its parent, AMR Corporation and approximately $521 million of secured debt of American Eagle Airlines, Inc. The impact of these unconditional guarantees is not included in the above computation. Earnings were inadequate to cover fixed charges by $3,749 million and $2,584 million for the years ended December 31, 2002 and 2001, respectively, and by $1,050 million and $834 million for the three months ended March 31, 2003 and 2002, respectively.

(5) The operating statistics of TWA Airlines LLC, the entity holding the assets acquired from TWA, are included in Operating Statistics since the date of acquisition for the three months ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001, but are not included in Operating Statistics for the year ended December 31, 2000.

(6) "Available seat miles" represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(7) "Revenue passenger miles" represents the number of miles flown by revenue passengers in scheduled service.

(8) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(9) "Passenger revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

(10) Calculated using mainline jet operations available seat miles. Operating expenses for the three months ended March 31, 2003 and 2002 include $423 million and $27 million, respectively, of expenses incurred related to Regional Affiliates. Operating expenses per available seat mile, excluding expenses incurred related to Regional Affiliates and thereby excluding Regional Affiliates from both the numerator and the denominator, were 11.39 cents and 11.30 cents for the three months ended March 31, 2003 and 2002, respectively.

(11) "Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                               RECENT DEVELOPMENTS

         We incurred operating losses of approximately $903 million in the first quarter of 2003, $3.3 billion in 2002 and $2.3 billion in 2001. Our recent losses reflect a substantial decrease in our revenues that began in early 2001 and, to a lesser extent, the impact of higher fuel and insurance costs. This revenue decrease was driven by a number of factors, some of which may persist indefinitely. They include:

         o a steep fall-off in the demand for air travel, particularly business travel, primarily caused by the continuing weakness of the U.S. economy and the growing use of travel substitutes;

         o reduced pricing power resulting from greater cost sensitivity on the part of travelers, particularly business travelers, and increasing competition from low-cost carriers; and

         o the lingering effects of the terrorist attacks of September 11, 2001, the effects of the war in Iraq and, to a lesser extent, concerns about SARS.

         In light of these losses, which we believed were not sustainable, we took and are continuing to take a number of actions designed to improve our financial results. They include:

         o more than $2 billion in annual operating cost reductions, mainly through operating efficiencies, fleet simplification and other operational improvements, which were initiated in 2002 and are expected to be phased in by the end of 2005;

         o a combination of changes, introduced May 1, 2003 and expected to be phased in by the end of 2003, in wages, benefits and work rules, which we estimate should produce approximately $1.8 billion in annual labor savings (a 23% reduction from our 2002 wages and benefits expense); and

         o concessions, effective beginning May 1, 2003, from certain of our aircraft lessors, lenders and other suppliers, which we estimate should result in annual cost savings of nearly $200 million.

         Our liquidity has been bolstered by our reduced costs, in combination with recently improved unit revenues (as measured by revenue per available seat mile), and by our portion of the security cost reimbursements referred to below. April 2003 unit revenues (which were impacted by the war in Iraq and concerns over SARS) were slightly lower than a year ago, and May 2003 unit revenues were up 4% from their year-ago level. We are also experiencing improved unit revenue trends for June relative to last year. Our reduced costs and improved unit revenues enabled us to generate positive cash flows from operations in May 2003 (excluding the benefit of our portion of the $358 million in security cost reimbursements our parent AMR Corporation received under the Emergency Wartime Supplemental Appropriations Act in May 2003). If the improved unit revenue environment continues, we would expect to show similar positive operating cash flow results in June 2003.

         Even with our cost-reduction and capital raising efforts, however, our financial condition remains weak. While improving in recent months, our revenues are still depressed relative to historical levels. Our recent losses, coupled with our capital expenditures, have significantly reduced our liquidity. This comes at a time when the savings from our cost reduction efforts are still phasing in. To maintain sufficient liquidity as we seek to return to profitability, we need some combination of continuing improved revenues and additional funding in the future, most likely from borrowings or asset sales. Our success will depend on a number of factors, many of which are largely beyond our control. See "Risk Factors."

                                  RISK FACTORS

         In addition to the matters set forth in the documents incorporated by reference, you should carefully consider the following risk factors as well as other information contained in this Prospectus Supplement and the accompanying Prospectus.

RISK FACTORS RELATING TO AMERICAN

         WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES

         We incurred operating losses of approximately $903 million in the first quarter of 2003, $3.3 billion in 2002 and $2.3 billion in 2001. See our report on Form 10-Q for the quarter ended March 31, 2003 and our report on Form 10-K for the year ended December 31, 2002 incorporated by reference into this document. In addition to the residual effects of September 11, the war in Iraq and concerns about SARS, our revenues continue to be negatively impacted by the economic slowdown (seen largely in decreased business travel), reduced fares and increased competition. The fragility of our financial condition at March 31, 2003 is illustrated by the opinion expressing substantial doubt about our ability to continue as a going concern issued by our independent auditors in their report, dated March 31, 2003, with respect to their audit of our financial statements for the year ended December 31, 2002. Without an improvement in revenues, our cost reduction efforts are not likely to be sufficient to return us to profitability.

         WE NEED TO RAISE ADDITIONAL FUNDS TO MAINTAIN SUFFICIENT LIQUIDITY

         Even with the cost reduction program we are implementing, our financial condition remains weak. Our recent losses, coupled with capital expenditures, have significantly reduced our liquidity. This reduced liquidity comes at a time when the savings from our cost reduction program are phasing in, our revenues are depressed relative to historical levels and our access to the capital markets is more limited than in the past. Moreover, we have significant debt obligations maturing in the next several years, including $517 million in 2003, $425 million in 2004, $1.2 billion in 2005 (including $834 million drawn under our bank credit facility) and $932 million in 2006, as well as substantial, and increasing, pension funding obligations, which will require additional liquidity.

         To maintain sufficient liquidity as we seek to return to profitability, we will need some combination of continuing improved revenues and additional funding in the future, most likely through a combination of financings and asset sales. We cannot be sure that our recent unit revenue improvements will continue or that we will be able to raise such financing or effect such sales on acceptable terms. To the extent that our revenues do not sufficiently increase or that we are unable to access the capital markets or sell assets, we will be unable to fund our obligations and sustain our operations, which may require us to initiate a filing under Chapter 11 of the U. S. Bankruptcy Code. In addition, a covenant in our $834 million bank credit facility (which is fully drawn) requires us to maintain at all times at least $1 billion of available cash. While at March 31, 2003, we had $1.3 billion of available cash, we cannot be sure that we will continue to satisfy this liquidity covenant until the amounts outstanding under the bank credit facility are repaid. Failure to do so would result in a default under our bank credit facility and a significant amount of our other debt.

         LINGERING EFFECTS OF TERRORIST ATTACKS, WAR IN IRAQ, WEAK U.S. ECONOMY AND SARS CONCERNS HAVE DEPRESSED DEMAND FOR AIR TRAVEL, PARTICULARLY BUSINESS TRAVEL

         A combination of factors has depressed the demand for air travel and, in particular, business travel. Because we have in recent years tailored our network, product, schedule and pricing strategies to the business travel market, reduced demand for business travel has affected us more than most other carriers. These factors include the lingering effects of the September 11, 2001 terrorist attacks and the war in Iraq, the weak U.S. economy and, to a lesser extent, concerns about SARS. The terrorist attacks of September 11, 2001 accelerated and exacerbated an existing trend of decreased demand and reduced industry revenues. Additional terrorists attacks, even if not directed at the airline industry, the fear of such attacks (which could escalate at times of international crises or U.S. military involvement in overseas hostilities), or a continuing weakness in the U.S. and global economy or other events that affect travel, particularly business travel, could have a material adverse impact on our business, financial condition and results of operations, and on the airline industry in general.

         OUR REDUCED PRICING POWER ADVERSELY AFFECTS OUR ABILITY TO ACHIEVE ADEQUATE PRICING, ESPECIALLY WITH RESPECT TO BUSINESS TRAVEL

         We have reduced pricing power, resulting mainly from greater cost sensitivity on the part of travelers, especially business travelers, and increasing competition from low cost carriers ("LCCs"). The percentage of our routes on which we compete with carriers having substantially lower operating costs has grown significantly over the past decade. We now compete with LCCs on 85% of our domestic network. At the same time, the continuous increase in pricing transparency resulting from the use of the Internet has enabled cost conscious customers to more easily obtain the lowest fare on any given route.

         WE COMPETE WITH CARRIERS NOW OR RECENTLY IN BANKRUPTCY, WHICH MAY BE A COMPETITIVE DISADVANTAGE

         We must now compete with carriers that have recently reorganized or are reorganizing under the protection of Chapter 11 of the Bankruptcy Code, including United Airlines, the second largest air carrier. It is possible that our other competitors may seek to reorganize in or out of Chapter 11. Successful completion of such reorganizations could present us with competitors with operating costs derived from renegotiated labor, supply, and financing contracts that may be below our reduced cost structure. In addition, in the past, air carriers involved in reorganizations have often undertaken substantial fare discounting to maintain cash flows and to enhance customer loyalty. Fare sales (including fare sales initiated by carriers in reorganization) have been significant and widespread and have further lowered yields for all carriers, including us. These competitive pressures may limit our ability to adequately price our services and could have a material adverse impact on our business, financial condition and results of operations.

         OUR CREDIT RATINGS ARE BELOW INVESTMENT GRADE AND OUR ACCESS TO THE CAPITAL MARKETS IS MORE LIMITED AND ON LESS FAVORABLE TERMS THAN IN THE PAST

         Since the September 11, 2001 terrorist attacks, our senior unsecured rating has been lowered by Moody's from Baa3 to Caa2 and our long-term corporate credit rating has been lowered by Standard & Poor's from BBB- to B- (recently increased from CCC). The ratings on most of our debt have also been lowered. In addition, both Moody's and Standard & Poor's have given us a negative ratings outlook. These reductions have increased our borrowing costs and limited the borrowing options available to us. Additional significant reductions in AMR's or our credit ratings would further increase our borrowing or other costs and further restrict the availability of future financing.

         Our ability to obtain future financing or to sell assets may also be adversely affected because we have fewer unencumbered assets available to us than in years past. In recent years, we have encumbered a large portion of our aircraft assets (including, after giving effect to this offering, virtually all of our Section 1110-eligible aircraft). While we have other unencumbered assets that could be encumbered or sold, our ability to borrow on or sell those assets on acceptable terms is uncertain, and in any event those assets may not maintain their current market value.

         WE ARE BEING ADVERSELY AFFECTED BY INCREASES IN FUEL PRICES

         Our operations are significantly affected by the availability and price of jet fuel. To reduce the impact of potential fuel price increases in 2003, as of December 31, 2002, we had hedged approximately 32 percent of our estimated 2003 fuel requirements. Nevertheless, our average cost per gallon of fuel has risen from 66.5 cents in February 2002 to 91.0 cents in February 2003. During the first quarter of 2003, our aircraft fuel expense increased 37.2 percent, or $185 million, compared to the first quarter of 2002, due primarily to a 39.9 percent increase in our average price per gallon of fuel. Due to the competitive nature of the airline industry, our ability to pass on increased fuel prices to our customers by increasing fares is uncertain. Likewise, any potential benefit of lower fuel prices may be offset by increased fare competition and lower revenues for all air carriers.

         While we do not currently anticipate a significant reduction in fuel availability, dependency on foreign imports of crude oil and the possibility of changes in government policy on jet fuel production, transportation and marketing make it impossible to predict the future availability of jet fuel. If there are new outbreaks of hostilities or other conflicts in oil producing areas or elsewhere, there could be reductions in the production and/or importation of crude oil and/or significant increases in the cost of fuel. If there were major reductions in the availability of jet fuel or significant increases in its cost, our business, as well as that of the entire industry, would be adversely affected.

         OUR INSURANCE COSTS HAVE INCREASED SUBSTANTIALLY AND FURTHER INCREASES IN INSURANCE COSTS OR REDUCTIONS IN COVERAGE COULD HAVE A MATERIAL ADVERSE IMPACT ON US

         We carry insurance for public liability, passenger liability, property damage and all-risk coverage for damage to our aircraft. As a result of the September 11, 2001 terrorist attacks, aviation insurers have significantly reduced the amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage). At the same time, they significantly increased the premiums for such coverage as well as for aviation insurance in general. The U.S. government has provided commercial war-risk insurance for U.S. based airlines until August 13, 2003 covering losses to crew members, passengers, third parties and aircraft. While the Emergency Wartime Supplemental Appropriations Act, 2003 authorizes this insurance to be extended until August 31, 2004 (and possibly further until December 31, 2004), there is no assurance that it will be. In the event the U.S. government sponsored insurance is not so extended or the commercial insurance carriers further reduce the amount of insurance coverage available to us or significantly increase the cost of aviation insurance, our business, financial condition and results of operations would be materially adversely affected.

         OUR INDEBTEDNESS AND OTHER OBLIGATIONS ARE SUBSTANTIAL AND COULD AFFECT OUR BUSINESS

         We have now and will continue to have a significant amount of indebtedness. As of March 31, 2003, we had approximately $10.7 billion of long-term debt (including current maturities) and obligations under capital leases (including current obligations), or $11.0 billion on a pro forma basis, after giving effect to this offering. Our substantial indebtedness could have important consequences. For example, it could:

         o limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the funds available to us for other purposes;

         o make us more vulnerable to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

         o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

         Any of the foregoing could adversely affect our business and our ability to service our debt, including the Equipment Notes.

         THE AIRLINE INDUSTRY IS FIERCELY COMPETITIVE

         On most of our domestic non-stop routes, we face competing service from at least one, and sometimes more than one, domestic airline, including: AirTran, Alaska Airlines, America West Airlines, Continental Airlines, Delta, Jet Blue, Northwest Airlines, Southwest Airlines, United and US Airways, and their affiliated regional carriers. We face even greater competition between cities that require a connection, where all major airlines may compete via their respective hubs. We also compete with national, regional, all-cargo and charter carriers and, particularly on shorter routes, ground transportation, as well as with foreign airlines and numerous U.S. carriers on our international routes. On all of our routes, pricing decisions are affected, in large part, by competition from other airlines. On over 85 percent of our domestic network, we compete with airlines that have cost structures significantly lower than ours and can therefore operate profitably at lower fare levels.

         We also encounter substantial price competition. Historically, fare discounting by competitors has affected our financial results negatively because we are generally required to match competitors' fares to maintain passenger traffic. During recent years, a number of new LCCs have entered the domestic market and several major airlines have implemented efforts to lower their cost structures.

         OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

         Airlines are subject to extensive regulatory requirements that result in significant costs. For example, the Federal Aviation Administration from time to time issues directives and other regulations relating to the maintenance and operation of aircraft, and compliance with those requirements drives significant expenditures. These requirements cover, among other things, modifications to improve cockpit security, enhanced ground proximity warning systems, McDonnell Douglas MD-80 metal-mylar insulation replacement, McDonnell Douglas MD-80 main landing gear piston improvements, Boeing 757 and Boeing 767 pylon improvements, Boeing 737 elevator and rudder improvements, inspections to monitor Airbus A300 vertical stabilizers and Airbus A300 structural improvements. We expect to continue incurring expenses to comply with these requirements and other FAA regulations.

         Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. For example, the Aviation and Transportation Security Act, which became law in November 2001, mandates the federalization of certain airport security procedures and imposes additional security requirements on airlines. In addition, the ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. We cannot provide assurance that laws or regulations enacted in the future will not adversely affect us.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

         APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

         Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this Prospectus Supplement as Appendix II and reflect valuations as of the dates of such letters. These valuations will likely be reduced in the third quarter of this year. Such appraisals, which are based on the base value of the Aircraft, rely on varying assumptions and methodologies (which may differ among the appraisers), and may not reflect current market conditions that could affect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without a physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals.

         The values of the Aircraft have been negatively affected, at least temporarily, by the effects of the events of September 11, 2001 and other factors referred to under "-- Risk Factors Relating to American -- Lingering Effects of Terrorist Attacks, War in Iraq, Weak U.S. Economy and SARS Concerns Have Depressed Demand for Air Travel, Particularly Business Travel." The appraisals contain disclaimers as to the effect of the events of September 11, 2001 on the market for, and prices of, commercial aircraft. In addition, the value of aircraft, including the Aircraft, would likely continue to be negatively affected if air carriers, including air carriers seeking to reorganize under the protection of Chapter 11 of the Bankruptcy Code, such as United Airlines, persist in reducing capacity by removing large numbers of aircraft from their fleets. For these reasons, American believes the current market values of the Aircraft at this time are lower than the base values reflected in the appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals."

         An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including:

         o        market and economic conditions;

         o        the supply of similar aircraft;

         o        the availability of buyers;

         o        the condition of the Aircraft; and

         o        whether the Aircraft are sold separately or as a block.

         Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates.

         REPOSSESSION

         There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we will be permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft to unrelated parties. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist when a lessee is the subject of a bankruptcy, insolvency, or similar event.

         In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the related Loan Trustee's security interest in an Aircraft. As a result, the benefits of the related Loan Trustee's security interest in an Aircraft may be less than they would be if such Aircraft were located or registered in the United States.

         PRIORITY OF DISTRIBUTIONS; SUBORDINATION

         Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it before the holders of any Class of Certificates receive any funds and the Policy Provider will receive payments of Policy Provider Obligations, Policy Expenses, Policy Provider Interest Drawing Amounts and (in certain circumstances) Policy Provider Interest Amounts owed to it before the holders of Class C and Class D Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates receive distributions. See "Description of the Intercreditor Agreement -- Priority of Distributions."

         If American is in bankruptcy or other specified defaults have occurred but American is continuing to meet certain of its payment obligations and the applicable loan to Aircraft value tests are met, the subordination provisions applicable to the Certificates permit distributions to be made in certain situations to junior Certificates prior to making distributions in full on more senior Certificates.

         CONTROL OVER COLLATERAL; SALE OF COLLATERAL

         Subject to certain conditions, the Loan Trustee under each Indenture will be directed by the Subordination Agent (at the direction of the Controlling Party) in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default."

         Subject to the following two paragraphs, if Final Distributions have not been fully paid to the holders of the Class G Certificates or if obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the Controlling Party. At any other time, the Controlling Party will be:

         o if Final Distributions have not been fully paid to the holders of the Class G Certificates, the Class G Trustee;

         o if Final Distributions have been fully paid to the holders of Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

         o if Final Distributions have been fully paid to the holders of Class C Certificates, the Class D Trustee.

         Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider will be the Controlling Party. However, if the Policy Provider pays the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facility, then, so long as no Policy Provider Default has occurred and is continuing and the Policy Provider thereafter reimburses the Liquidity Provider for all subsequent Drawings together with accrued interest thereon, the Policy Provider will have the right to become (or remain) the Controlling Party.

         During the continuation of any Indenture Event of Default, the Controlling Party may accelerate the Equipment Notes issued under the related Indenture and sell such Equipment Notes or the related Aircraft, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The market for Equipment Notes or Aircraft during any Indenture Event of Default may be very limited, and we cannot assure you as to whether they could be sold or the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any Trustee, the Liquidity Provider, or the Policy Provider (except, with respect to holders of the Class G Certificates, as described in "Description of the Policy and the Policy Provider Agreement -- The Policy").

         RATINGS OF THE CERTIFICATES

         It is a condition to the issuance of the Class G Certificates that the Class G Certificates be rated not lower than Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's," and together with Moody's, the "Rating Agencies"). A rating is not a recommendation to purchase, hold, or sell Certificates; and such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of American, the Policy Provider or the Liquidity Provider) so warrant.

         The ratings of the Class G Certificates are based primarily on the default risk of the Policy Provider. The ratings of the Class G Certificates address the likelihood of timely distribution of interest when due on the Class G Certificates and the ultimate distribution of principal on the Class G Certificates by their Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults, voluntary redemptions, or other circumstances (such as a loss event to an Aircraft) which could result in the distribution of the outstanding principal amount of the Class G Certificates prior to their Final Legal Distribution Date. See "Description of the Certificates."

         The reduction, suspension, or withdrawal of the ratings of the Certificates will not, by itself, constitute an event of default.

         NO PROTECTION AGAINST HIGHLY LEVERAGED OR EXTRAORDINARY TRANSACTIONS

         The Certificates, the Equipment Notes, and the related underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting American or its affiliates.

         LIMITED ABILITY TO RESELL THE CERTIFICATES

         Prior to this offering, there has been no public market for the Class G Certificates. Neither American nor any Trust intends to apply for listing of such Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of such Certificates, but they are not required to do so. A secondary market for the Class G Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class G Certificates. If an active public market does not develop, the market price and liquidity of the Class G Certificates may be adversely affected.

RISK FACTORS RELATING TO THE POLICY PROVIDER

         THE IMPACT OF ANY DECLINE IN THE FINANCIAL CONDITION OF THE POLICY PROVIDER

         The "AAA" rating by Standard & Poor's and the "Aaa" rating by Moody's of the Class G Certificates are based, primarily, on the existence of the Policy insuring the complete and timely distribution when scheduled of interest with respect to the Class G Certificates on each Regular Distribution Date and the distribution of principal on or (under certain circumstances) before the Final Legal Distribution Date. Any decline in the financial condition of the Policy Provider or the insolvency of the Policy Provider may result in the downgrade of the foregoing ratings of the Class G Certificates and may impair the ability of the Policy Provider to make payments to the holders of the Class G Certificates pursuant to the Policy. In addition, in the event of the insolvency of the Policy Provider, under insurance insolvency proceedings it is possible that the Subordination Agent would be unable to recover the full amount scheduled under the Class G Certificates on its unsecured claim against the Policy Provider. For information on the financial information generally available with respect to the Policy Provider, see "Description of the Policy Provider" and "Description of the Policy and the Policy Provider Agreement -- The Policy."

         THE LIMITED NATURE OF THE POLICY

         The Policy's support of interest distributions and principal distributions will be limited to the Class G Certificates and, as a result, the Policy will only run to the benefit of the holders of the Class G Certificates. Although drawings under the Policy for interest distributions may be made when interest is scheduled for distribution, drawings for principal distributions may not, except in certain circumstances, be made until the Final Legal Distribution Date for the Class G Certificates. The Policy provides no coverage for the Class C or Class D Certificates.

         RIGHT OF POLICY PROVIDER TO PURCHASE CLASS G CERTIFICATES

         If American is in bankruptcy or certain other specified defaults have occurred, the Policy Provider will have the right to purchase the Class G Certificates at a price equal to the outstanding balance of the Class G Certificates plus accrued interest but without any Make-Whole Amount.

         THE POLICY PROVIDER AS A CONTROLLING PARTY

         Unless a Policy Provider Default has occurred, the Policy Provider will operate as the Controlling Party at any time prior to the time that Final Distributions have been distributed to the holders of the Class G Certificates and at any time when any obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding (unless the Liquidity Provider has the right to become the Controlling Party). As the Controlling Party, the Policy Provider will have the ability, subject to certain limitations, to direct the Subordination Agent in the exercise of all remedies, including the ability to direct the Subordination Agent to sell any or all of the Equipment Notes or to instruct the Loan Trustee under the applicable Indenture to accelerate the Equipment Notes issued under such Indenture and to foreclose upon the lien created thereunder. As the Controlling Party, the Policy Provider will be in a position to take actions that are beneficial to the Policy Provider but which may be detrimental to the holders of the Certificates.

                                   THE COMPANY

         American, the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American purchased substantially all of the assets and assumed certain liabilities of TWA, the eighth largest United States air carrier. American (including TWA) is the largest scheduled passenger airline in the world. American provides scheduled jet service to numerous destinations throughout North America, the Caribbean, Latin America, Europe, and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for American's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone:
817-963-1234).

                       DESCRIPTION OF THE POLICY PROVIDER

GENERAL

         The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by Ambac Assurance Corporation ("Ambac" or the "Policy Provider") for inclusion in this Prospectus Supplement, and such information has not been independently verified by American, the Underwriters, the Trustees or the Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of American, the Underwriters, the Trustees or the Liquidity Provider assumes any responsibility for the accuracy, completeness, or applicability of such information.

         Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, and the Territory of Guam. Ambac primarily insures newly-issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Standard & Poor's and Fitch Ratings have each assigned a "AAA" financial strength rating to Ambac and Moody's has assigned a "Aaa" financial strength rating to Ambac.

         The following are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof: (i) the consolidated financial statements of the Policy Provider and its subsidiaries as of December 31, 2002 and December 31, 2001, and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 28, 2003, SEC File Number 1-10777); (ii) the unaudited consolidated financial statements of Ambac and its subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2003 (which was filed with the Commission on May 15, 2003); and
(iii) the Current Reports on Form 8-K filed with the Commission on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March
31, 2003 and April 21, 2003, as such reports related to Ambac. Any statement contained in a document incorporated hereby by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any other document subsequently filed with the Commission that is also incorporated in this Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, including any financial statements contained therein, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class G Certificates, shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of this filing of those documents.

         The following tables set forth the capitalization of Ambac as of December 31, 2001, December 31, 2002, and March 31, 2003, in conformity with accounting principles generally accepted in the United States.

AMBAC FINANCIAL INFORMATION

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED CAPITALIZATION TABLE
                                   ($ MILLION)

                                                       DECEMBER 31,    DECEMBER 31,     MARCH 31,
                                                           2001            2002            2003
                                                       ------------    ------------    ------------
                                                                                        (UNAUDITED)
Unearned premiums                                      $      1,790    $      2,137    $      2,174
Other liabilities                                               972           1,976           2,101
                                                       ------------    ------------    ------------
         Total liabilities                                    2,762           4,113           4,275
                                                       ------------    ------------    ------------
Stockholders equity:
         Common Stock                                            82              82              82
         Additional paid-in capital                             928             920             995
         Accumulated other comprehensive income                  81             231             237
         Retained earnings                                    2,386           2,849           2,974
                                                       ------------    ------------    ------------
         Total stockholder's equity                           3,477           4,082           4,288
                                                       ------------    ------------    ------------
         Total liabilities and stockholder's equity    $      6,239    $      8,195    $      8,563
                                                       ============    ============    ============

         For additional financial information concerning Ambac and its subsidiaries, see the audited financial statements of Ambac and its subsidiaries incorporated by reference herein. Copies of the filings with the Commission relating to Ambac incorporated in this Prospectus Supplement as described above, including the financial statements contained therein, and copies of Ambac's annual statement for the year ended December 31, 2002 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         Ambac makes no representation regarding the Class G Certificates or the advisability of investing in the Class G Certificates and makes no representations regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by Ambac and presented under the heading "Description of the Policy Provider" and in the financial statements of Ambac and the other filings by Ambac with the Commission incorporated herein by reference.

         IN THE EVENT THAT AMBAC WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CONNECTICUT GUARANTY ASSOCIATION.

                                 USE OF PROCEEDS

         The proceeds from the sale of the Certificates of each Trust will be used to purchase the Equipment Notes to be held by such Trust. American will use the proceeds from the sale of the Equipment Notes for general corporate purposes.

                         DESCRIPTION OF THE CERTIFICATES

         The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the Prospectus accompanying this Prospectus Supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facility, the Intercreditor Agreement, and the Policy, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission.

         Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and elsewhere in this Prospectus Supplement and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

         Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the three American Airlines 2003-1 Pass Through Trusts: the "Class G Trust," the "Class C Trust," and the "Class D Trust," and, collectively, the "Trusts." The Trusts will be formed pursuant to a pass through trust agreement dated as of March 21, 2002 between American and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the "Basic Agreement"), and three separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The trustee under the Class G Trust, the Class C Trust, and the Class D Trust is referred to herein respectively as the "Class G Trustee," the "Class C Trustee," and the "Class D Trustee," and collectively as the "Trustees." The Certificates to be issued by the Class G Trust, the Class C Trust, and the Class D Trust are referred to herein respectively as the "Class G Certificates," the "Class C Certificates," and the "Class D Certificates." The Class G Trust will purchase Series G Equipment Notes, the Class C Trust will purchase Series C Equipment Notes, and the Class D Trust will purchase Series D Equipment Notes. The holders of the Class G Certificates, the Class C Certificates, and the Class D Certificates are referred to herein respectively as the "Class G Certificateholders," the "Class C Certificateholders," and the "Class D Certificateholders," and collectively as the "Certificateholders." The initial principal balance of the Equipment Notes held by each Trust will equal the original aggregate face amount of the Certificates of such Trust.

         Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The property of each Trust (the "Trust Property") will consist of:

         o subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

         o        for the Class G Trust, monies receivable under the Policy;

         o the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies and other property payable thereunder);

         o for the Class G Trust, monies receivable under the Liquidity Facility; and

         o funds from time to time deposited with the Trustee in accounts relating to such Trust.

         The Certificates represent interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent indebtedness of the Trusts, and references in this Prospectus Supplement to interest accruing on the Certificates are included for purposes of computation only. The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificates.

         The Certificates of each Trust will be issued in fully registered form only. The Class G Certificates will be subject to the provisions described below under "-- Book-Entry Registration; Delivery and Form." The Class G Certificates will be issued only in minimum denominations of $1,000 and integral multiples in excess thereof, except that one Class G Certificate may be issued in a different denomination. (Section 3.01)

DISTRIBUTIONS OF PAYMENTS ON EQUIPMENT NOTES

         The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See "-- Subordination" and "Description of the Intercreditor Agreement."

         Payments of principal, Make-Whole Amount (if any), and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

         The Equipment Notes held in the Class G Trust will accrue interest at the applicable rate per annum for the Class G Certificates set forth on the cover page of this Prospectus Supplement. The Equipment Notes held in the Class C Trust will initially accrue interest at the rate per annum of 8.00% and the Equipment Notes held in the Class D Trust will initially accrue interest at the rate per annum of 12.00%; provided that the interest rates with respect to the new series C equipment notes and new series D equipment notes issued as described in "-- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes" may differ. Interest on the Equipment Notes will be payable semiannually on January 9 and July 9 of each year, commencing on January 9, 2004. Such interest payments will be distributed to Certificateholders of the related Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest applicable to the Class G Certificates will be supported by the Liquidity Facility in an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate on up to three successive Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility does not provide for drawings thereunder to pay for principal or Make-Whole Amount with respect to the Class G Certificates, any interest with respect to the Class G Certificates in excess of the Stated Interest Rate, or principal, interest or Make-Whole Amount with respect to the Certificates of any other Class. Therefore, only the holders of the Class G Certificates will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility. See "Description of the Liquidity Facility."

         After use of all available funds under the Liquidity Facility or in the Cash Collateral Account, the distribution of interest on the Class G Certificates will be supported by the Policy. See "Description of the Policy and the Policy Provider Agreement -- The Policy."

         Payments of principal on the Equipment Notes are scheduled to be received by the Trustee in installments on January 9 and July 9 in certain years, commencing on January 9, 2004 and ending on July 9, 2010.

         Scheduled payments of interest on the Equipment Notes are referred to herein as "Scheduled Payments," and January 9 and July 9 of each year are referred to herein as "Regular Distribution Dates" (each Regular Distribution Date and Special Distribution Date, a "Distribution Date"). See "Description of the Equipment Notes -- Principal and Interest Payments." The "Final Legal Distribution Date" for the Class G Certificates is January 9, 2012, and for the Class C and Class D Certificates is July 9, 2010.

         Payment of principal with respect to the Class G Certificates on the Final Legal Distribution Date and, in certain limited circumstances, earlier, will be supported by the Policy. See "Description of the Policy and the Policy Provider Agreement -- The Policy."

         The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, subject to the Intercreditor Agreement, of any distribution in respect of Scheduled Payments of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution

Date) subject to certain exceptions. (Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

         Any payment in respect of, or any proceeds of, any Equipment Note or the Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption of any Equipment Note, the date of such early redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement.

         Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption of the Series G Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than Final Distributions, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption."

         In the case of the distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policy and the Policy Provider Agreement -- The Policy," the Class G Trustee will mail a notice to the Class G Certificateholders stating the scheduled Special Distribution Date, the related record date, the amount of such distribution and the reason for such distribution. Such notice will be mailed not less than 15 days prior to the date such proceeds are scheduled to be distributed. Each such distribution shall be made by the Class G Trustee to the Class G Certificateholders of record on the record date applicable to such distribution. (Section 4.02(c))

         Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

         Payment of Final Distributions for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distributions. See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book-Entry Registration; Delivery and Form" below.

         If any Distribution Date is a Saturday, a Sunday, or other day (i) on which commercial banks are authorized or required by law to close in New York, New York, Dallas, Texas, or the city and state in which the Trustee or any Loan Trustee is located, (ii) solely with respect to draws under a Policy, on which the Policy Provider, at its office specified in the Policy, the Policy Provider's fiscal agent, at its office specified in the Policy or insurance companies in New York, New York are authorized or required by law to close or
(iii) solely with respect to draw under the Liquidity Facility, which is not a "Business Day" as defined in the Liquidity Facility (any other day being a

"Business Day"), distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest.

SUBORDINATION

         The Certificates are subject to subordination terms set forth in the Intercreditor Agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement -- Priority of Distributions."

POOL FACTORS

         The "Pool Balance" of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made in respect of the Certificates of such Trust, other than distributions made in respect of interest or Make-Whole Amount thereon, or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date and, with respect to the Class G Certificates, payments under the Policy made for the benefit of the Class G Certificateholders (other than payments in respect of the Liquidity Facility and interest on the Class G Certificates). (Section 1.01)

         The "Pool Factor" for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as of such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and, in the case of the Class G Trust, payment under the Policy (other than in respect of the Liquidity Facility and interest on the Certificates of such Trust), and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be
1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Section 4.03)

         The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or if a default in payment of the principal of such Equipment Notes occurred.

                            CLASS G TRUST                     CLASS C TRUST                    CLASS D TRUST
                    -----------------------------     -----------------------------     -----------------------------
                     SCHEDULED         EXPECTED        SCHEDULED         EXPECTED        SCHEDULED         EXPECTED
                     PRINCIPAL           POOL          PRINCIPAL           POOL          PRINCIPAL           POOL
     DATE             PAYMENTS          FACTOR          PAYMENTS          FACTOR          PAYMENTS          FACTOR
---------------     ------------     ------------     ------------     ------------     ------------     ------------
Issuance Date       $          0        1.0000000     $          0        1.0000000     $          0        1.0000000
January 9, 2004        5,874,082        0.9769520        2,202,766        0.9769520          734,263        0.9769520
July 9, 2004          14,379,065        0.9205332        5,392,114        0.9205332        1,797,390        0.9205332
January 9, 2005        6,721,671        0.8941595        2,520,610        0.8941595          840,212        0.8941595
July 9, 2005          20,557,658        0.8134979        7,709,071        0.8134979        2,569,717        0.8134979
January 9, 2006        5,385,310        0.7923677        2,019,478        0.7923677          673,166        0.7923677
July 9, 2006          14,603,121        0.7350698        5,476,135        0.7350698        1,825,397        0.7350698
January 9, 2007        6,140,343        0.7109771        2,302,614        0.7109771          767,546        0.7109771
July 9, 2007          18,087,540        0.6400074        6,782,783        0.6400074        2,260,951        0.6400074
January 9, 2008        5,355,973        0.6189923        2,008,477        0.6189923          669,499        0.6189923
July 9, 2008          14,631,057        0.5615848        5,486,610        0.5615848        1,828,889        0.5615848
January 9, 2009        5,108,965        0.5415388        1,915,849        0.5415388          638,623        0.5415388
July 9, 2009          14,027,790        0.4864983        5,260,387        0.4864983        1,753,481        0.4864983
January 9, 2010        4,861,958        0.4674216        1,823,222        0.4674216          607,747        0.4674216
July 9, 2010         119,128,467        0.0000000       44,672,883        0.0000000       14,891,117        0.0000000

         The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default," "-- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes," and "Description of the Equipment Notes -- Redemption." Notice of the Pool Factors and Pool Balances of each Trust as so recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption or default in respect of one or more Equipment Notes will be mailed to Certificateholders of Certificates of the related Trust with such Special Payment, as described in "-- Reports to Certificateholders."

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate as to items
(1) and (2) below):

         (1) the amount of such distribution allocable to principal (indicating any portion thereof paid by the Policy Provider in the case of the Class G Certificates) and the amount allocable to Make-Whole Amount, if any;

         (2) the amount of such distribution allocable to interest, indicating any portion thereof paid by the Liquidity Provider and/or Policy Provider in the case of the Class G Certificates; and

         (3) the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

         As long as the Class G Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Section 4.03(a))

         In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items will be prepared with respect to the Class G Certificates on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

         At such time, if any, as the Class G Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust with respect to such Certificates as the name and period of record ownership of such Certificateholder appears on the records of the registrar of such Certificates.

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

         Because the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. For a description of the Indenture Events of Default under each Indenture, see "Description of the Equipment Notes -- Indenture Events of Default, Notice and Waiver." There are no cross-acceleration provisions in the Indentures and the only cross-default provision in the Indentures is an event of default under each Indenture which occurs if all amounts owing under any Equipment Note are not paid in full on the Final Payment Date. Consequently, until the Final Payment Date, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on those Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to the holders of the Certificates, subject to the Intercreditor Agreement.
See "Description of the Intercreditor Agreement -- Priority of Distributions."

         If the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of some or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association will be the initial Trustee under each Trust.

         Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies and may accelerate the Equipment Notes issued under such Indenture and sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited, and there can be no assurance whether they could be sold or as to the price at which they could be sold.

         Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

         Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

         Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, give to the Certificateholders of such Trust notice, transmitted by mail, of such default, unless such default shall have been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, the Trustee shall not give such notice until the earlier of the time at which such default becomes an "event of default" and the expiration of 60 days from the occurrence of such default and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" with respect to a Trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default or a Triggering Event with respect to such Trust. The term "event of default" with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

         Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes (the "Note Holder"). (Section 6.04)

         Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "default" or "event of default" under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default and its consequences; provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any), or interest with respect to any of the Equipment Notes held in such Trust, and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such Note Holders waive any past default or Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

         After the occurrence and during the continuation of a Triggering Event, with ten days' prior written notice to the Trustee and each Certificateholder of the same Class:

         o subject to the last bullet of this paragraph, the Class C Certificateholders (other than AMR Corporation, American or any affiliate of American controlled by AMR Corporation (each, an "American Entity")) will have the right to purchase all, but not less than all, of the Class G Certificates;

         o subject to the last bullet of this paragraph, the Class D Certificateholders (other than any American Entity) will have the right to purchase all, but not less than all, of the Class G Certificates and the Class C Certificates;

         o subject to the last bullet of this paragraph, if the Class E Certificates are issued as described under "-- Possible Issuance of Series E Equipment Notes," the Class E Certificateholders (other than any American Entity) will have the right to purchase all, but not less than all, of the Class G Certificates, Class C Certificates, and Class D Certificates; and

         o whether or not the Certificateholders of any Class have purchased or elected to purchase the Class G Certificates, the Policy Provider (unless a Policy Provider Default has occurred) shall have the right to purchase all, but not less than all, of the Class G Certificates. Once the Policy Provider has purchased the Class G Certificates, the Class C Certificateholders, Class D Certificateholders and Class E Certificateholders, if any, will no longer have the right to purchase the Class G Certificates on the terms described herein.

         In each case the purchase price for a Class of Certificates will be equal to the Pool Balance of such Class plus accrued and undistributed interest thereon to the date of purchase, without any Make-Whole Amount but including any other amounts then due and payable to the Certificateholders of such Class. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

         A "PTC Event of Default" with respect to any Class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

         o the outstanding Pool Balance of such Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G Certificates, the Subordination Agent shall have made a drawing under the Policy in an amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G Trustee); or

         o interest scheduled for distribution on such Class of Certificates on any Distribution Date (unless, in the case of the Class G Certificates, the Subordination Agent has made an Interest Drawing, a withdrawal from the Cash Collateral Account or a drawing under the Policy in an amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto).

         Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

         A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the Intercreditor Agreement -- Priority of Distributions."

MERGER, CONSOLIDATION, AND TRANSFER OF ASSETS

         American will be prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless:

         o the surviving successor or transferee entity shall, if and to the extent required under Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") in order that the Loan Trustee shall continue to be entitled to any benefits of
                  Section 1110 with respect to an Aircraft, hold an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code relating to aviation (the "Transportation Code");

         o the surviving successor or transferee entity expressly assumes all of the obligations of American contained in the operative documents to which American is a party; and

         o American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

         In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Section 5.02; Participation Agreements, Section 6.02)

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

         Each Pass Through Trust Agreement contains provisions permitting American and the Trustee to enter into a supplement to such Pass Through Trust Agreement or, at the request of American, permitting the execution of amendments or supplements to the Intercreditor Agreement, the Participation Agreements, the Liquidity Facility, the Policy, or the Policy Provider Agreement, without the consent of the holders of any of the Certificates of such Trust (but, in the case of certain of the following relating to the Class G Trust, subject to the prior written consent of the Policy Provider) to, among other things:

         o provide for the formation of a Trust and the issuance of a series of Certificates or to add, or to change or eliminate, any provision affecting a series of Certificates not yet issued;

         o evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of American's obligations under such Pass Through Trust Agreement, Participation Agreements, Liquidity Facility, or Policy Provider Agreement;

         o add to the covenants of American for the benefit of holders of such Certificates or surrender any right or power conferred upon American in such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Liquidity Facility, Policy, or Policy Provider Agreement;

         o cure any ambiguity or correct any mistake or inconsistency contained in the Certificates of any Class, such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Liquidity Facility, Policy, or Policy Provider Agreement;

         o make or modify any other provision with respect to matters or questions arising under the Certificates of any Class, such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Liquidity Facility, Policy, or Policy Provider Agreement as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of such Certificates;

         o comply with any requirement of the Commission, any applicable law, rules, or regulations of any exchange or quotation system on which the Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or of any regulatory body;

         o modify, eliminate, or add to the provisions of such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Liquidity Facility, Policy, or Policy Provider Agreement to the extent necessary in connection with, or to continue, the qualification, to the extent necessary, of such Pass Through Trust Agreement (including any supplemental agreement), Intercreditor Agreement, Participation Agreements, Liquidity Facility, Policy, Policy Provider Agreement or any other agreement or instrument related to the Certificates of any Class under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") or under any similar Federal statute and add to such Pass

                  Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Liquidity Facility, Policy, or Policy Provider Agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

         o provide for a successor Trustee under such Pass Through Trust Agreement and add to or change any of the provisions of such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Liquidity Facility, Policy, or Policy Provider Agreement as necessary to facilitate the administration of the Trusts under such Pass Through Trust Agreement by more than one Trustee or, as provided in the Intercreditor Agreement, to provide for one or more liquidity facilities for such Trust;

         o provide certain information to the Trustee as required in such Pass Through Trust Agreement;

         o add to or change the Certificates of any Class, the Basic Agreement and any Trust Supplement to facilitate the issuance of any Certificates in bearer form or to facilitate or provide for the issuance of any Certificates in global form in addition to or in place of Certificates in certificated form;

         o modify, eliminate, or add to the provisions of such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Liquidity Facility, Policy, or Policy Provider Agreement to the extent necessary to provide for the issuance of new class C and/or new class D certificates as described in "-- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes";

         o provide for the delivery of Certificates or any supplement to such Pass Through Trust Agreement in or by means of any computerized, electronic, or other medium, including computer diskette;

         o provide for the guarantee by AMR Corporation or another entity of one or more Indentures, one or more Series of Equipment Notes or of Series E Equipment Notes (other than in connection with the issuance of new series C or new series D equipment notes, or Series E Equipment Notes, subject to obtaining written confirmation from each Rating Agency that the provision of such guarantee will not result in a withdrawal or downgrading of the rating of any Certificates (without regard to the Policy in the case of the Class G Certificates));

         o correct or supplement the description of any property of any Trust;

         o modify, eliminate, or add to the provisions of such Pass Through Trust Agreement or Participation Agreements to reflect the substitution of a substitute aircraft for any Aircraft; and

         o make any other modifications or amendments to the Basic Agreement; provided that such amendments or modifications shall only apply to pass through certificates of one or more series to be issued thereafter;

provided, however, that, unless there shall have been obtained from each Rating Agency written confirmation that such supplement would not result in a reduction of the then current rating for Certificates of the relevant Trust or a withdrawal or suspension of the rating of any Class of Certificates, American shall provide the Trustee of the relevant Trust with an opinion of counsel to the effect that such supplement will not cause such Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless a PTC Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplement will not cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Section 9.01)

         Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Participation Agreements, the Liquidity Facility, the Policy, or the Policy Provider Agreement to the extent applicable to such Certificateholders or modifying the rights of the Certificateholders of such Trust, except that no such supplemental agreement may, without the consent of the holder of each Certificate affected thereby:

         o reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment or change the coin or currency in which such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

         o permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholders of the benefit of ownership of Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement, or the Liquidity Facility;

         o alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

         o reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver or modification provided for in such Pass Through Trust Agreement;

         o cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes; or

         o        terminate or modify the Policy.

         If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver, or supplement under any Indenture, any Participation Agreement, any Equipment Note, or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver, or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice and to the Policy Provider. The Trustee will request from the Certificateholders or the Policy Provider, as the case may be, a direction as to:

         o whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Note Holder or the Controlling Party has the option to take or direct;

         o whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications, or supplements as a Note Holder or as Controlling Party; and

         o how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

(Section 10.01; Intercreditor Agreement, Section 8.01(b))

         If the Certificateholders are entitled to direct the respective Trustee and such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

         o other than as the Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

         o as the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Section 10.01)

         For purposes of the preceding paragraph, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver, or supplement under the relevant Indenture, Participation Agreement, Equipment Note, or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver, or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

         Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the Subordination Agent (as directed by the Controlling Party). (Intercreditor Agreement, Section 2.06 and 8.01(b)) Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Basic Agreement Section 10.01) Notwithstanding the foregoing, no amendment, modification, consent or waiver of any Indenture, Equipment Note, Participation Agreement or other related document will, without the consent of the Liquidity Provider, the Policy Provider and the Trustee of each Trust (other than any Trust all of the Certificates of which are held or beneficially owned by American Entities) whose Certificateholders would be affected thereby, (i) reduce the amount of principal or interest payable by American under any Equipment Note issued under any Indenture or delay the timing of any such payment, (ii) create any lien with respect to any collateral prior to or pari passu with the lien of the related Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related collateral, or (iii) reduce the percentage in principal amount of the outstanding Equipment Notes issued under any Indenture required to take or approve any action under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

POSSIBLE ISSUANCE OF SERIES E EQUIPMENT NOTES

         American may elect to issue Series E Equipment Notes in connection with some or all of the Aircraft, which would be funded from sources other than this offering. American may elect to fund the sale of the Series E Equipment Notes through the sale of Pass Through Certificates (the "Class E Certificates") issued by a Class E American Airlines 2003-1 Pass Through Trust (the "Class E Trust"). American will not issue any Series E Equipment Notes at any time prior to the consummation of this offering. The ability to issue any Series E Equipment Notes is contingent upon obtaining written confirmation from each Rating Agency that the issuance of such Series E Equipment Notes would not result in a withdrawal or downgrading of the rating of any rated Class of Certificates (without regard, in the case of Class G Certificates, to the Policy). If the Class E Certificates are issued, the Class E Trust will become a party to the Intercreditor Agreement, and the Class E Certificates would be subordinated in right of distribution to the Class G, Class C, and Class D Certificates. See "Description of the Intercreditor Agreement." In addition, after the occurrence and during the continuance of a Triggering Event, the holders of the Class E Certificates (the "Class E Certificateholders") would have certain rights to purchase the Class G, Class C, and Class D Certificates. See "-- Purchase Rights of Certificateholders." If Series E Equipment Notes are issued to any person or entity other than the Class E Trust, such Series E Equipment Notes will nevertheless be subject to the provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Event of Default, to direct the Loan Trustee in taking action under the applicable Indenture. (Intercreditor Agreement, Section 8.01(c))

POSSIBLE REFUNDING OF SERIES C EQUIPMENT NOTES AND SERIES D EQUIPMENT NOTES

         Under certain conditions, including those set forth below, American may elect to prepay all outstanding Series C Equipment Notes and all outstanding Series D Equipment Notes. The conditions to such a prepayment (a "Refunding") include:

         o A written confirmation from each Rating Agency that the Refunding will not result in a withdrawal or downgrading (a "Ratings Confirmation") of the rating then in effect for the Class G Certificates (without regard to the Policy).

         o Issuance by American of new series C and series D equipment notes, issuance and sale of corresponding new certificates from corresponding new pass through trusts and execution of new documentation substantially in the form of the respective agreements and instruments relating to the Series C and Series D Equipment Notes being prepaid and the trusts being terminated. In each case the new arrangements may be effected with changes, amendments, modifications, and supplements to relevant agreements and instruments that may be necessary or advisable to implement changes to the economic terms of the new series C and series D equipment notes (as described below) and conforming and clarifying changes to reflect the Refunding transactions.

         o Sale of at least one class of new pass through certificates to persons unaffiliated with American.

         The proceeds from the issuance and sale of such new certificates by such new pass through trusts will be used to acquire from American the new equipment notes to be held by such pass through trusts.

         The economic terms of any new series of equipment notes may differ from the economic terms of the corresponding series of prepaid Series C or Series D Equipment Notes insofar as:

         o the interest rate of all new equipment notes of either or both series may be changed (provided that the interest rate of all equipment notes of a series shall be the same), and either or both series may provide for specified increases and decreases in the stated interest rate under stated circumstances (provided the interest rate on the new series C equipment notes may not exceed 20% per annum) or, solely in the case of the new series D equipment notes, may provide for floating rate interest;

         o the principal amount of the new equipment notes may be increased or decreased; provided that the principal amount of equipment notes of a new series for a given Aircraft may not increase or decrease by more than 20% of the principal amount of the corresponding prepaid Series C or Series D Equipment Notes;

         o the maturity date of all new equipment notes of a series may be made earlier or later by not more than one year before or after the original maturity date of the corresponding prepaid Series C and Series D Equipment Notes; and

         o the amount of premium on prepayment of either or both series of new equipment notes may be changed.

         Following a Refunding, if a series of new equipment notes has been purchased by a new pass through trust with proceeds of new certificates of such pass through trust that were sold to persons unaffiliated with American, such new series of equipment notes may be prepaid only under the circumstances described under "Description of the Equipment Notes -- Redemption." American may arrange for a liquidity facility for a new class C pass through trust, such liquidity facility to have substantially the same terms as the Liquidity Facility for the Class G Trust and the liquidity provider of such liquidity facility to have the same priority distribution rights as the Liquidity Provider for the Class G Trust to amounts distributable under the Intercreditor Agreement. American may not arrange for a liquidity facility for a new class D pass through trust.

         If Series D Equipment Notes are prepaid in connection with a Refunding of Series C and Series D Equipment Notes and new series D equipment notes are purchased by a new pass through trust with proceeds of new certificates that were sold to persons affiliated with American, such new series D equipment notes may be prepaid as part of a subsequent Refunding in which additional new class D certificates are sold to persons unaffiliated with American. In lieu of prepaying both the Series C and Series D Equipment Notes, American will have the right to prepay only the Series C Equipment Notes, in which case the conditions relating to Series D Equipment Notes shall not be applicable. American may thereafter prepay the Series D Equipment Notes, in which case the conditions described above will be applicable to the Series D Equipment Notes and the Ratings Confirmation in respect of the related Refunding shall also apply to the Class C Certificates. Each party to the Intercreditor Agreement will agree to cooperate with American at American's reasonable request to carry out the purpose of the foregoing provisions on the terms and conditions set forth above. Appropriate amendments to reflect the Refunding transactions described above may be made to the Pass Through Trust Agreements, the Intercreditor Agreement, the Participation Agreements, the Indentures and the Liquidity Facility, in each case, without the consent of any Certificateholder. (Intercreditor Agreement, Exhibit A)

TERMINATION OF THE TRUSTS

         The obligations of American and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. Payment of Final Distributions to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

         The Trustee for each Trust initially will be U.S. Bank Trust National Association. The Trustee's address is U.S. Bank Trust National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division.

         With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, the Liquidity Facility, the Policy, or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not the Trustee. (Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

         Upon issuance, each of the Class G Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC has informed American as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("DTC Participants") deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and certain other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). See "Description of the Pass Through Certificates -- Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Class G Certificates and the limited circumstances under which definitive certificates may be issued for the Class G Certificates.

         So long as such book-entry procedures are applicable, no person acquiring an interest in the Class G Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references in this Prospectus Supplement to actions by Certificateholders of the Class G Certificates shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports, and statements to such Certificateholders will refer, as the case may be, to distributions, notices, reports, and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

         Neither American nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class G Certificates held by Cede, as nominee for DTC, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant, or any Indirect Participant of their respective obligations under the rules, regulations, and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual, or customary procedures governing their operations.

                      DESCRIPTION OF THE LIQUIDITY FACILITY

         The following summary describes material terms of the Liquidity Facility and certain provisions of the Intercreditor Agreement relating to the Liquidity Facility. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facility and the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facility and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission. Initially, there will be no liquidity facility available with respect to the Class C and Class D Certificates. In connection with a refunding of the Series C Equipment Notes, a liquidity facility may be provided for the new class C pass through trust.

         GENERAL

         The liquidity provider for the Class G Trust (the "Liquidity Provider") will enter into a revolving credit agreement (the "Liquidity Facility") with the Subordination Agent with respect to such Trust. Under the Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount sufficient to make distributions of interest in respect of the Pool Balance of the Class G Certificates on up to three consecutive Regular Distribution Dates at the interest rate shown on the cover page of this Prospectus Supplement (the "Stated Interest Rate"). If interest payment defaults occur that exceed the amount covered by or available under the Liquidity Facility, the Certificateholders of the Class G Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider may be replaced by one or more other entities under certain circumstances.

         DRAWINGS

         The initial Maximum Available Commitment available under the Liquidity Facility will be $14,772,405.

         Except as otherwise provided below, the Liquidity Facility will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Class G Certificates at the Stated Interest Rate to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on Class G Certificates will not exceed the then Maximum Available Commitment.

         The "Maximum Available Commitment" at any time under the Liquidity Facility is an amount equal to the then Required Amount of the Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under the Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing, or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under the Liquidity Facility shall be zero.

         The "Required Amount" under the Liquidity Facility on any day is the aggregate amount sufficient to pay interest on the Pool Balance of the Class G Certificates at the Stated Interest Rate on the three successive Regular Distribution Dates following such date or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in either case calculated without regard to expected future distributions of principal on such Class of Certificates. The Pool Balance for purposes of the definition of Required Amount, if any Policy Provider Election has been made, shall be deemed to be reduced by the amount (if positive) by which (a) the outstanding principal balance of each Series G Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawing previously paid by the Policy Provider in respect of principal of such Series G Equipment Note.

         The Liquidity Facility does not provide for drawings thereunder to pay principal or Make-Whole Amount with respect to the Class G Certificates, or to pay principal, interest or Make-Whole Amount with respect to the Certificates of any other Class. The Liquidity Facility does not provide for drawings thereunder to pay interest with respect to the Class G Certificates in excess of an amount equal to three full semiannual installments of interest on the Class G Certificates calculated at the Stated Interest Rate. (Liquidity Facility,
Section 2.02; Intercreditor Agreement, Section 3.06)

         Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount; provided, however, the Liquidity Facility will not be so reinstated at any time if (a) both (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (b) a Final Drawing shall have occurred. Any amounts paid by the Policy Provider to the Liquidity Provider as described in "Description of the Intercreditor Agreement -- Intercreditor Rights -- Controlling Party" will not reinstate the Liquidity Facility, but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will reinstate the Liquidity Facility to the extent of such reimbursement unless (a) both (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (b) a Final Drawing shall have occurred. (Liquidity Facility, Section 2.02(a); Intercreditor Agreement, Section 3.06(g)) With respect to any other drawings under the Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following each reduction of the Pool Balance for the Class G Trust, the Required Amount of the Liquidity Facility will be reduced automatically to an amount sufficient to pay interest on the Pool Balance of the Class G Trust on the next three successive Regular Distribution Dates (without regard to expected future distributions of principal of such Certificates) at the Stated Interest Rate. (Liquidity Facility, Section 2.04)

         "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order of relief in such proceeding will not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period (not to exceed an additional 75 days) as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), (ii) any payment default occurring after the date of the order of relief in such proceedings will not be taken into consideration if (x) on or before the expiry of the Section 1110 Period American shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code with respect to such Equipment Note and (y) such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period, and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if (x) on or before the expiry of the
Section 1110 Period American shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code with respect to such Equipment Note and (y) such payment default is cured before the end of the grace period, if any, set forth in the related Indenture.
(Intercreditor Agreement, Section 1.01)

         REPLACEMENT OF LIQUIDITY FACILITY

         If at any time (i) the short-term issuer credit rating (with respect to Standard & Poor's) or the short-term unsecured debt rating (with respect to Moody's) of the Liquidity Provider (or if the Liquidity Provider does not have such a rating issued by a given Rating Agency, the long-term issuer credit rating (with respect to Standard & Poor's) or the long-term unsecured debt rating (with respect to Moody's) of the Liquidity Provider) or, if applicable, the short-term issuer credit rating (with respect to Standard & Poor's) or the short-term unsecured debt rating (with respect to Moody's) of any guarantor of the obligations of the Liquidity Provider issued by either Rating Agency is lower than the Threshold Rating or (ii) any guarantee of the Liquidity Provider's obligations under the Liquidity Facility becomes invalid or unenforceable, the Liquidity Facility may be replaced by a Replacement Facility subject to receipt of the Rating Agencies' written confirmation of their respective ratings (without regard to the Policy) then in effect of the Class G Certificates (before downgrading of such ratings, if any, as a result of downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable). If the Liquidity Facility is not replaced with a Replacement Facility within 10 days after the date of the downgrading or such guarantee becoming invalid or unenforceable, the Subordination Agent will draw the then Maximum Available Commitment under the Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the "Cash Collateral Account") for the Class G Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(c); Intercreditor Agreement, Sections 3.06(c) and 3.06(f))

         A "Replacement Facility" for the Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy, or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class G Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider (without regard to the Policy) or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Class G Certificates (at the Stated Interest Rate, and without regard to expected future principal distributions) on the three Regular Distribution Dates following the date of replacement of the Liquidity Facility, or, if such date is a Regular Distribution Date, on such day and the two Regular Distribution Dates following such day, and issued by a person (or persons) having debt ratings (or whose guarantor, if applicable, has debt ratings) issued by both Rating Agencies that are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

         "Threshold Rating" means (i) a short-term unsecured debt rating of P-1 in the case of Moody's and a short-term issuer credit rating of A-1 in the case of Standard & Poor's and (ii) in the case of any person who does not have a short-term unsecured debt rating from Moody's or a short-term issuer credit rating from Standard & Poor's, then in lieu of such rating from such Rating Agency or Rating Agencies, a long-term unsecured debt rating of A1 in the case of Moody's and a long-term issuer credit rating of A+ in the case of Standard & Poor's.

         The Liquidity Facility provides that the Liquidity Provider's obligations thereunder will expire on the earliest of:

         o 364 days after the initial issuance date of the Class G Certificates (counting from, and including, such issuance date);

         o the date on which the Subordination Agent delivers to the Liquidity Provider a certification that (x) Final Distributions on all of the Class G Certificates have been paid in full or provision has been made for such payment, (y) each of the Indentures has been terminated or (z) the Class G Certificates are no longer entitled to the benefits of the Liquidity Facility;

         o the date on which the Subordination Agent delivers to the Liquidity Provider a certification that a Replacement Facility has been substituted for the Liquidity Facility;

         o the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Liquidity Provider (see "-- Liquidity Events of Default"); and

         o the date on which no amount is or may (including by reason of reinstatement) become available for drawing under the Liquidity Facility.

         The Liquidity Facility provides that it may be extended if the Liquidity Provider advises the Subordination Agent to this effect in accordance with the terms of the Liquidity Facility.

         The Intercreditor Agreement will provide for the replacement of the Liquidity Facility if the Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Class G Certificates and the Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If the Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under the Liquidity Facility (the "Non-Extension Drawing"). The Subordination Agent will hold the proceeds of the Non-Extension Drawing in the Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(b); Intercreditor Agreement, Sections 3.06(d) and 3.06(f))

         Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility (including without limitation any Replacement Facility described in the following sentence). In addition, if the Liquidity Provider determines not to extend the Liquidity Facility, then the Liquidity Provider may, at its option, arrange for a Replacement Facility acceptable to American to replace the Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of the Liquidity Facility. If a Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under the Liquidity Facility, the funds with respect to the Liquidity Facility on deposit in the Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.06(e))

         Upon receipt by the Subordination Agent of a Termination Notice (as defined under "-- Liquidity Events of Default" below) with respect to the Liquidity Facility from the Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under the Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(d); Intercreditor Agreement, Sections 3.06(f) and 3.06(i))

         Drawings under the Liquidity Facility will be made by delivery by the Subordination Agent of a notice in the form required by the Liquidity Facility. Upon receipt of such notice, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under the Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under the Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

         REIMBURSEMENT OF DRAWINGS

         The Subordination Agent must reimburse amounts drawn under the Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

         INTEREST DRAWINGS AND FINAL DRAWINGS

         Amounts drawn under the Liquidity Facility by reason of an Interest Drawing or Final Drawing (each, a "Drawing") will be immediately due and payable to the Liquidity Provider, together with interest on the amount of such drawing. From the date of such Drawing to (but excluding) the third business day following the Liquidity Provider's receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 2.50% per annum. Thereafter, interest will accrue at Liquidity Facility LIBOR for the applicable interest period plus 2.50% per annum.

         "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day in the period for which the Base Rate is to be determined (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it plus one quarter of one percent (0.25%) per annum.

         "Liquidity Facility LIBOR" means, with respect to any interest period, the rate per annum appearing on display page 3750 (British Bankers Association -- LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two London business days before the first day of such interest period as the rate for dollar deposits with a maturity comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

         DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

         The amount drawn under the Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing and deposited in the Cash Collateral Account will be treated as follows:

         o such amount will be released on any Distribution Date to the Liquidity Provider to pay any obligations to the Liquidity Provider to the extent such amount exceeds the Required Amount;

         o any portion of such amount withdrawn from the Cash Collateral Account to pay interest distributions on the Class G Certificates will be treated in the same way as Interest Drawings; and

         o the balance of such amount will be invested in certain specified eligible investments.

         Any Downgrade Drawing or Non-Extension Drawing under the Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to (i) from the date of such drawing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the notice of such Downgrade Drawing or Non-Extension Drawing, at the Base Rate and (ii) thereafter, at Liquidity Facility LIBOR for the applicable period plus, in each case, a margin equal to the then effective commitment fee and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default," at a rate equal to Liquidity Facility LIBOR for the applicable interest period plus 2.50% per annum.

         LIQUIDITY EVENTS OF DEFAULT

         Events of default under the Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

         o        the acceleration of all the Equipment Notes; or

         o        certain bankruptcy or similar events involving American.
                  (Liquidity Facility, Section 1.01)

         If (i) the Liquidity Event of Default under the Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

         o the Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

         o the Subordination Agent will request promptly, and the Liquidity Provider will honor, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

         o any Drawing remaining unreimbursed as of the date of termination will be converted automatically into a Final Drawing under the Liquidity Facility; and

         o all amounts outstanding under the Liquidity Facility will become immediately due and payable to the Liquidity Provider.

         Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions." (Liquidity Facility, Section 6.01; Intercreditor Agreement, Section 2.01(b))

         Upon the circumstances described under "Description of the Intercreditor Agreement-- Intercreditor Rights," the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

         LIQUIDITY PROVIDER

         The initial Liquidity Provider will be Citibank, N.A., although American and Citibank, N.A. intend to replace Citibank, N.A. as the Liquidity Provider as soon as feasible.

             DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT

         The following summary describes certain terms of the Policy and certain material provisions of the Policy Provider Agreement relating to the Policy. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Policy, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission. Certain defined terms used in this summary are defined below under "-- Definitions."

THE POLICY

         The Policy Provider will issue a certificate guaranty insurance policy (the "Policy") in favor of the Subordination Agent for the benefit of the holders of the Class G Certificates and the Liquidity Provider, with respect to certain interest payments. The Policy will not cover any amounts payable on any other Class of Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy for the Class G Certificates under the following five circumstances:

         INTEREST DRAWINGS

         If, on any Regular Distribution Date (other than the Final Legal Distribution Date) for the Class G Certificates, after giving effect to

         o the application of funds in accordance with the priorities set forth under "Description of the Intercreditor Agreement-- Priority of Distributions,"

         o any drawings paid under the Liquidity Facility in respect of accrued interest on the Class G Certificates, and

         o any withdrawal of funds from the Cash Collateral Account in respect of such interest,

the Subordination Agent does not then have sufficient funds available for the payment of all amounts of interest scheduled for distribution on the Class G Certificates at the Stated Interest Rate, the Subordination Agent is to request a Policy Drawing under the Policy in an amount sufficient to enable the Subordination Agent to distribute such interest.

         PROCEEDS DEFICIENCY DRAWING

         If the Subordination Agent receives a Special Payment consisting of proceeds of the Disposition of any Defaulted Series G Equipment Note or the Collateral under (and as defined in) the related Indenture and (if such Disposition occurs prior to a Policy Provider Election with respect to such Defaulted Series G Equipment Note) after giving effect to the application of Prior Funds, the Subordination Agent does not have sufficient funds available to reduce the outstanding Pool Balance for the Class G Certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (determined immediately prior to receipt of such Disposition proceeds) plus accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate from the immediately preceding Regular Distribution Date, then on any Special Distribution Date elected by the Subordination Agent upon 20 days notice to the Policy Provider, the Policy Provider will pay to the Subordination Agent an amount sufficient to enable the Subordination Agent, after giving effect to the application of such Disposition proceeds and (if such Disposition occurs prior to a Policy Provider Election with respect to such Defaulted Series G Equipment Note) Prior Funds, the amount, if any, required to reduce the Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) plus accrued and unpaid interest on the amount of reduction at the Stated Interest Rate from the immediately preceding Regular Distribution Date.

         NO PROCEEDS DRAWING

         On the first Business Day (which shall be a Special Distribution Date) that is 24 months after the last date on which full payment was made on a Series G Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if there has not previously been a Proceeds Deficiency Drawing as described in the preceding paragraph with respect to such Equipment Note, then on that Special Distribution Date the Subordination Agent will request a drawing under the Policy in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest thereon at the Stated Interest Rate from the immediately preceding Regular Distribution Date to such Special Distribution Date. The Subordination Agent is to give prompt notice to each Trustee, American, the Liquidity Provider, and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy in respect of the Defaulted Series G Equipment Note except for an Avoidance Drawing as described below.

         Notwithstanding the foregoing, at the end of any such 24-month period the Policy Provider may, so long as no Policy Provider Default shall have occurred and be continuing, by giving notice to the Subordination Agent at least five days prior to the end of such 24-month period, elect (the "Policy Provider Election") instead to pay:

         o on such Special Distribution Date an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during such 24-month period (after giving effect to the application of funds received from the Liquidity Facility and the Cash Collateral Account with respect to such interest) and

         o thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest payable on the Defaulted Series G Equipment Note on the related payment date (without regard to any acceleration thereof or any funds available under the Liquidity Facility or the Cash Collateral Account) until the establishment of an Election Distribution Date or of a Special Distribution Date as provided in the next paragraph.

         Following a Policy Provider Election, on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days notice to the Subordination Agent, the Policy Provider may (notwithstanding the Policy Provider Election) request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate from the immediately preceding Regular Distribution Date to such Special Distribution Date.

         Further, after a Policy Provider Election, following the occurrence and continuation of a Policy Provider Default, the Subordination Agent shall be required on a Special Distribution Date specified by the Subordination Agent upon 20 days notice to the Policy Provider (such specified Special Distribution Date, an "Election Distribution Date") to make a Policy Drawing under the Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate from the immediately preceding Regular Distribution Date to such Election Distribution Date.

         Regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the 24-month period, honor drawings by the Liquidity Provider in respect of interest accruing on the outstanding drawings of the Liquidity Facility from and after the end of such 24-month period as and when such interest becomes due in accordance with the Liquidity Facility.

         FINAL POLICY DRAWING

         If on the Final Legal Distribution Date of the Class G Certificates, after giving effect to the application of funds in accordance with the priorities set forth under "Description of the Intercreditor Agreement -- Priority of Distributions," and the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of Final Distributions (calculated as at such date but excluding any unpaid Make-Whole Amount) on the Class G Certificates, the Subordination Agent shall request a Policy Drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay in full such Final Distributions (calculated as at such date but excluding any unpaid Make-Whole Amount or interest thereon) on the Class G Certificates.

         AVOIDANCE DRAWING

         If at any time the Subordination Agent has actual knowledge of the issuance of any Order prior to the expiration of the Policy, the Subordination Agent is to give prompt notice to each Trustee, American, the Liquidity Provider, and the Policy Provider of such Order and establish as a Special Distribution Date the date that is the earlier of the third Business Day that immediately precedes the expiration of the Policy and the Business Day that immediately follows the 25th day after the Subordination Agent's notice. With respect to that Special Distribution

Date, the Subordination Agent is to request a Policy Drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by such Policy with respect to such Order.

GENERAL

         All requests by the Subordination Agent for a Policy Drawing under the Policy are to be made by the Subordination Agent no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three Business Days prior to) the applicable Distribution Date in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. All proceeds of any Policy Drawing are to be deposited by the Subordination Agent in the policy account established by the Subordination Agent pursuant to the Intercreditor Agreement (the "Policy Account") and used by the Class G Trustee for distribution to the holders of the Class G Certificates without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the Policy Drawing will be paid directly to the receiver, conservator, debtor-in-possession, or trustee in bankruptcy to the extent such amounts have not been paid by the Certificateholders. If any request for a Policy Drawing is rejected because it does not satisfy the requirements of the relevant Policy, the Subordination Agent will be required to resubmit the request so as to satisfy those requirements.

         The Policy provides that if such a request by the Subordination Agent for a policy drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under such Policy no later than 4:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or on the next Special Distribution Date (if the request is received after that time).

         The Policy Provider will be subrogated to all of the rights of the holders of the Class G Certificates to payment on the Class G Certificates to the extent of the payments made under the Policy. Once any payment made under the Policy is received by the Subordination Agent, the Policy Provider will have no further obligation in respect of those payments, regardless of whether or not the funds are properly distributed by the Subordination Agent or the Class G Trustee. The Policy Provider shall not be required to make any payment except at the times and in the amounts expressly set forth in the Policy.

         The Policy does not cover (i) shortfalls, if any, attributable to the liability of the Class G Trust, the Class G Trustee, or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any Make-Whole Amount that at any time may become due on or with respect to the Class G Certificates, (iii) any premium, prepayment penalty or other accelerated payment, which at any time becomes due on or with respect to any Class G Certificate or (iv) any failure of the Subordination Agent or the Trustee to make any payment due to the holders of the Class G Certificates for the Class G Trust from funds received.

         The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the date that is one year and one day following the date on which Final Distributions are fully paid on the Class G Certificates, unless an Insolvency Proceeding exists, in which case the Policy expires and terminates on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of such Policy in respect of a Preference Amount. No portion of the premium under the Policy is refundable for any reason.

         The Policy shall be construed under the laws of the State of New York.

DEFINITIONS

         "Insolvency Proceeding" means the commencement of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities, or similar proceedings by or against American or the Liquidity Provider and the commencement of any proceedings by American or the Liquidity Provider for the winding up or liquidation of its affairs or the consent to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities, or similar proceedings of or relating to American or the Liquidity Provider.

         "Order"means a final, non-appealable order of a court of competent jurisdiction exercising jurisdiction in an insolvency proceeding providing for recovery of a Preference Amount.

         "Preference Amount" means any payment of principal of, or interest at the applicable Stated Interest Rate on, the Series G Equipment Notes made to the Class G Trustee or the Subordination Agent or (without duplication) any payment of the Pool Balance of, or interest at the applicable State Interest Rate on, the Class G Certificates (or any payment of the proceeds of any drawing under the Liquidity Facility in respect of the Class G Certificates) made to a holder which has become recoverable or had been recovered from the Class G Trustee, the Subordination Agent or the holders (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinded or required to be returned in accordance with an Order, provided that Preference Amount shall not include any amounts that were or are required to be deducted in respect of taxes from the related preferential transfer.

THE POLICY PROVIDER AGREEMENT

         The Subordination Agent, American, the Class G Trustee, and the Policy Provider will enter into an insurance and indemnity agreement (the "Policy Provider Agreement") to be dated as of the Issuance Date. Under the Policy Provider Agreement, the Subordination Agent will agree to reimburse the Policy Provider for Policy Drawings paid under the Policy. These rights to reimbursement from the Subordination Agent are subject, pursuant to the terms of the Policy Provider Agreement and the Intercreditor Agreement, to the priorities set forth in the Intercreditor Agreement. Under certain circumstances, American will directly reimburse the Policy Provider for drawings paid under the Policy to the extent not reimbursed under the Intercreditor Agreement. Pursuant to a policy fee letter (the "Policy Fee Letter"), American and the Subordination Agent (but without duplication) will agree to pay the Policy Provider a premium for the Policy and any other amounts due under the Policy Fee Letter.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

         The following summary describes certain material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Provider, the Policy Provider, and U.S. Bank Trust National Association, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission.

INTERCREDITOR RIGHTS

         GENERAL

         The Equipment Notes relating to each Trust will be issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust.

         CONTROLLING PARTY

         With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the Subordination Agent acting at the direction of the Controlling Party. For so long as the Subordination Agent is the registered holder of the Equipment Notes and neither the Policy Provider nor the Liquidity Provider is the Controlling Party, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustee acting as Controlling Party. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Any such Trustee acting as Controlling Party will direct the Subordination Agent as directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Basic Agreement, Section 10.01)

         Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of the Liquidity Provider, the Policy Provider and the Trustee (other than the Trustee of any Trust all of the certificates of which are held or beneficially owned by one or more American Entities) of each Trust whose Certificateholders would be affected thereby, reduce the amount of principal or interest payable by American under any Equipment Note issued under any Indenture or delay the timing of such payment. (Intercreditor Agreement, Section 8.01(b)) See "Description of the Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

         Subject to the following paragraph, if Final Distributions have not been paid in full to the holders of the Class G Certificates or if any obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the "Controlling Party." At any other time the "Controlling Party" will be:

         o if Final Distributions have not been paid in full to the holders of the Class G Certificates, the Class G Trustee;

         o if Final Distributions have been paid in full to the holders of Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

         o if Final Distributions have been paid in full to the holders of Class G and Class C Certificates, the Class D Trustee.

         At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under the Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the Cash Collateral Account to pay interest on the Class G Certificates or has been converted into a Final Drawing and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated (provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which American is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise will not be considered accelerated for purposes of this clause (z) until the expiration of the 60-day period under
Section 1110(a)(2)(A) of the Bankruptcy Code or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider (but not if it has defaulted in its obligation to make any advance under the Liquidity Facility) will have the right to become the Controlling Party with respect to any Indenture; provided that if the Policy Provider pays to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facility as of the end of such 18 month period, the Policy Provider shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing and the Policy Provider thereafter pays to the Liquidity Provider all subsequent drawings, together with accrued interest thereon, under the Liquidity Facility as and when such obligations become due (and if a Policy Provider Default has occurred and is continuing, the Liquidity Provider, if it so elects, shall become the Controlling Party). (Intercreditor Agreement, Section 2.06) In the event there is more than one liquidity provider, the liquidity provider with the greater amount of unreimbursed obligations owing to it under its liquidity facility would have the right to become the Controlling Party, subject to the payment right of the Policy Provider described in the proviso of the immediately preceding sentence.

         For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record Note Holder, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "-- Sale of Equipment Notes or Aircraft" and "Description of the Equipment Notes -- Remedies."

         "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final

Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount, or a portion thereof applied to the distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

         "Policy Provider Default" shall mean the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of written notice of such failure to the Policy Provider, (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) makes a general assignment for the benefit of its creditors, or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment, or decree (i) appointing a custodian, trustee, agent, or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

         SALE OF EQUIPMENT NOTES OR AIRCRAFT

         Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Subordination Agent, which in turn will direct the Loan Trustee under the Indenture, to accelerate the Equipment Notes issued under such Indenture and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person. So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes issued under any Indenture and (y) the bankruptcy or insolvency of American, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by an American Entity), if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

         "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of
(i) 75% of the Appraised Current Market Value of such Aircraft and (ii) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

         The subordination terms applicable to the Certificates vary depending upon whether a Triggering Event has occurred. "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes, or
(iii) certain bankruptcy or insolvency events involving American. If a liquidity facility is provided for new class C certificates in connection with a Refunding, the issuer of such liquidity facility will have the same priority distribution rights as the Liquidity Provider in respect of the Class G Certificates.

         BEFORE A TRIGGERING EVENT

         So long as no Triggering Event has occurred (whether or not continuing), all payments made in respect of the Equipment Notes and certain other payments received on any Distribution Date (other than payments constituting proceeds from the exercise of remedies under an Indenture in default) will be distributed promptly by the Subordination Agent on such Distribution Date in the following order of priority:

         o to the Liquidity Provider to the extent required to pay Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

         o to the Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations and to the Policy Provider to the extent required to pay accrued and unpaid Policy Provider Interest Drawing Amounts and, if the Policy Provider has paid to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facility, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider attributable to interest accrued on such drawings, pro rata;

         o if applicable, to replenish ratably the Cash Collateral Account up to the applicable Required Amount, and then to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations and, if the Policy Provider has paid to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facility, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facility;

         o if any amounts are distributed to replenish the Cash Collateral Account as described in the preceding bullet point, to the Liquidity Provider, an amount equal to the excess of
                  (x) the aggregate outstanding amount of unreimbursed Advances under the Liquidity Facility (whether or not then due, and after giving effect to any other payments made in reimbursement of such Advances on such Distribution Date) over
                  (y) the Required Amount;

         o to the Class G Trustee to the extent required to pay Expected Distributions on the Class G Certificates;

         o to the Policy Provider to the extent required to pay Policy Provider Obligations;

         o to the Policy Provider to the extent required to pay Excess Reimbursement Obligations and Policy Provider Interest Amounts;

         o to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; provided that if all of the Class C Certificates have been sold by the initial holder thereof to one or more persons that are not American Entities and the sale or sales of such Class C Certificates to such person(s) occurred prior to the occurrence of an Indenture Event of Default under any Indenture, Expected Distributions on the Class C Certificates shall be paid prior to payment of Excess Reimbursement Obligations and Policy Provider Interest Amounts to the Policy Provider as described in the preceding bullet point;

         o to the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates;

         o if the Class E Certificates have been issued, to the trustee of the Class E Trust (the "Class E Trustee") to the extent required to pay Expected Distributions on the Class E Certificates; and

         o to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

         "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, interest on the Series G Equipment Note in respect of which the Policy Provider Election has been made in excess of 24 months of interest at the interest rate applicable to such Series G Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Liquidity Facility for the Class G Trust paid by the Policy Provider to the Liquidity Provider from and after the end of the 24-month period referred to in the last paragraph under the caption "Description of the Policy and the Policy Provider Agreement -- The Policy -- No Proceeds Drawing."

         "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the difference between:

         (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

         (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration, or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. (Intercreditor Agreement, Section 1.01)

         For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions.

         For purposes of determining the priority of distributions on account of the redemption or prepayment of Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates, together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed or prepaid (immediately prior to such redemption or prepayment)."

         "Liquidity Expenses" means the Liquidity Obligations other than (i) the principal amount of any drawing under the Liquidity Facility and (ii) any interest accrued on any Liquidity Obligations.

         "Liquidity Obligations" means all principal, interest, fees, and other amounts owing to the Liquidity Provider under the Liquidity Facility or certain other agreements.

         "Policy Drawing" means any payment of a claim under the Policy.

         "Policy Expenses" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements but excluding (i) any amounts due under the Policy Fee Letter (including, without limitation, the Policy Premium), (ii) the amount of any Policy Drawing and certain payments to the Liquidity Provider from the Policy Provider, and any interest accrued thereon, (iii) reimbursement of any interest on the Liquidity Obligations paid to the Liquidity Provider by the Policy Provider, (iv) any indemnity payments owed to the Policy Provider, (v) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Intercreditor Agreement, including fees and expenses incurred in connection with the enforcement of such rights, and (vi) any Excess Reimbursement Obligations.

         "Policy Provider Obligations" means (i) all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement (including, without limitation, Policy Drawings) and the Policy Fee Letter to the extent not included in Policy Expenses and (ii) interest on all amounts due and unpaid to the Policy Provider under the Policy Provider Agreement and Policy Fee Letter accruing at the rate equal to the Stated Interest Rate applicable to the Class G Certificates plus 2.00%, but shall not include (x) any Excess Reimbursement Obligations, (y) any Policy Provider Interest Amounts or (z) any Policy Provider Interest Drawing Amounts.

         "Policy Provider Interest Amount" means interest on unreimbursed Policy Drawings and amounts paid by the Policy Provider to the Liquidity Provider as described under "-- Intercreditor Rights -- Controlling Party" (other than Policy Provider Interest Drawing Amounts) accruing at the rate equal to the Stated Interest Rate applicable to the Class G Certificates plus 2.00% per annum. For the avoidance of doubt, interest on unreimbursed Policy Drawings shall be deemed to accrue from the date on which such Policy Drawing was made.

         "Policy Provider Interest Drawing Amount" means, in the event the Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing in respect of the Class G Certificates, the aggregate amount of interest accrued on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by such Liquidity Provider, the amount of such interest to be equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing under the Liquidity Facility until such Policy Drawing has been repaid in full, up to a maximum of three such Policy Drawings under the Policy.

         AFTER A TRIGGERING EVENT

         Subject to the terms of the Intercreditor Agreement, all funds received by the Subordination Agent constituting proceeds from the exercise of remedies under an Indenture in default and, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments received by the Subordination Agent will be distributed promptly by the Subordination Agent in the following order of priority:

         o to the Subordination Agent or any Trustee, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or such Trustee in protection of, or realization of the value of, the Equipment Notes or any Collateral under (and as defined in) any Indenture, or to any Certificateholder, the Policy Provider, or the Liquidity Provider for payments made to the Subordination Agent or any Trustee in respect of such amounts, in each case, pro rata;

         o to the Liquidity Provider to the extent required to pay Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses, pro rata;

         o to the Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations and to the Policy Provider to the extent required to pay accrued and unpaid Policy Provider Interest Drawing Amounts and, if the Policy Provider has paid to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facility, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider, attributable to interest accrued on such drawings, pro rata;

         o (i) if applicable, to replenish ratably the Cash Collateral Account up to the applicable Required Amount unless, in the case of this clause (i), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under the Liquidity Facility or
                  (y) a Final Drawing has occurred under the Liquidity Facility; and then (ii) to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and, if the Policy Provider has paid to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facility, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facility;

         o if any amounts are distributed to replenish the Cash Collateral Account as described in the preceding bullet point, to the Liquidity Provider, an amount equal to the excess of
                  (x) the aggregate outstanding amount of unreimbursed Advances under the Liquidity Facility (whether or not then due, and after giving effect to any other payments in reimbursement of such Advances on such date) over (y) the Required Amount;

         o to the Subordination Agent and any Trustee to the extent required to pay certain fees, taxes, charges, and other amounts payable or to any Certificateholder for payments made to the Subordination Agent or any Trustee in respect of such amounts;

         o to the Class G Trustee to the extent required to pay Adjusted Expected Distributions on the Class G Certificates, provided that so long as all of the Class C Certificates are owned by an American Entity, to the extent required to pay Final Distributions on the Class G Certificates;

         o        to the Policy Provider in payment of the Policy Provider
                  Obligations;

         o to pay any Excess Reimbursement Obligations and Policy Provider Interest Amounts to the Policy Provider;

         o to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates, provided that if all of the Class C Certificates have been sold by the initial holder thereof to one or more persons that are not an American Entity and the sale or sales of such Certificates to such person(s) occurred prior to the occurrence of an Indenture Event of Default under any Indenture, Adjusted Expected Distributions on the Class C Certificates shall be paid prior to payment of Excess Reimbursement Obligations and Policy Provider Interest Amounts to the Policy Provider as described in the preceding bullet point;

         o to the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates, provided that so long as all of the Class D Certificates are owned by an American Entity, to the extent required to pay Final Distributions on the Class G Certificates before any payment to the Class D Trustee under this bullet point;

         o if the Class E Certificates have been issued, to the Class E Trustee to the extent required to pay Adjusted Expected Distributions on the Class E Certificates;

         o to the Class G Trustee to the extent required to pay Final Distributions on the Class G Certificates;

         o to the Class C Trustee to the extent required to pay Final Distributions on the Class C Certificates;

         o to the Class D Trustee to the extent required to pay Final Distributions on the Class D Certificates;

         o if the Class E Certificates have been issued, to the Class E Trustee to the extent required to pay Final Distributions on the Class E Certificates; and

         o to the Class G, Class C, Class D, and Class E Trustees, pro rata based on the original aggregate principal amounts of the Equipment Notes held by the related Trusts.

         "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the greater of:

         (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates, and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates; and

         (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) shall not apply.

         For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Adjusted Expected Distributions.

         "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to (i) the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, taking into account any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

         "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

         "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

         After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

         "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof, the amount of money and U.S. Government Obligations deposited with the Loan Trustee pursuant thereto as of such Distribution Date) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

         "LTV Ratio" means for the Class G Certificates 47.4%, for the Class C Certificates 65.1%, and for the Class D Certificates 71.1%.

         Interest Drawings under the Liquidity Facility, withdrawals from the Cash Collateral Account and Policy, Drawings will be distributed to the Class G Trustee, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

ADDITION OF TRUSTEE FOR CLASS E CERTIFICATES

         If the Class E Certificates are issued, the Class E Trustee will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be appropriately amended. (Intercreditor Agreement, Section 8.01(c)).

ADDITION OF TRUSTEES UPON REFUNDING

         Upon the occurrence of a Refunding as described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes," the Trustee for the new class C certificates and the Trustee for the new class D certificates will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be appropriately amended. (Intercreditor Agreement, Exhibit A)

THE SUBORDINATION AGENT

         U.S. Bank Trust National Association initially will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is U.S. Bank Trust National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division.

         The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed in consultation with American as provided in the Intercreditor Agreement. The Controlling Party may at any time remove the Subordination Agent as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed in consultation with American as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

         The Aircraft consist of three Boeing 737-823 aircraft, one Boeing 767-300ER aircraft, and three Boeing 777-223ER aircraft (collectively, the "Aircraft"). All of the Aircraft were delivered new to American from January 1995 to March 2002. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

         The Boeing 737-823 is a narrowbody commercial jet aircraft. Seating capacity in American's two-class configuration is 134 for the 737-823. The 737-823 is powered by two CFM56-7B26 or CFM56-7B27 model commercial jet engines manufactured by CFM International, Inc.

         The Boeing 767-300ER and 777-223ER are both widebody commercial jet aircraft. Seating capacity in American's two-class configuration for the 767-300ER is 212. Seating capacity in American's three-class configuration for the 777-223ER is 223 to 245. The 767-300ER is powered by two CF6-80C2B6 model commercial jet engines manufactured by The General Electric Company. The 777-223ER is powered by two TRENT-892-17 model commercial jet engines manufactured by Rolls Royce Ltd.

THE APPRAISALS

         The table below sets forth the appraised base values of the Aircraft as determined by Aircraft Information Systems, Inc. ("AISI"), BK Associates, Inc. ("BKA"), and Morten Beyer & Agnew, Inc. ("MBA," and together with AISI and BKA, the "Appraisers"), independent aircraft appraisal and consulting firms, and certain additional information regarding the Aircraft.

                                                                   APPRAISERS' VALUATIONS
                                                      -----------------------------------------------
                                                                                                            APPRAISED
    AIRCRAFT         REGISTRATION        MONTH                                                                BASE
      TYPE              NUMBER         DELIVERED           AISI             MBA              BKA            VALUE (1)
-----------------    ------------     ------------     ------------     ------------     ------------     ------------
Boeing 737-823             N961AN       April 2001     $ 41,610,000     $ 41,600,000     $ 41,300,000     $ 41,503,333
Boeing 737-823             N963AN         May 2001       41,610,000       41,600,000       41,300,000       41,503,333
Boeing 737-823             N967AN        July 2001       41,610,000       41,600,000       41,300,000       41,503,333
Boeing 767-300ER           N388AA     January 1995       57,980,000       52,100,000       60,600,000       56,893,333
Boeing 777-223ER           N784AN       March 2000      109,990,000      110,500,000      122,000,000      110,500,000
Boeing 777-223ER           N760AN     January 2002      123,060,000      122,300,000      130,000,000      123,060,000
Boeing 777-223ER           N761AJ       March 2002      123,060,000      122,300,000      130,000,000      123,060,000

----------

      (1) The appraised base value of each Aircraft is the lesser of the average and median base values of such Aircraft as set forth by the three Appraisers.

               According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

               Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies which vary among the appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals.

               The values of the Aircraft have been negatively affected, at least temporarily, by the effects of the events of September 11, 2001 and other factors referred to under "Risk Factors -- Risk Factors Relating to American - Lingering Effects of Terrorist Attacks, War in Iraq, Weak U.S. Economy and SARS Concerns Have Depressed Demand for Air Travel, Particularly Business Travel." The appraisals contain disclaimers as to the effect of the events of September 11, 2001 on the market for, and prices of, commercial aircraft. In addition, the value of aircraft, including the Aircraft, would likely continue to be negatively affected if air carriers, including air carriers seeking to reorganize under the protection of Chapter 11 of the Bankruptcy Code, such as United Airlines, persist in reducing capacity by removing large numbers of aircraft from their fleets. For these reasons, American believes the current market values of the Aircraft at this time are lower than the base values reflected in the appraisals. The Appraisers have delivered letters setting forth their respective appraisals as of the dates of such letters, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, you should read such letters.

               An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer or any other seller. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or in one or more groups and other factors. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft." Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

         The following summary describes material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, and the Participation Agreements set forth in the Prospectus. The summaries do not purport to be complete and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, and the Participation Agreements, forms of each of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, and the Participation Agreement applicable to each Aircraft.

GENERAL

         Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent, and the Loan Trustee with respect to each Aircraft (each, a "Participation Agreement"), the Trusts will purchase from American the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in three series (each, a "Series") with respect to each
Aircraft: the "Series G Equipment Notes," the "Series C Equipment Notes," and the "Series D Equipment Notes" (collectively, the "Equipment Notes"). American may elect to issue an additional series with respect to some or all of the Aircraft (the "Series E Equipment Notes"), which would be funded from sources other than this offering. See "Description of the Certificates -- Possible Issuance of Class E Certificates." The Equipment Notes with respect to each Aircraft will be issued under a separate indenture (each, an "Indenture") between American and U.S. Bank Trust National Association, as loan trustee thereunder (each, a "Loan Trustee"). The Equipment Notes will be direct, full recourse obligations of American.

SUBORDINATION

         The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

         o Series G Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft;

         o Series C Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series G Equipment Notes issued in respect of such Aircraft and will rank senior in right of payment to the Series D and, if issued, Series E Equipment Notes in respect of such Aircraft;

         o Series D Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series G and Series C Equipment Notes issued in respect of such Aircraft and, if Series E Equipment Notes are issued with respect to such Aircraft, will rank senior in right of payment to such Series E Equipment Notes; and

         o if Series E Equipment Notes are issued with respect to an Aircraft, they will be subordinated in right of payment to the Series G, Series C, and Series D Equipment Notes issued with respect to such Aircraft.

(Indentures, Section 2.13)

         By virtue of the Intercreditor Agreement, all of the Equipment Notes will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior Class of Certificates.

PRINCIPAL AND INTEREST PAYMENTS

         Subject to the provisions of the Intercreditor Agreement, scheduled installments of interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution

Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

         The Equipment Notes held in the Class G Trust will accrue interest at the rate per annum for the Class G Certificates set forth on the cover page of this Prospectus Supplement. The Equipment Notes held in the Class C Trust will accrue interest initially at the rate per annum of 8.00% and the Equipment Notes held in the Class D Trust will accrue interest initially at the rate per annum of 12.00%; provided that the interest rates with respect to any new series C equipment notes and new series D equipment notes that may be issued as described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes" may differ. Interest on the Equipment Notes will be payable semiannually on January 9 and July 9 of each year, commencing on January 9, 2004. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Amount (if any), and interest on each series of Equipment Notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to such series of Equipment Notes plus 1%.

         Scheduled principal payments on the Equipment Notes will be made on January 9 and July 9 in certain years, commencing on January 9, 2004 and ending on July 9, 2010. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and Appendix III for the schedule of payments of principal of each Equipment Note issued or expected to be issued with respect to each Aircraft.

         If any date scheduled for a payment of principal, Make-Whole Amount (if any), or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

         If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by American under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed in whole. If Equipment Notes are redeemed following an Event of Loss, the redemption price will equal the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, without any Make-Whole Amount. (Indentures, Section 2.10) Any amount paid by American in connection with such redemption will be distributed to the Certificateholders on a Special Distribution Date.

         In connection with the sale of an Aircraft (other than in connection with the exercise of remedies), American will redeem the Equipment Notes issued with respect to such Aircraft in whole prior to maturity, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, plus Make-Whole Amount (if any) for each applicable series of Equipment Notes. (Indentures, Section 2.10) Any amount paid by American in connection with such redemption will be distributed to the Certificateholders on a Special Distribution Date.

         In connection with an Event of Loss of an Aircraft that is not replaced or the sale of an Aircraft, unless the Policy Provider otherwise agrees, American is required to use the proceeds received by it as owner of the Aircraft and as holder of the Class C and Class D Certificates either:

         o to redeem with a Make-Whole Amount (unless an Indenture Event of Default shall have occurred and be continuing) additional Series G Equipment Notes issued in respect of other Aircraft or

         o to deposit such amounts with the Indenture Trustees as additional security.

         Any Series of Equipment Notes issued with respect to an Aircraft may be redeemed in whole prior to maturity at any time by American, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, plus Make-Whole Amount (if any) for the applicable series of Equipment Notes; provided, however, that, except in connection with a refunding of the Series C or Series D Equipment Notes as referred to below, the Series C Equipment Notes issued with respect to an

Aircraft may not be redeemed unless all Series G Equipment Notes issued with respect to such Aircraft have been redeemed, and the Series D Equipment Notes issued with respect to an Aircraft may not be redeemed unless all Series G and Series C Equipment Notes issued with respect to such Aircraft have been redeemed. (Indentures, Section 2.11)

         Notice of any such redemption will be given to each holder of Equipment Notes not less than 15 or more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked at such times and under such circumstances as are provided in the related Indenture. (Indentures, Sections
2.10 and 2.12)

         "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an investment bank of national standing selected by American), if any, by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the redemption date. (Indentures, Annex A)

         For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the date of determination of a Make-Whole Amount. The "date of determination" of a Make-Whole Amount will generally be the third Business Day prior to the applicable redemption date but in certain cases may be up to 20 days prior to the redemption date. (Indentures, Annex A)

         "Average Life Date" means, for each Equipment Note to be redeemed, the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note by
(ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

         "Final Payment Date" means July 9, 2010 (or if such Day is not a Business Day, the next succeeding Business Day).

         Upon the occurrence of an Indenture Event of Default under an Indenture, any excess proceeds realized from the sale of the Aircraft or the exercise of other remedies under such Indenture will be applied to redeem the Equipment Notes under other Indentures in accordance with the third paragraph under " -- Security."

         In addition, in connection with a Refunding as described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes," the Series C and Series D Equipment Notes together may be prepaid (or all of the Series C Equipment Notes may be prepaid and thereafter all of the Series D Equipment Notes may be prepaid in a subsequent Refunding or not at all), in each case, in whole prior to maturity by American on two days' prior notice at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, but without Make-Whole Amount.

SECURITY

         The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft, certain limited rights under the aircraft purchase agreement between American and Boeing, certain requisition and insurance proceeds with respect to such Aircraft, and all proceeds of the foregoing. (Indentures, Granting Clause)

         The Equipment Notes will be cross-collateralized to the extent provided in the Indentures, as summarized below.

         The proceeds realized from the sale of an Aircraft or the exercise of other remedies by the Loan Trustee under an Indenture will be allocated, after paying certain administrative expenses or other related amounts, in the following order:

         o to pay all amounts due and payable on all of the Equipment Notes issued under such Indenture, in accordance with the priorities set forth therein;

         o to pay to the Loan Trustees under the other Indentures an amount up to the outstanding principal of, and unpaid interest accrued on, the Series G Equipment Notes issued thereunder on a pro rata basis;

         o to pay to the Loan Trustees under the other Indentures an amount up to the outstanding principal of, and unpaid interest accrued on, the Series C Equipment Notes issued thereunder on a pro rata basis; and

         o to pay to the Loan Trustees under the other Indentures an amount up to the outstanding principal of, and unpaid interest accrued on, the Series D Equipment Notes issued thereunder on a pro rata basis. (Indentures, Section 3.04)

         In addition, if all amounts owing under any Equipment Note are not paid in full on the Final Payment Date, the Loan Trustees will be able to exercise remedies under all remaining Indentures, including the sale of all Aircraft, to satisfy the remaining amounts due under any Equipment Note. Such payment default at the Final Payment Date is the only cross-default provision under the Indenture. Therefore, until the Final Payment Date, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures. Each Indenture, however, requires either the pro rata deposit as collateral or pro rata redemption of Series G Equipment Notes under such Indenture out of the excess proceeds relating to an Event of Loss or the sale of an Aircraft subject to another Indenture. Failure to make such a deposit or redemption could result in an Indenture Event of Default under such Indenture.

         If, at any time before the Final Payment Date, the Equipment Notes issued under an Indenture are repaid in full (other than as a result of an Event of Loss or a sale of the related Aircraft), the lien under such Indenture will not be released and will thereafter continue to secure the other Equipment Notes, unless the Policy Provider consents to the release of such lien. If the Policy Provider consents to such release at any time before the Final Payment Date and the Equipment Notes under such Indenture have been paid in full, the lien under such Indenture will not thereafter secure any other Equipment Notes.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

         The tables in Appendix IV set forth aggregate loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date. The LTVs were obtained by dividing (i) the outstanding principal amount (assuming no payment default or early redemption) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

         The tables in Appendix IV are based on the assumption that the initial appraised base value of the Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates annually on the Regular Distribution Date closest to the anniversary of its delivery by the manufacturer by approximately 3% of the appraised base value at delivery. The appraised base value at delivery of an Aircraft is the theoretical value that, when depreciated at 3% per year from the initial delivery of such Aircraft by the manufacturer, results in the initial appraised base value of such Aircraft. Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft."

LIMITATION OF LIABILITY

         Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

         "Indenture Events of Default" under each Indenture will include:

         o the failure by American to pay any interest, principal or Make-Whole Amount, if any, within 15 days after the same has become due on any Equipment Note issued thereunder;

         o the failure by American to pay any amount (other than interest, principal or Make-Whole Amount, if any) when due under the Indenture, any Equipment Note issued thereunder, or any other operative documents or certain other agreements for more than 30 days after American receives written notice;

         o the failure by American to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of the related Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

         o the failure by American to perform or observe any other covenant or condition to be performed or observed by it under any operative document or certain other agreements that continues for a period of 60 days after American receives written notice thereof; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

         o any representation or warranty made by American in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice thereof; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

         o the occurrence of certain events of bankruptcy, reorganization, or insolvency of American; and

         o if (i) any amounts in respect of the Equipment Notes issued under such Indenture or Equipment Notes issued under the other Indentures, including any payment of interest, principal or Make-Whole

                  Amount (if any) on any such Equipment Note, (ii) any Policy Provider Obligation then due and payable or (iii) any other amounts payable by American under the Operative Documents for any Aircraft or the Policy Provider Fee Letter, in each case that are due and payable on or before the Final Payment Date has not been paid in full on the Final Payment Date.

(Indentures, Section 4.01)

         The only cross-default provision in the Indentures is an event of default under each Indenture which occurs if all amounts then due and owing under any Equipment Note, any Policy Provider Obligation then due and owing or any other amount then due and owing under the Operative Documents for any Aircraft or the Policy Provider Fee Letter are not paid in full on the Final Payment Date. Consequently, until the Final Payment Date, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture. Until the Final Payment Date, if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft. Each Indenture, however, requires either the pro rata deposit as collateral or pro rata redemption of Series G Equipment Notes under such Indenture out of the excess proceeds relating to an Event of Loss or the sale of an Aircraft subject to another Indenture. Failure to make such a deposit or redemption could result in an Indenture Event of Default under such Indenture.

         Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on a given date and issued with respect to any Aircraft, by written instruction to the Loan Trustee, may on behalf of all the Note Holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, Make-Whole Amount (if any), or interest due under any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each affected Note Holder. (Indentures, Section 4.05) This provision is subject to the terms of the Intercreditor Agreement.

REMEDIES

         The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

         If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived. (Indentures, Section 4.02)

         Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the airframe or any engine comprising the Aircraft subject to such Indenture.

         Until the Final Payment Date, if the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

         In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the Bankruptcy Code ("Section 1110") provides special rights to holders of security interests with respect to

"equipment" (as defined in Section 1110). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any other provision of the Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency, or reorganization of the debtor need not be cured.

         "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, appliance, or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

         It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that American's General Counsel provide his opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. The opinion of American's General Counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- Certain Provisions of the Indentures -- Events of Loss." The opinion of American's General Counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

         In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Aircraft or other collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facility or the Policy, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Aircraft and other collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior Classes.

         If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense, or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES

         Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

         Any Indenture may be amended without the consent of the Note Holders to, among other things: (i) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder; (ii) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes, or to amend, modify, or supplement any provision thereof, provided that such action does not adversely affect the interests of any Note Holder; (iii) cure any ambiguity or correct any mistake; (iv) provide for compliance with applicable law; (v) provide for the issuance of Series E Equipment Notes as described in "Description of the Certificates -- Possible Issuance of Series E Equipment Notes"; (vi) provide for the guarantee by AMR Corporation or another entity of one or more Indentures, one or more Series of Equipment Notes or of the Series E Equipment Notes; or (vii) provide for the issuance of new series C and series D equipment notes as described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes." (Indentures, Section 9.01)

                  Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby and the Policy Provider, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, or Make-Whole Amount (if any), or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Make-Whole Amount (if any), or interest is due and payable, (ii) create any lien with respect to the property subject to the lien of the Indenture prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture in the property subject thereto, (iii) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture or (iv) amend provisions of the Indenture relating to the waiver of past defaults or the circumstances under which Noteholder consent is required. In addition, each Indenture provides that without the consent of the Policy Provider or the Liquidity Provider, as the case may be, no amendment or modification of the Operative Documents may reduce, modify or amend any indemnities in favor of the Policy Provider or the Liquidity Provider, and without the consent of the holder of each Equipment Note outstanding under any other Indenture affected thereby ("Other Equipment Note"), no amendment or modification of the Indenture may reduce the amount payable with respect to such Other Equipment Note, or change the date on which any amount is payable with respect to such Other Equipment Note, in the circumstances described in "-- Redemption" or deprive the holder of any such Other Equipment Note of the benefits of the lien of such Indenture, except as described in "-- Security." (Indentures, Section 9.02(a))

INDEMNIFICATION

         American will be required to indemnify each Loan Trustee, the Liquidity Provider, the Policy Provider, the Subordination Agent, and each Trustee, but not the holders of Certificates, for certain losses, claims, and other matters. (Participation Agreements, Section 4.02).

         The Loan Trustee will not be required to take any action or refrain from taking any action (other than notifying the Note Holders if it knows of an Indenture Event of Default or of a default arising from American's failure to pay overdue principal, interest, or Make-Whole Amount (if any), under any Equipment Note), unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03).

CERTAIN PROVISIONS OF THE INDENTURES

         MAINTENANCE AND OPERATION

         Under the terms of each Indenture, American will be obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times, other than during temporary periods of storage or grounding by applicable governmental authorities. (Indentures, Section 7.02(c) and (e))

         American will agree not to maintain, use, service, repair, overhaul or operate any Aircraft in violation of any law, rule, or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license, or registration relating to such Aircraft, except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule, or regulation in any manner that does not involve any material risk of sale, forfeiture, or loss of the Aircraft. (Indentures, Section 7.02(b))

         American must make or cause to be made all alterations, modifications, and additions to each Airframe and Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided, however, that American (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, forfeiture, or loss of the Aircraft. American (or any lessee) may add further parts and make other alterations, modifications, and additions to any Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming such Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))

         Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the related Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

         REGISTRATION, LEASING, AND POSSESSION

         Although American has no current intention to do so, American will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, American will be permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, "wet leases," and transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American's (or any lessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive, and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Repossession."

         In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to repossessed Aircraft, it could be difficult, expensive, and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

         LIENS

         American is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, American, the lien of the Indenture, any other rights existing pursuant to the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and certain other specified liens, including but not limited to
(i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (ii) materialmen's, mechanics', and other similar liens arising in the ordinary course of business and securing obligations that either are not overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated, or reversed within 60 days after expiration of such stay and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein; (iv) salvage or similar rights of insurers under insurance policies maintained by American; (v) any other lien as to which American has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) Liens approved in writing by the Loan Trustee with the consent of a majority in interest of the Note Holders. (Indentures, Section 7.01)

         INSURANCE

         Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk ground and flight aircraft hull insurance covering each Aircraft, at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If an Aircraft suffers an Event of Loss (or if there is an Indenture Event of Default), insurance proceeds will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of a Boeing 737-823), $15,000,000 (in the case of a Boeing 767-300ER), or $24,000,000 (in the case of a Boeing 777-223ER), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American so long as there is no Indenture Event of Default. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

         In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer's product liability insurance), and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American's fleet on which American carries insurance. (Indentures, Section 7.06(a))

         American also is required to maintain or cause to be maintained war-risk aircraft hull insurance with respect to each Aircraft if and to the extent such insurance is maintained by American (or any lessee) with respect to other aircraft owned or operated by American (or such lessee) on the same routes on which the Aircraft is operated. (Indentures, Section 7.06(b))

         American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

         In respect of each Aircraft, American is required to name the relevant Loan Trustee, each Trustee, the Subordination Agent, the Liquidity Provider, and the Policy Provider as additional insured parties under the liability insurance policy required with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

         EVENTS OF LOSS

         If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Depending upon American's election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will either (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any Make-Whole Amount and, pursuant to the other Indentures, either redeem a portion (as specified in the Indentures relating to the other Aircraft) of the Series G Equipment Notes relating to such other Aircraft or deposit cash collateral or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss.
(Indentures, Sections 2.10 and 7.05(a)) See "-- Redemption."

         If American elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with, in the case of the Airframe, an airframe of a comparable or improved model of the same manufacturer, and, in the case of an Engine, an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe, with a value and utility at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. American is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available to it with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft and the due recordation of a supplement to the Indenture relating to such replacement aircraft and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. (Indentures, Section 7.05(a))

         If American elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon but without any Make-Whole Amount, the lien of the Indenture relating to such Aircraft will terminate with respect to such Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect thereto will cease. The payments made under the Indenture by American will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will, unless the Policy Provider agrees otherwise, be used to redeem Series G Equipment Notes issued under the other Indentures or deposited as cash collateral under the other Indentures. (Indentures, Sections 2.10, 3.02, 7.05(a), and 7.05(c))

         If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer and suitable for installation and use on the Airframe, and will have a value and utility at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

         An "Event of Loss" with respect to an Aircraft, Airframe, or any Engine means any of the following events with respect to such property:

         o the loss of such property, or of the use thereof due to destruction, damage beyond repair, or rendition of such property permanently unfit for normal use;

         o any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

         o any theft, hijacking or disappearance of such property for a period exceeding 180 days;

         o the requisition for use of such property by any government (other than the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom, or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property for a period exceeding 12 consecutive months;

         o the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

         o any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation, or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft for a period in excess of 180 days;

         o as a result of any law, rule, regulation, order, or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or, in any event, if such use is prohibited for a period of three consecutive years; and

         o with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

         An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe, unless American elects to substitute a replacement Airframe pursuant to the Indenture. (Indentures, Annex A)

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material federal income tax consequences of the purchase, ownership, and disposition of Class G Certificates to a Certificate Owner that purchases Class G Certificates in the initial offering thereof at the offering price set forth herein and holds such Class G Certificates as capital assets. The discussion below replaces the discussion set forth under the heading "Certain Federal Income Tax Consequences" in the accompanying Prospectus. The discussion is based on laws, regulations, rulings, and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, and insurance companies). Except for the discussion below under "-- Certain Federal Income Tax Consequences to Foreign Certificateholders," this discussion is addressed only to beneficial owners of Class G Certificates that are (i) individual citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) partnerships, trusts or estates treated, for federal income tax purposes, as domestic partnerships, trusts, or estates ("U.S. Persons"). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the Class G Certificates should consult their own tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of Class G Certificates in light of their own particular circumstances. The Trusts, the Subordination Agent, and the Loan Trustees are not indemnified for any federal income taxes or with certain exceptions other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners.

TAX STATUS OF THE TRUSTS

         The Trusts will not be classified as associations (or publicly traded partnerships) taxable as corporations for federal income tax purposes and will not be subject to federal income tax. The Class G Trust will file federal income tax returns and reports to investors on the basis that it is a grantor trust. If the Class G Trust were treated as a partnership for federal income tax purposes rather than a grantor trust, the consequences to Certificate Owners and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The discussion below assumes that the Trusts will be classified as grantor trusts.

TAXATION OF CERTIFICATE OWNERS GENERALLY

         Each Certificate Owner of a Class G Certificate will be treated as the owner of a pro rata undivided interest in the Equipment Notes and any other property held in the Class G Trust, and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Series G Equipment Notes and any other property held in such Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner of a Class G Certificate using the cash method of accounting must take into account its pro rata share of income as and when received by the Class G Trustee. A Certificate Owner of a Class G Certificate using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Class G Trustee, whichever is earlier.

         A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class G Trust to the extent provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class G Trustee and the Liquidity Provider, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the Class G Trust, in which event a Certificate Owner will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses to the extent provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate, or trust, the deduction for such Certificate Owner's share of such fees or expenses will generally be allowed only to the extent that all of such Certificate Owner's miscellaneous itemized deductions, including such Certificate Owner's share of such fees and expenses, exceed 2% of such Certificate Owner's adjusted gross income. In addition, in the case of a Certificate Owner who is an individual, certain otherwise allowable itemized deductions will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

SALES OF CERTIFICATES

         A Certificate Owner that sells a Class G Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Series G Equipment Notes and any other property held by the Class G Trust. Any such gain or loss generally will be long-term capital gain or loss if the Class G Certificate was held for more than one year (except to the extent attributable to any property held by the Class G Trust for one year or less). Any long-term capital gains with respect to the Class G Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a reduced rate. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus a limited amount of other income.

BOND PREMIUM

         A Certificate Owner of a Class G Certificate generally will be considered to have acquired an interest in a Series G Equipment Note held in the Class G Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Series G Equipment Note exceeds the remaining principal amount of the Series G Equipment Note allocable to such Certificate Owner's Certificate. In that event, such Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Series G Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

TRUSTS CLASSIFIED AS PARTNERSHIPS

         If the Class G Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for federal income tax purposes, income or loss with respect to the assets held by the Class G Trust will be calculated at the Trust level but such Class G Trust itself will not be subject to federal income tax. A Certificate Owner would be required to report its share of the Class G Trust's items of income and deduction on its tax return for its taxable year within which the Class G Trust's taxable year (which should be a calendar year) ends. A Certificate Owner's basis in its interest in the Class G Trust would be equal to the purchase price therefor, plus its share of the Class G Trust's net income, minus its share of any net losses of the Class G Trust, and minus the amount of any distributions from the Class G Trust. In the case of an original purchaser of a Class G Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the Class G Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Class G Trust, and would not be subject to the bond premium rules described above under "-- Bond Premium" or to certain rules relating to market discount during the duration of the Trust. Non-U.S. Certificateholders should not be subject to U.S. withholding tax to the extent provided under "-- Certain Federal Income Tax Consequences to Foreign Certificateholders" below and should not be treated as engaged in a U.S. trade or business solely by reason of the Class G Trust being classified as a partnership.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

         Subject to the discussion of backup withholding below, payments of principal and interest on the Series G Equipment Notes to, or on behalf of, any beneficial owner of a Class G Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax, provided, in the case of interest, that:

         o (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American entitled to vote,

         o (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to American, and

         o (iii) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information (generally on IRS Form W-8 BEN or a suitable substitute form).

         Treasury regulations that became effective January 1, 2001 provide alternative methods for satisfying the requirement referred to in clause (iii) above. These regulations also generally require, in the case of a Class G Certificate held by a foreign partnership, that the requirement referred to in clause (iii) above be satisfied by the partners rather than the foreign partnership and the partnership provide certain information.

         Any capital gain realized by a Non-U.S. Certificateholder upon the sale of a Class G Certificate or with respect to an Equipment Note generally will not be subject to U.S. federal income or withholding taxes if such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and, in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

         Any such interest or capital gain that is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Certificateholder will be subject to regular federal income tax at graduated rates (and in certain cases a branch profit tax), unless an applicable tax treaty provides an exemption.

         Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income and other tax consequences to them of the purchase, ownership, and disposition of the Class G Certificates under U.S. federal, state, and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, neither American nor the Trusts would be required to pay any additional amount to such Non-U.S. Certificateholder.

BACKUP WITHHOLDING

         In general, payments made on the Class G Certificates, and proceeds from the sale of Class G Certificates to or through certain brokers, will be subject to information reporting requirements. Such payments may also be subject to a "backup" withholding tax at a rate of 28% in 2003 (or at the applicable rate in subsequent years) unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

         A Non-U.S. Certificateholder may also be subject to information reporting requirements and to backup withholding at the rate described above unless such Non-U.S. Certificateholder complies with certain reporting procedures or otherwise establishes an exemption. Additional information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of a Class G Certificate by a Non-U.S. Certificateholder are as follows:

         o If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to information reporting and backup withholding unless the holder certifies that it is not a U.S. Person under penalties of perjury or otherwise establishes an exemption.

         o If the proceeds are paid to or through a Non-U.S. office of a broker that is not a U.S. Person and is not a foreign person with certain specified U.S. connections (a "U.S. related person"), they will not be subject to information reporting or backup withholding.

         o If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. Person or a U.S. related person, they generally will be subject to information reporting (but not backup withholding) unless the holder certifies that it is not a U.S. Person under penalty of perjury or otherwise establishes an exemption.

         In addition, the amount of interest paid on the Series G Equipment Notes to or on behalf of a Non-U.S. Certificateholder and the amount of tax, if any, withheld from such payments must be reported annually to such Non-U.S. Certificateholder and the Internal Revenue Service. The Internal Revenue Service may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which a Non-U.S. Certificateholder is a resident.

                     CERTAIN CONNECTICUT AND DELAWARE TAXES

         The Trustee is a national banking association headquartered in Delaware with a corporate trust office in Connecticut. Shipman & Goodwin LLP, special Connecticut counsel to the Trustee, and Parkowski, Guerke & Swayze, P.A., special Delaware counsel to the Trustee, have advised American that, in their respective opinions, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of

Connecticut or the State of Delaware or any political subdivision of either state and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut or Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or State of Delaware or any political subdivision of either state as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

         Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

         Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Fiduciaries of any such plans should consult with their counsel before purchasing Certificates to determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

PLAN ASSETS ISSUES

         The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

PROHIBITED TRANSACTION EXEMPTIONS

         In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, American and its affiliates, the Underwriters, the Trustees, the Policy Provider, or the Liquidity Provider. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

         Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or governmental or church plan, or any trust established with respect to a Plan or governmental or church plan, have been used to acquire such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or any provisions of Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

         Any insurance company proposing to invest assets of its general account in the Certificates should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of
Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000.

         EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO SIMILAR LAW) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in the Underwriting Agreement dated June 30, 2003 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have agreed with American to purchase from the Trustee the following respective principal amounts of the Class G Certificates:

                                                                         Face Amount of
Underwriter                                                           Class G Certificates
-----------                                                           --------------------
Citigroup Global Markets Inc. ....................................     $     63,718,000
J.P. Morgan Securities Inc. ......................................           63,715,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ...............           63,715,000
Morgan Stanley & Co. Incorporated ................................           63,715,000
                                                                       ----------------
             Total ...............................................     $    254,863,000
                                                                       ================

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Class G Certificates if any are purchased. The Underwriting Agreement provides that if an Underwriter defaults the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class G Certificates may be terminated. The Underwriters have advised American that the Underwriters propose to offer all or part of the Class G Certificates directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain selling group members at such prices less concessions not in excess of the amounts set forth below. The Underwriters and selling group members may allow discounts not in excess of the amounts set forth below on sales to other broker/dealers. After the initial public offering, the public offering prices and concessions and discounts may be changed.

Pass Through                                                        Concession                  Reallowance
Certificate Designation                                             To Dealers                  Concession
-----------------------                                             ----------                  -----------
2003-1G                                                                  0.45%                      0.25%

         The aggregate proceeds from the sale of the Class G Certificates will be $254,863,000. American will pay the Underwriters a commission of $1,784,041. American estimates that its out of pocket expenses for the offering will be approximately $1,350,000 (exclusive of the ongoing costs of the Policy and the Liquidity Facility).

         The Class G Certificates are a new issue of securities with no established trading market. American does not intend to apply for listing of the Certificates on a national securities exchange. American has been advised by one or more of the Underwriters that they presently intend to make a market in the Class G Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class G Certificates, and any such market-making may be discontinued at any time, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class G Certificates.

         American has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

         From time to time, several of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, American and its affiliates. Phillip J. Purcell, the Chairman and Chief Executive Officer of Morgan Stanley, the parent of Morgan Stanley & Co. Incorporated, is a director of American. The initial Liquidity Provider is an affiliate of Citigroup Global Markets Inc.

         It is expected that delivery of the Class G Certificates will be made against payment therefor on or about the date specified on the cover page of this Prospectus Supplement, which will be the fifth business day following the date of pricing of the Class G Certificates (such settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class G Certificates on any day prior to the third business day before the date of initial delivery of the Class G Certificates will be required, by virtue of the fact that the Class G Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

         o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

         o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

         o Syndicate covering transactions involve purchases of the Class G Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

         o Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class G Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

         Such stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class G Certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                 LEGAL OPINIONS

         The validity of the Class G Certificates is being passed upon for American by Debevoise & Plimpton, New York, New York, and for the Underwriters by Shearman & Sterling LLP, New York, New York. The respective counsel for American and the Underwriters will rely upon Shipman & Goodwin LLP, Hartford, Connecticut, counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Gary F. Kennedy, Senior Vice President and General Counsel of American, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by American.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of AMR and American included in AMR's and American's Annual Reports on Form 10-K for the year ended December 31, 2002, as set forth in their reports thereon which contain an explanatory paragraph describing conditions that raise substantial doubt about AMR's and American's ability to continue as a going concern as described in Note 2 to the AMR and American consolidated financial statements, which are incorporated by reference in the Prospectus accompanying this Prospectus Supplement. Such consolidated financial statements and schedules are incorporated therein by reference in reliance on Ernst & Young LLP's reports, given upon their authority as experts in accounting and auditing.

         The references to AISI, BKA, and MBA and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

         The consolidated balance sheets of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of KPMG LLP, independent public accountants, incorporated by reference in this Prospectus Supplement, upon the authority of said firm as experts in accounting and auditing.

                                   APPENDIX I

                                 INDEX OF TERMS

         The following is an index showing the page in this Prospectus Supplement where certain defined terms appear.

Adjusted Expected Distributions ............  S-56
Aggregate LTV Collateral Amount ............  S-57
Aircraft ...................................  S-58
AISI .......................................  S-58
Ambac ......................................  S-25
American ...................................   S-2
American Entity ............................  S-33
Appraised Current Market Value .............  S-57
Appraisers .................................  S-58
Assumed Aircraft Value .....................  S-63
Average Life Date ..........................  S-62
Avoidance Drawing ..........................  S-48
Bankruptcy Code ............................  S-35
Base Rate ..................................  S-45
Basic Agreement ............................  S-27
BKA ........................................  S-58
Business Day ...............................  S-30
Cash Collateral Account ....................  S-43
Cede .......................................  S-40
Certificate Account ........................  S-29
Certificate Owner ..........................  S-41
Certificateholders .........................  S-27
Certificates ...............................  S-27
Class C Certificateholders .................  S-27
Class C Certificates .......................  S-27
Class C Trust ..............................  S-27
Class C Trustee ............................  S-27
Class D Certificateholders .................  S-27
Class D Certificates .......................  S-27
Class D Trust ..............................  S-27
Class D Trustee ............................  S-27
Class E Certificateholders .................  S-38
Class E Certificates .......................  S-38
Class E Trust ..............................  S-38
Class E Trustee ............................  S-53
Class Exemptions ...........................  S-76
Class G Certificateholders .................  S-27
Class G Certificates .......................  S-27
Class G Trust ..............................  S-27
Class G Trustee ............................  S-27
Code .......................................  S-75
Commission .................................   S-2
Company ....................................   S-2
Controlling Party ..........................  S-51
Current Distribution Date ..................  S-53
date of determination ......................  S-62
Defaulted Series G Equipment Note ..........   S-9
Disposition ................................   S-9
disqualified persons .......................  S-75

Distribution Date ..........................  S-28
Downgrade Drawing ..........................  S-43
Drawing ....................................  S-45
DTC ........................................  S-40
DTC Participants ...........................  S-40
Election Distribution Date .................  S-48
Equipment ..................................  S-66
Equipment Notes ............................  S-60
ERISA ......................................  S-75
ERISA Plans ................................  S-75
Event of Loss ..............................  S-70
Excess Reimbursement Obligations ...........  S-53
Exchange Act ...............................   S-1
Expected Distributions .....................  S-53
Final Distributions ........................  S-51
Final Drawing ..............................  S-44
Final Legal Distribution Date ..............  S-28
Final Payment Date .........................  S-62
H.15(519) ..................................  S-62
Indenture ..................................  S-60
Indenture Events of Default ................  S-64
Indirect Participants ......................  S-41
Insolvency Proceeding ......................  S-49
Intercreditor Agreement ....................  S-50
Interest Drawings ..........................  S-41
Issuance Date ..............................   S-4
LCCs .......................................  S-19
Liquidity Event of Default .................  S-46
Liquidity Expenses .........................  S-54
Liquidity Facility .........................  S-41
Liquidity Facility LIBOR ...................  S-45
Liquidity Obligations ......................  S-54
Liquidity Provider .........................  S-41
Loan Trustee ...............................  S-60
LTV Appraisal ..............................  S-57
LTV Collateral Amount ......................  S-57
LTV Ratio ..................................  S-57
LTVs .......................................   S-4
Make-Whole Amount ..........................  S-62
Maximum Available Commitment ...............  S-42
MBA ........................................  S-58
Minimum Sale Price .........................  S-52
Moody's ....................................  S-23
most recent H.15(519) ......................  S-62
No Proceeds Drawing ........................  S-47
Non-Extension Drawing ......................  S-44
Non-Performing Equipment Notes .............  S-56
Non-U.S. Certificateholder .................  S-73
Note Holder ................................  S-33

Order ......................................  S-50
Participation Agreement ....................  S-60
parties in interest ........................  S-75
Pass Through Trust Agreements ..............  S-27
Performing Equipment Note ..................  S-42
Permitted Investments ......................  S-33
Plan Asset Regulation ......................  S-75
Plans ......................................  S-75
Policy .....................................  S-46
Policy Account .............................  S-49
Policy Drawing .............................  S-54
Policy Expenses ............................  S-54
Policy Fee Letter ..........................  S-50
Policy Provider ............................  S-25
Policy Provider Agreement ..................  S-50
Policy Provider Default ....................  S-52
Policy Provider Election ...................  S-48
Policy Provider Interest Amount ............  S-54
Policy Provider Interest Drawing Amount ....  S-55
Policy Provider Obligations ................  S-54
Pool Balance ...............................  S-30
Pool Factor ................................  S-30
Preference Amount ..........................  S-50
Prior Funds ................................   S-9
Prospectus .................................   S-1
Prospectus Supplement ......................   S-1
PTC Event of Default .......................  S-34
PTCE .......................................  S-76
Rating Agencies ............................  S-23
Ratings Confirmation .......................  S-39
Refunding ..................................  S-39
Regular Distribution Dates .................  S-28
Remaining Weighted Average Life ............  S-62

Replacement Facility .......................  S-43
Required Amount ............................  S-42
Scheduled Payments .........................  S-28
Section 1110 ...............................  S-65
Section 1110 Period ........................  S-43
Securities Act .............................   S-1
Series .....................................  S-60
Series C Equipment Notes ...................  S-60
Series D Equipment Notes ...................  S-60
Series E Equipment Notes ...................  S-60
Series G Equipment Notes ...................  S-60
Similar Law ................................  S-75
Special Distribution Date ..................  S-29
Special Payment ............................  S-29
Special Payments Account ...................  S-29
Standard & Poor's ..........................  S-23
Stated Interest Rate .......................  S-41
Subordination Agent ........................  S-50
Termination Notice .........................  S-46
Threshold Rating ...........................  S-43
Transportation Code ........................  S-35
Treasury Yield .............................  S-62
Triggering Event ...........................  S-52
Trust Indenture Act ........................  S-35
Trust Property .............................  S-27
Trust Supplement ...........................  S-27
Trustees ...................................  S-27
Trusts .....................................  S-27
U.S. Persons ...............................  S-71
U.S. related person ........................  S-74
Underwriters ...............................  S-77
Underwriting Agreement .....................  S-77

                                   APPENDIX II

                               APPRAISAL LETTERS

                              MORTEN BEYER & AGNEW

                            AVIATION CONSULTING FIRM




                              Current Base Value of
                              (7) Various Aircraft
                                    AA 2003-1





                                  PREPARED FOR:

                                American Airlines





                                  JUNE 27, 2003



    Washington, D.C.                  Europe                    Pacific Rim

    2107 Wilson Blvd.          12/14 Rond Point des         3-16-16 Higashiooi

        Suite 750                 Champs Elysees               Shinagawa-ku

Arlington, Virginia 22201           Paris 75008               Tokyo 140-0011

      United States                   France                       Japan

  Phone + 703 276 3200        Phone + 33 1 5353-1664      Phone + 81 3 3763 6845

   Fax + 703 276 3201          Fax + 33 1 5353-1400

I. INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW (MBA) has been retained by American Airlines (the "Client") to determine the Current Base Value of seven (7) various aircraft as identified in Section III of this report.

In performing this valuation, MBA did not independently inspect the aircraft or the associated records and documentation associated with these aircraft. MBA utilized the technical data of the aircraft provided by the Client, but at Client's request did not independently verify the accuracy of the technical and specification data so provided.

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

Based on the information set forth in this report, it is our opinion as of June 27, 2003, that the aggregate Current Base Value of the aircraft in this portfolio is $532,000,000 with the respective value adjustments noted in Section V of this report.

II. DEFINITIONS

CURRENT MARKET VALUE

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open and unrestricted market on an arm's -length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

BASE VALUE

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser's opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the projection of value trends

                                                               American Airlines
                                                                 Job File #03115
and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if its is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

It must be recognized that subsequent to September 11, 2001, there has been no defined resale market for large transport aircraft such as those covered in this appraisal, and that few bona-fide used transactions have taken place. Airlines have been faced by serious reductions in traffic levels, and have permanently or temporarily retired older aircraft in large numbers. At the same time previously ordered new aircraft have continued to be delivered, increasing the negative pressure on the used market. Such used transactions, which have taken place, are largely in the form of leases, often at significantly reduced rates. Airlines are currently seeking to reduce established lease rates to conserve cash.

Due to the cyclical nature of the airline business, we believe that these conditions are temporary as related to newer aircraft such as the ones covered in this valuation, and prices will return to Base Values as set forth herein, but for the immediate future these values must be considered theoretical in nature.



                                                               American Airlines
                                                                 Job File #03115

III. AIRCRAFT SPECIFICATIONS

 Boeing 737-823                                           Boeing 767-300ER

 SEATING:                  20F/114Y                       SEATING:                  30F/182Y
 ENGINES:                  CFM56-7B                       ENGINES:                  CF6-80C2B6
 MGTOW (LBS):              174,200                        MGTOW (LBS):              408,000


(BOEING 737-823 DIAGRAM)                                  (BOEING 767-300ER DIAGRAM)




                                                               American Airlines
                                                                 Job File #03115

Boeing 777-223ER

SEATING:                   18F/42B/163Y - Pacific
                           16F/35B/194Y - Atlantic
ENGINES:                   TRENT 892
MGTOW (LBS):               648,000


(BOEING 777-223ER DIAGRAM)




                                                               American Airlines
                                                                 Job File #03115

IV. CURRENT MARKET CONDITIONS

BOEING 737-800

HISTORY

Boeing has extended the fuselage of the 737--300/400, and increased the engine power, in order to develop the 737-800 as part of its 737 Next Generation family of aircraft. With upgraded avionics and cockpit and a redesigned wing, the 737-800 is making good inroads in North American and European markets with considerable orders by customers like American Airlines, Continental and Ryanair. No longer a short-haul aircraft, it is not uncommon to see this aircraft placed in transcontinental and on international South American routes, once reserved for the 757-200. The 737-800 type appears to be gaining favor over the 757-200, as the current 355 aircraft backlog indicates (the 757 has a total of 30 aircraft on backlog split between the -200 and -300 types). The 737-800 is powered exclusively by the CFM56-7 engine, and is also ETOPS capable. The -800 is currently the best seller in the B737 NG family. In American's passenger configuration the 737-800 holds 134 passengers in a 2-class cabin, and is operated by a crew of 2.

MARKET DEVELOPMENT

The 737-800 has a very strong presence around the world, primarily in North America and Europe, and will for sometime to come. The values of this aircraft have been slightly discounted due to Boeing's aggressive discounting program designed to remain competitive with Airbus, and this value deterioration started to take place even before the events of September 11 2001. In the meantime, the 737-800 seems to be gaining share with 703 active commercial aircraft in the current market, the aircraft is becoming even more popular than the ubiquitous A320. Current backlog stands at a comfortable 357 aircraft.




                                                               American Airlines
                                                                 Job File #03115

MARKET OUTLOOK

Some orders for the 737-800 may be deferred or cancelled as airlines regroup in light of the current economic environment, but the outlook remains solid. American assigned 15 orders to Qantas (Australia), which is undergoing a fleet replacement and needed the positions. The future of the 737-800 will remain solid until Boeing or Airbus decides to introduce a new, even more efficient, medium range aircraft. Neither manufacturer, in the short to medium term, has proposed such a product. Values and lease rates remain strong as long -800's stay off the secondary market.

BOEING 767-300ER

HISTORY & DEVELOPMENT

The 767-300ER was introduced shortly after the 767-300 has an extended range version, providing for greater mission capability. The 767-300ER is by far the most successful variant of the 767 family. The 767-300ER has been the staple for many transatlantic operations, especially for American, Delta and United. The -300ER has by far the best operating economics of the 767 family due to its increased range and seating capacity.

MARKET DEVELOPMENT

While the 767-300ER continues to remain popular, the newer technology A330 family continues to compete with it at every corner. The 767-300ER will be around for a time to come, but the market will not be as strong as it once was. For the very near future and for the duration of this recession, the 767-300ER will see greater visibility in secondary longhaul markets as airline rework their transatlantic and international routes, however, this does not guarantee its liquidity. The 767-300ER has had a tough time recently as lease rates continue to soften.





                                                               American Airlines
                                                                 Job File #03115

MARKET OUTLOOK

Twenty Boeing 767-300ERs have reached the market so far, with most of the activity consisting in changes of lessees in the fleets of mega-lessor ILFC. It is expected that it will be another ten years before there are retirements of consequence by the world's major airlines. However, this could change as the fate of United Airlines and Air Canada remains unknown. Boeing intends to introduce a new, more efficient intermediate widebody now dubbed the 7E7, this aircraft is expected to not only compete against the Airbus A330, but also supercede the 767 family of aircraft.

BOEING 777-200ER

HISTORY

The very large 777-200ER is the extended range version of the 777-200, or -200A. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate the DC10s and 747s. As a twin engine aircraft, 777 is limited by ETOPS operations, but that has not stopped large Asian carriers from ordering it. In fact, only with the 207-minute rule extension has the 777 been able to make real inroads into the Asian market and begin to fly some polar routes. The new technology and operating economics of the 777 have made it one of the most popular aircraft of all times. In American's passenger configuration, the 777-200ER aircraft holds 245 as well as 223 passengers in a three-class cabin, and is operated by a crew of 2.

MARKET DEVELOPMENT

The 777-200ER market is quite strong, and will remain so for a time to come. As airlines restructure themselves in this time of recession, the 777 will become a staple of many fleets - offering both the necessary operating economics and the flexibility to handle many different types of routes. The 777 has become a replacement for the larger, less efficient, Boeing 747-200s, along with the older DC10-30s and in many cases the MD-11. It does still, however, compete head-to-head in, varying degrees, with the Airbus A330/A340 Family on range and capacity. The current backlog for the 777-200ER currently stands at 97 aircraft.



                                                               American Airlines
                                                                 Job File #03115

MARKET OUTLOOK

The Boeing 777-200 is clearly Boeing's leading wide body versus Airbus, and will remain so through this decade. The aircraft is larger, heavier and can be more expensive to operate than the Airbus A330-300 with the same seating capacity although it has a greater range of 1800 additional statute miles. The 777-200ER will be one of the major fleets as airlines restructure and rationalize their long haul fleets.





                                                               American Airlines
                                                                 Job File #03115

V. VALUATION

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft or the historical maintenance documentation, but relied on partial information supplied by the Client and not independently verified by MBA. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for the aircraft are as follows, for each aircraft:

         1.       The aircraft is in good overall condition, or considered new.

         2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

         3. The historical maintenance documentation has been maintained to acceptable international standards.

         4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

         5.       The aircraft is in a standard airline configuration.

         6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

         7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

         8.       Its utilization is comparable to industry averages.

         9.       There is no history of accident or incident damage.

         10. No accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.


                                                               American Airlines
                                                                 Job File #03115

American Airlines 2003-1

Aircraft            Registration                                         Delivery
Type                   Number           Engine            MTOW             Date         Base Values
-----------         ------------     ------------     ------------     ------------     ------------
B737-800                  N963AN        CFM 56 7B          174,200           May-01     $ 41,600,000
B737-800                  N961AN        CFM 56 7B          174,200           Apr-01       41,600,000
B737-800                  N967AN        CFM 56 7B          174,200           Jul-01       41,600,000
B767-300 ER               N388AA       CF6-80C2B6          408,000           Jan-95       52,100,000
B777-223 ER               N784AN        Trent 892          648,000           Mar-00      110,500,000
B777-223 ER               N760AN        Trent 892          648,000           Jan-02      122,300,000
B777-223 ER               N761AJ        Trent 892          648,000           Mar-02      122,300,000
                                                                                        ------------
      Total                                                                             $532,000,000
                                                                                        ============




                                                               American Airlines
                                                                 Job File #03115

VI. COVENANTS

This report has been prepared for the exclusive use of American Airlines and shall not be provided to other parties by MBA without the express consent of American Airlines. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

This report has been prepared by:





                                             /s/ BRYSON P. MONTELEONE

                                             BRYSON P. MONTELEONE
                                             VICE PRESIDENT


                                             Reviewed by:





                                             /s/ MORTEN S. BEYER

JUNE 27, 2003                                MORTEN S. BEYER, APPRAISER FELLOW
                                             CHAIRMAN & CEO
                                             ISTAT CERTIFIED APPRAISER



                                                               American Airlines
                                                                 Job File #03115

(AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD)

27 June 2003

Mr. Michael Thomas
American Airlines
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, TX 76155

Subject: AISI Report: A3S010BVO, Sight Unseen Base Value Appraisal Three B737-823, One B767-323ER and Three B777-223ER Aircraft.

Reference:  (a) Citigroup E-mails, 21 January 2003, 07 February 2003
            (b) Citigroup Telcon, 12 June 2003


Dear Mr. Thomas:

Aircraft Information Services, Inc. (AISI) is pleased to offer American Airlines our opinion of the sight unseen half life base value of three B737-823, one B767-323ER and three B777- 223ER aircraft as listed and defined in the above reference (a) message and in Table I of this report.

1. METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are 'base value' and 'current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market.

                                      (AIRCRAFT INFORMATION SERVICES, INC. LOGO)

27 June 2003
AISI File No. A3S010BVO
Page -2-


Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

                                      (AIRCRAFT INFORMATION SERVICES, INC. LOGO)

27 June 2003
AISI File No. A3S010BVO
Page -3-


If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2. VALUATION

Following is AISI's opinion of the half life base value for the subject aircraft in June 2003 US dollars.

Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein and are predicated upon the reference (a) data which describes the aircraft MTOW, engines installed, and any item or capability which would have a significant effect on value.

The terrorist actions that occurred in the United States on 11 September 2001 have had a significant negative effect on current market values of all commercial aircraft as demand for air travel has declined sharply. The amount of decline varies considerably with new aircraft affected the least and older aircraft affected the most. The present used aircraft market is considered to be a distressed market and is very tenuous, with very few transactions upon which to base value opinions. The best value indicators available at present are lease rates and numbers of stored aircraft. Base value opinions have also declined where irreversible market changes have occurred with regard to specific aircraft types in the judgment of AISI. Typically an irreversible market change occurs when it is believed that the decline in current market value is permanent, thus causing a corresponding decline in base value.

                                      (AIRCRAFT INFORMATION SERVICES, INC. LOGO)

27 June 2003
AISI File No. A3S010BVO
Page -4-


                                     TABLE I


      Manufacturer's Delivery         Aircraft Registration          Half Life Base Value
                Date                        Number                   June 2003 US Dollar
      -----------------------         ---------------------          --------------------

                        BOEING 737-823; CFM56-7B26, 174,200 LB. MTOW

               Apr-01                       N961AN                        41,610,000
               May-01                       N963AN                        41,610,000
               Jul-01                       N967AN                        41,610,000

                       BOEING 767-323ER; CF6-80C2B6, 408,000 LB. MTOW

               Jan-95                       N388AA                        57,980,000

                   BOEING 777-223ER;  RB211-TRENT 892-17, 648,000 LB. MTOW

               Mar-00                       N784AN                       109,990,000
               Jan-02                       N760AN                       123,060,000
               Mar-02                       N761AJ                       123,060,000

                                      (AIRCRAFT INFORMATION SERVICES, INC. LOGO)

27 June 2003
AISI File No. A3S010BVO
Page -4-


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ JOHN D. MCNICOL


John D. McNicol
Vice President
Appraisals & Forecasts

                               BK ASSOCIATES, INC.

                             1295 Northern Boulevard
                            Manhasset, New York 11030
                       (516) 365-6272 o Fax (516) 365-6287

                                  June 27, 2003


Mr. Michael Thomas
Managing Director Corporate Finance
American Airlines
4333 Amon Carter Blvd., Mail Drop 5662
Fort Worth, TX 76155

Dear Mr. Thomas:

In response to your request, BK Associates, Inc. is pleased to provide our opinion of the current base values of seven commercial jet transport aircraft operated by American Airlines in passenger configuration (Aircraft). The Aircraft are described below:

     Aircraft       Registration         Serial          Delivery
       Type            Number            Number             Date            Engine            MTOW
    ----------      ------------         ------          --------           ------            ----

     B737-800          N961AN             30092           04/2001          CFM56-7B          174,200
     B737-800          N963AN             29543           05/2001          CFM56-7B          174,200
     B737-800          N967AN             29545           07/2001          CFM56-7B          174,200
    B767-300ER         N388AA             27448           01/1995         CF6-80C2B6         408,000
    B777-200ER         N784AN             29588           03/2000          Trent 892         648,000
    B777-200ER         N760AN             31477           01/2002          Trent 892         648,000
    B777-200ER         N761AJ             31478           03/2002          Trent 892         648,000

Based upon our knowledge of these various commercial jet aircraft and engines, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, our knowledge of aircraft in general, and assuming the maintenance status is at half-time between scheduled significant maintenance events, it is our opinion that the base values of the Aircraft in U.S. dollars is as follows:

        Aircraft                 Serial                Delivery
          Type                   Number                  Date                       BV
        --------                 ------                --------                     --

        B737-800                  30092                 04/2001                $ 41,300,000
        B737-800                  29543                 05/2001                  41,300,000
        B737-800                  29545                 07/2001                  41,300,000
       B767-300ER                 27448                 01/1995                  60,600,000
       B777-200ER                 29588                 03/2000                 122,000,000
       B777-200ER                 31477                 01/2002                 130,000,000
       B777-200ER                 31478                 03/2002                 130,000,000

Mr. Michael Thomas
June 27, 2003
Page 2


According to the International Society of Transport Aircraft Trading's (ISTAT) definition of base value, to which BK Associates subscribes, the base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 8,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

However, the historic data, which are dominated by first generation jets like the B727, B737 and DC9, also show that some aircraft are as much as 25 percent higher or lower than the average, indicating that some attractive aircraft in good markets have sold for higher prices than average. Further, since aircraft are not often sold during the first seven to eight years, except under distress circumstances, the historic data are sparse for sales of aircraft this young. Thus, we conclude that the current half-time base values of the Aircraft are somewhat better than the historic trend suggests.

Supply and demand is a major influence on aircraft values. As recent as 1997 the market for commercial transport aircraft enjoyed a near balance of supply and demand for most aircraft types along with appropriately strong market values. According to BACK Information Services' listing of available aircraft the 1997 annualized average of surplus large jet aircraft was 310. However, by early 2001 availability had grown to 500 and continued climbing slowly until the events of September 11, 2001 caused a subsequent

Mr. Michael Thomas
June 27, 2003
Page 3


sharp increase. Current availability of surplus large jet aircraft is reported at 767 units and the current annualized average is 766. This imbalance of supply and demand has a substantial negative impact on current market values of most commercial jet transport aircraft.

It should be understood that BK Associates has not inspected the Aircraft or the maintenance records for this appraisal, but has relied upon the information provided to us and our own database. The assumptions have been made that the Aircraft are in average or better condition; all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with an Airworthiness Authority approved maintenance program and accepted industry standards. Deviations from these assumptions can change our opinion significantly regarding the Aircraft values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                             Sincerely,

                                             BK ASSOCIATES, INC.


                                             /s/ R. L. BRITTON

                                             R. L. Britton
                                             Vice President
                                             ISTAT Senior Certified Appraiser
RLB/kf

                                  APPENDIX III
                        EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES G EQUIPMENT NOTES

DATE                           N961AN             N963AN             N967AN             N388AA             N784AN
----                       --------------     --------------     --------------     --------------     --------------
January 09, 2004 .....     $   420,383.04     $   420,383.08     $   959,926.42     $   522,981.88     $ 1,085,105.78
July 09, 2004 ........       1,987,354.67       1,987,354.67         420,383.08       1,943,818.02       2,474,248.63
January 09, 2005 .....         394,553.87         394,553.87       1,961,525.46         493,786.62       1,061,427.21
July 09, 2005 ........         899,658.28         899,658.28         394,553.89       1,856,232.22       5,086,784.34
January 09, 2006 .....         385,944.14         385,944.14         891,048.53         464,591.35         990,391.49
July 09, 2006 ........       1,849,598.93       1,849,598.93         385,944.14       1,768,646.44       3,579,248.63
January 09, 2007 .....         360,114.94         360,114.94       1,823,769.73         435,396.09         943,034.35
July 09, 2007 ........       1,301,445.86       1,301,445.86         360,114.94       1,058,228.37       3,437,177.20
January 09, 2008 .....         342,895.48         342,895.48       1,284,226.40         420,798.46         895,677.21
July 09, 2008 ........       1,249,787.46       1,249,787.46         342,895.48       1,014,435.47       3,295,105.78
January 09, 2009 .....         325,676.00         325,676.00       1,232,567.99         406,200.83         848,320.07
July 09, 2009 ........       1,198,129.05       1,198,129.05         325,676.00         970,642.57       3,153,034.34
January 09, 2010 .....         308,456.54         308,456.54       1,180,909.59         391,603.20         800,962.93
July 09, 2010 ........       9,240,621.91       9,240,621.90       9,116,111.90       8,635,521.91      22,987,751.63

DATE                           N760AN             N761AJ
----                       --------------     --------------
January 09, 2004 .....     $ 1,232,650.81     $ 1,232,650.81
July 09, 2004 ........       2,782,953.08       2,782,953.08
January 09, 2005 .....       1,207,911.95       1,207,911.95
July 09, 2005 ........       5,710,385.56       5,710,385.56
January 09, 2006 .....       1,133,695.36       1,133,695.36
July 09, 2006 ........       2,585,042.15       2,585,042.15
January 09, 2007 .....       1,108,956.50       1,108,956.50
July 09, 2007 ........       5,314,563.70       5,314,563.70
January 09, 2008 .....       1,034,739.89       1,034,739.89
July 09, 2008 ........       3,739,522.57       3,739,522.57
January 09, 2009 .....         985,262.16         985,262.16
July 09, 2009 ........       3,591,089.37       3,591,089.37
January 09, 2010 .....         935,784.43         935,784.43
July 09, 2010 ........      29,953,919.00      29,953,919.00



                                     III-1

                                  APPENDIX III
                        EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES C EQUIPMENT NOTES

DATE                           N961AN             N963AN             N967AN             N388AA            N784AN
----                       --------------     --------------     --------------     --------------     --------------
January 09, 2004 .....     $   157,642.58     $   157,642.62     $   359,970.05     $   196,116.92     $   406,912.00
July 09, 2004 ........         745,253.13         745,253.13         157,642.62         728,926.99         927,837.17
January 09, 2005 .....         147,956.74         147,956.74         735,567.24         185,168.77         398,032.60
July 09, 2005 ........         337,369.65         337,369.65         147,956.74         696,082.53       1,907,531.65
January 09, 2006 .....         144,728.11         144,728.11         334,141.02         174,220.62         371,394.38
July 09, 2006 ........         693,595.06         693,595.06         144,728.11         663,238.08       1,342,209.46
January 09, 2007 .....         135,042.22         135,042.22         683,909.18         163,272.47         353,635.57
July 09, 2007 ........         488,039.01         488,039.01         135,042.22         396,833.04       1,288,933.02
January 09, 2008 .....         128,584.96         128,584.96         481,581.75         157,798.39         335,876.76
July 09, 2008 ........         468,667.23         468,667.23         128,584.96         380,410.82       1,235,656.59
January 09, 2009 .....         122,127.70         122,127.70         462,209.97         152,324.32         318,117.95
July 09, 2009 ........         449,295.46         449,295.46         122,127.70         363,988.58       1,182,380.14
January 09, 2010 .....         115,670.45         115,670.45         442,838.20         146,850.24         300,359.13
July 09, 2010 ........       3,465,210.56       3,465,210.55       3,418,519.61       3,238,299.54       8,620,350.49

DATE                           N760AN             N761AJ
----                       --------------     --------------
January 09, 2004 .....     $   462,241.03     $   462,241.03
July 09, 2004 ........       1,043,600.58       1,043,600.58
January 09, 2005 .....         452,964.02         452,964.02
July 09, 2005 ........       2,141,380.58       2,141,380.58
January 09, 2006 .....         425,132.98         425,132.98
July 09, 2006 ........         969,384.47         969,384.47
January 09, 2007 .....         415,855.97         415,855.97
July 09, 2007 ........       1,992,948.35       1,992,948.35
January 09, 2008 .....         388,024.92         388,024.92
July 09, 2008 ........       1,402,311.79       1,402,311.79
January 09, 2009 .....         369,470.89         369,470.89
July 09, 2009 ........       1,346,649.71       1,346,649.71
January 09, 2010 .....         350,916.87         350,916.87
July 09, 2010 ........      11,232,646.17      11,232,646.17



                                     III-2

                                  APPENDIX III
                        EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES D EQUIPMENT NOTES

DATE                           N961AN         N963AN        N967AN         N388AA        N784AN
----                       --------------     --------------     --------------     --------------     --------------
January 09, 2004 .....     $    52,548.09     $    52,548.09     $   119,991.27     $    65,372.99     $   135,638.75
July 09, 2004 ........         248,420.31         248,420.31          52,548.09         242,978.21         309,282.29
January 09, 2005 .....          49,319.43          49,319.43         245,191.64          61,723.57         132,678.92
July 09, 2005 ........         112,457.73         112,457.73          49,319.43         232,029.94         635,850.54
January 09, 2006 .....          48,243.21          48,243.21         111,381.50          58,074.15         123,799.42
July 09, 2006 ........         231,200.77         231,200.77          48,243.21         221,081.67         447,407.83
January 09, 2007 .....          45,014.54          45,014.54         227,972.11          54,424.72         117,879.76
July 09, 2007 ........         162,681.37         162,681.37          45,014.54         132,279.06         429,648.84
January 09, 2008 .....          42,862.10          42,862.10         160,528.93          52,600.01         111,960.09
July 09, 2008 ........         156,224.05         156,224.05          42,862.10         126,804.93         411,889.84
January 09, 2009 .....          40,709.66          40,709.66         154,071.60          50,775.30         106,040.42
July 09, 2009 ........         149,766.72         149,766.72          40,709.66         121,330.80         394,130.84
January 09, 2010 .....          38,557.22          38,557.22         147,614.28          48,950.59         100,120.76
July 09, 2010 ........       1,155,082.27       1,155,082.27       1,139,518.46       1,079,444.47       2,873,480.23

DATE                           N760AN             N761AJ
----                       --------------     --------------
January 09, 2004 .....     $   154,081.96     $   154,081.96
July 09, 2004 ........         347,870.50         347,870.50
January 09, 2005 .....         150,989.59         150,989.59
July 09, 2005 ........         713,801.00         713,801.00
January 09, 2006 .....         141,712.48         141,712.48
July 09, 2006 ........         323,131.54         323,131.54
January 09, 2007 .....         138,620.11         138,620.11
July 09, 2007 ........         664,323.07         664,323.07
January 09, 2008 .....         129,342.99         129,342.99
July 09, 2008 ........         467,442.15         467,442.15
January 09, 2009 .....         123,158.25         123,158.25
July 09, 2009 ........         448,887.93         448,887.93
January 09, 2010 .....         116,973.51         116,973.51
July 09, 2010 ........       3,744,254.57       3,744,254.57



                                     III-3

                                   APPENDIX IV

                     LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                   N961AN                        N963AN                         N967AN                N388AA
                       ---------------------------    ---------------------------    ---------------------------   -------------
                          ASSUMED                        ASSUMED                        ASSUMED                       ASSUMED
                          AIRCRAFT       LOAN TO         AIRCRAFT       LOAN TO         AIRCRAFT       LOAN TO        AIRCRAFT
                           VALUE        AIRCRAFT          VALUE        AIRCRAFT          VALUE        AIRCRAFT         VALUE
DATE                   (IN MILLIONS)   VALUE RATIO    (IN MILLIONS)   VALUE RATIO    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)
----                   -------------   -----------    -------------   -----------    -------------   -----------   -------------
Issuance Date ......    $     41.50           73.2%    $     41.50           73.2%    $     41.50           74.7%   $     56.89
January 09, 2004 ...          40.84           72.9           40.84           72.9           40.84           72.4          55.77
July 09, 2004 ......          40.18           66.7           40.18           66.7           40.18           72.1          54.65
January 09, 2005 ...          39.52           66.3           39.52           66.3           39.52           65.8          53.52
July 09, 2005 ......          38.85           63.9           38.85           63.9           38.85           65.4          52.40
January 09, 2006 ...          38.19           63.5           38.19           63.5           38.19           63.0          51.28
July 09, 2006 ......          37.53           57.3           37.53           57.3           37.53           62.6          50.16
January 09, 2007 ...          36.87           56.8           36.87           56.8           36.87           56.3          49.03
July 09, 2007 ......          36.21           52.5           36.21           52.5           36.21           55.9          47.91
January 09, 2008 ...          35.54           52.0           35.54           52.0           35.54           51.5          46.79
July 09, 2008 ......          34.88           47.6           34.88           47.6           34.88           51.0          45.66
January 09, 2009 ...          34.22           47.1           34.22           47.1           34.22           46.6          44.54
July 09, 2009 ......          33.56           42.7           33.56           42.7           33.56           46.0          43.42
January 09, 2010 ...          32.89           42.1           32.89           42.1           32.89           41.6          42.30
July 09, 2010 ......           0.00             NA            0.00             NA            0.00             NA           0.00

                         N388AA                 N784AN                           N760AN                         N761AJ
                       -----------   ---------------------------   ---------------------------    ---------------------------
                                        ASSUMED                       ASSUMED                        ASSUMED
                         LOAN TO        AIRCRAFT       LOAN TO        AIRCRAFT       LOAN TO         AIRCRAFT       LOAN TO
                        AIRCRAFT         VALUE        AIRCRAFT         VALUE        AIRCRAFT          VALUE        AIRCRAFT
DATE                   VALUE RATIO   (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)   VALUE RATIO    (IN MILLIONS)   VALUE RATIO
----                   -----------   -------------   -----------   -------------   -----------    -------------   -----------
Issuance Date ......          53.7%   $    110.50           68.7%   $    123.06           74.7%    $    123.06           74.7%
January 09, 2004 ...          53.4         108.68           68.4         121.16           74.4          121.16           74.4
July 09, 2004 ......          49.2         106.86           66.1         119.25           72.1          119.25           72.1
January 09, 2005 ...          48.8         105.04           65.7         117.35           71.7          117.35           71.7
July 09, 2005 ......          44.6         103.21           59.5         115.45           65.5          115.45           65.5
January 09, 2006 ...          44.2         101.39           59.1         113.55           65.1          113.55           65.1
July 09, 2006 ......          39.9          99.57           54.8         111.64           62.7          111.64           62.7
January 09, 2007 ...          39.5          97.75           54.3         109.74           62.3          109.74           62.3
July 09, 2007 ......          37.1          95.93           50.0         107.84           56.0          107.84           56.0
January 09, 2008 ...          36.6          94.11           49.5         105.93           55.5          105.93           55.5
July 09, 2008 ......          34.2          92.29           45.2         104.03           51.1          104.03           51.1
January 09, 2009 ...          33.7          90.46           44.7         102.13           50.6          102.13           50.6
July 09, 2009 ......          31.2          88.64           40.3         100.22           46.2          100.22           46.2
January 09, 2010 ...          30.6          86.82           39.7          98.32           45.7           98.32           45.7
July 09, 2010 ......            NA           0.00             NA           0.00             NA            0.00             NA

PROSPECTUS

                                 $2,500,000,000

                            AMERICAN AIRLINES, INC.
                           PASS THROUGH CERTIFICATES

     This Prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by American Airlines, Inc. We will describe the specific terms of any offering of Pass Through Certificates in a Prospectus Supplement to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplements carefully before you invest.

THE PASS THROUGH CERTIFICATES:

     - Will be issued in one or more series.

     - Will be payable at the times and in the amounts specified in the accompanying Prospectus Supplement.

     - will represent interests in the relevant Trust only, will be paid only from the assets of that Trust and will not represent obligations of, or be guaranteed by, American.

     - May have one or more forms of credit or liquidity enhancement.

EACH PASS THROUGH TRUST:

     - Will own:

     - Equipment Notes of one or more series or notes issued by a trust or other entity secured by Equipment Notes, and

     - other property described in this Prospectus and the accompanying Prospectus Supplement.

     - Will pass through payments on the Equipment Notes and other property that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

     - Will be either

     - Owned Aircraft Notes issued by American, or

     - Leased Aircraft Notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related Equipment Notes, subject to some limited exceptions.

AMR GUARANTEES

     - To the extent stated in the applicable Prospectus Supplement, American's payment obligations in respect of any Owned Aircraft Notes or the leases relating to any Leased Aircraft Notes will be fully and unconditionally guaranteed by our parent, AMR Corporation.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                 The date of this Prospectus is March 21, 2002.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation, filed jointly with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may sell the Pass Through Certificates and the related AMR Guarantees, if any, described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Pass Through Certificates and any related AMR Guarantees we may offer. Each time we sell Pass Through Certificates, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below under "Where You Can Find More Information".

     This Prospectus does not contain all of the information set forth in the registration statement that we filed with the Commission or in the exhibits to that registration statement. For further information about American, AMR, the Pass Through Certificates or any related AMR Guarantees, you should refer to that registration statement and its exhibits. Statements contained in this Prospectus or in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the Commission relating to the Pass Through Certificates and any related AMR Guarantees can be obtained from the Commission, as described below under "Where You Can Find More Information".

     In this Prospectus, "we" and "American" refer to American Airlines, Inc. and "AMR" refers to our parent, AMR Corporation.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    2
Forward-Looking Information.................................    2
Where You Can Find More Information.........................    3
The Company.................................................    4
Ratios of Earnings to Fixed Charges.........................    4
Formation of the Trusts.....................................    5
Use of Proceeds.............................................    5
Description of the Pass Through Certificates................    6
Description of the Equipment Notes..........................   20
Credit Enhancements.........................................   25
Certain Federal Income Tax Consequences.....................   26
Certain Connecticut Taxes...................................   28
ERISA Considerations........................................   28
Plan of Distribution........................................   29
Legal Opinions..............................................   30
Experts.....................................................   30

                          FORWARD-LOOKING INFORMATION

     This Prospectus and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our expectations or beliefs concerning future events. When used in this Prospectus and in documents incorporated by reference, the words "believes," "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations, financial conditions, including changes in capacity, revenues and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the ability to continue to successfully integrate with our operations the assets acquired from Trans World Airlines, Inc. ("TWA") and the former TWA workforce, and the impact of the events of September 11, 2001 on us and AMR and the sufficiency of our and AMR's financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Prospectus and the documents incorporated by reference are based upon information available to us on the date of this Prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements: failure to reach agreement with any labor union representing our employees, changes in economic or other conditions, increases in the price of jet fuel, future fare reductions in the airline industry, changes in our business strategy, actions by government agencies, the adverse impact of the September 11, 2001 terrorist attacks and the possible occurrence of other terrorist attacks, and the availability of future financing. Additional information concerning these and other factors is contained in our Commission filings, including but not limited to our and AMR's Forms 10-K for the year ended December 31, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and AMR file annual, quarterly and special reports with the Commission. These Commission filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any such document we or AMR file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The Commission allows us to "incorporate by reference" the information we and AMR file with it, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this Prospectus, even though it is not repeated in this Prospectus or in any Prospectus Supplement; and

     - information that we and AMR file with the Commission will automatically update and supersede this Prospectus and any Prospectus Supplements.

     We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete our offering of Pass Through Certificates:

     - Annual Reports of American and of AMR on Form 10-K for the year ended December 31, 2001;

     - Current Report of American on Form 8-K filed January 16, 2002; and

     - Current Report of AMR on Form 8-K filed January 16, 2002.

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

        Corporate Secretary
        American Airlines, Inc.
        P.O. Box 619616, Mail Drop 5675
        Dallas/Fort Worth Airport, Texas 75261-9616
        (817) 967-1254

     You should rely only on the information incorporated by reference or provided in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Pass Through Certificates or any related AMR Guarantees in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or in any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of American or of AMR since the date of this Prospectus or of any applicable Prospectus Supplement.

                                  THE COMPANY

     American, the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American purchased substantially all of the assets and assumed certain liabilities of TWA, the eighth largest United States air carrier. American (including TWA) is the largest scheduled passenger airline in the world. American provides scheduled jet service to numerous destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for both American's and AMR's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-967-1532).

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table contains the ratios of earnings to fixed charges of American and of AMR for the periods indicated:

                                                          YEAR ENDED DECEMBER 31,
                                                      --------------------------------
                                                      1997   1998   1999   2000   2001
                                                      ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges
  American..........................................  2.27   2.82   1.95   2.07     *
  AMR...............................................  2.13   2.55   1.72   1.87    **

---------------

 * In April 2001 the Board of Directors of American approved the guarantee by American of the existing debt obligations of AMR. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. We needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

** For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,900 million to achieve a ratio of earnings to fixed charges of 1.0.

     For purposes of the table, "earnings" represents consolidated income from continuing operations before income taxes, extraordinary items and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor. See Exhibit
12.1 to the registration
statement of which this Prospectus forms a part for the amount of rental expense of American and AMR, respectively, we deemed representative of the interest factor.

                            FORMATION OF THE TRUSTS

     We will enter into a Pass Through Trust Agreement (the "Basic Agreement") with State Street Bank and Trust Company of Connecticut, National Association, as Trustee (the "Trustee"). Each series of Pass Through Certificates will be issued by a separate Trust. Each separate Trust will be formed pursuant to the Basic Agreement and a specific supplement to the Basic Agreement (each, a "Trust Supplement") between American and the Trustee or among American, AMR and the Trustee. All Pass Through Certificates issued by a particular Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, will have no rights, benefits or interest in respect of any other Trust or the property held in any other Trust.

     Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed by the Trust Supplement, will enter into one or more agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more Equipment Notes. All of the Equipment Notes that constitute the property of any one Trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the Pass Through Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Pass Through Certificates issued by such Trust. The Trustee will distribute principal, premium, if any, and interest payments received by it as holder of the Equipment Notes to the registered holders of Pass Through Certificates (the "Certificateholders") of the Trust in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

                                USE OF PROCEEDS

     Except as set forth in the applicable Prospectus Supplement, the Trustee for each Trust will use the proceeds from the sale of the Pass Through Certificates issued by such Trust to purchase one or more Equipment Notes or notes issued by a separate trust or other entity secured by Equipment Notes. Equipment Notes may be Owned Aircraft Notes or Leased Aircraft Notes. Any Trust may hold Owned Aircraft Notes and Leased Aircraft Notes simultaneously. The Owned Aircraft Notes will be secured by certain aircraft owned or to be owned by American ("Owned Aircraft"), and the Leased Aircraft Notes will be secured by certain aircraft leased or to be leased to American ("Leased Aircraft"). In certain cases, Owned Aircraft Notes or Leased Aircraft Notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt related to the same Owned or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Pass Through Certificates. Also, a liquidity facility, surety bond, financial guarantee or other arrangement may support one or more payments on the Equipment Notes or Pass Through Certificates of one or more series. We will describe any such credit enhancements in the applicable Prospectus Supplement.

     To the extent that the Trustee does not use the proceeds of any offering of Pass Through Certificates to purchase Equipment Notes on the date of issuance of such Pass Through Certificates, it will hold such proceeds for the benefit of the holders of such Pass Through Certificates under arrangements that we will describe in the applicable Prospectus Supplement. If the Trustee does not subsequently use any portion of such proceeds to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, it will return that portion of such proceeds to the holders of such Pass Through Certificates.

     In addition, we may offer Pass Through Certificates subject to delayed aircraft financing arrangements, such as the following:

     - A Trust may purchase Leased Aircraft Notes issued by an Owner Trustee prior to the purchase of certain Leased Aircraft by such Owner Trustee or the commencement of the related Lease.

     - A Trust may purchase Owned Aircraft Notes issued by American prior to the expected delivery date of certain Owned Aircraft.

     - The proceeds of the offering of such Pass Through Certificates may be invested with a depositary or represented by escrow receipts until used to purchase Equipment Notes.

     - At the date of issuance of the Pass Through Certificates, it may not yet be determined if the Trust will purchase Owned Aircraft Notes or Leased Aircraft Notes.

In such circumstances, we will describe in the Prospectus Supplement how the proceeds of the Pass Through Certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following description is a summary of the terms of the Pass Through Certificates that we expect will be common to all series. Most of the financial terms and other specific terms of any series of Pass Through Certificates will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Pass Through Certificates may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Pass Through Certificates or the Basic Agreement, and it is subject to and qualified in its entirety by reference to all the provisions of the Pass Through Certificates, the Basic Agreement and the applicable Trust Supplements. The form of Basic Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part. American will file with the Commission the Trust Supplement relating to each series of Pass Through Certificates and the forms of Indenture, Lease (if any), Note Purchase Agreement, intercreditor and subordination agreement (if any) and liquidity facility or other credit enhancement agreement (if any) relating to any offering of Pass Through Certificates as exhibits to a post-effective amendment to the registration statement of which this Prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

     The Pass Through Certificates offered pursuant to this Prospectus will be limited to $2,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign or composite currencies or currency units).

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     We expect that the Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Basic Agreement and the Trust Supplement pursuant to which such Pass Through Certificate is issued, and all payments and distributions will be made only from the Trust Property of each Trust. The Trust Property will include (i) the Equipment Notes, or notes issued by a trust or other entity secured by Equipment Notes, held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the applicable Prospectus Supplement, rights under any cross-subordination arrangements, monies receivable under any liquidity facility or other credit enhancement agreement and any other rights or property described therein.

     Equipment Notes may be Owned Aircraft Notes or Leased Aircraft Notes. American will issue Owned Aircraft Notes under separate trust indentures (the "Owned Aircraft Indentures") between American and a bank, trust company or other institution or person specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"). The Owned Aircraft Notes will be recourse obligations of American. The Owned Aircraft may secure additional debt or be subject to other financing arrangements.

     Leased Aircraft Notes will be issued in connection with the leveraged lease of Leased Aircraft to American. Except as set forth in the applicable Prospectus Supplement, each Leased Aircraft will be leased to American under a lease (a "Lease") between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an "Owner Trustee") of a separate trust for the benefit of one or more beneficial owners (each, an "Owner Participant") of the Leased Aircraft. Owner Participants may include American or affiliates of American. The Owner Trustee will issue the Leased Aircraft Notes on a non-recourse basis under separate trust indentures (the "Leased Aircraft Indentures") between it and the applicable Loan Trustee to finance or refinance a portion of the cost to it of the applicable Leased Aircraft. The Owner Trustee will obtain a portion of the funding for the Leased Aircraft from the equity investments of the related Owner Participants and, to the extent set forth in the applicable Prospectus Supplement, additional debt secured by such Leased Aircraft or other sources. No Owner Trustee or Owner Participant, however, will be personally liable for any principal or interest payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. The rents and other amounts payable by American under the Lease relating to any Leased Aircraft will be in amounts sufficient to pay when due all principal and interest payments on the Leased Aircraft Notes issued under the Leased Aircraft Indenture in respect of such Leased Aircraft, subject to some limited exceptions. The Leased Aircraft also may be subject to other financing arrangements. Among other things, the Owner Trustee with respect to a particular Leased Aircraft may refinance any existing related Leased Aircraft Notes through the issuance by a separate trust or other entity of notes secured by such Leased Aircraft Notes. We will describe any such other financing arrangements in the applicable Prospectus Supplement.

     Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Pass Through Certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one Pass Through Certificate of each series may be issued in a different denomination. The Pass Through Certificates do not represent indebtedness of the Trusts, and references in this Prospectus or in any Prospectus Supplement to interest accruing on the Pass Through Certificates are included for purposes of computation only. The Pass Through Certificates do not represent an interest in or obligation of American, AMR, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the applicable Trust as provided in the Basic Agreement and the applicable Trust Supplement.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt relating to the same or certain related Owned Aircraft or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of Pass Through Certificates. Also, payments in respect of the Pass Through Certificates of one or more series, or the Equipment Notes of one or more series, or both, may be supported by a liquidity facility or other credit enhancement arrangements. See "Credit Enhancements" below. Any such intercreditor, subordination, liquidity facility or other credit enhancement arrangements will be described in the applicable Prospectus Supplement. This description assumes that the Pass Through Certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such credit enhancements.

     In addition, this description generally assumes that, on or before the date of the sale of any series of Pass Through Certificates, the related Aircraft shall have been delivered and the ownership or lease financing arrangements for such Aircraft shall have been put in place. However, it is possible that some or all of the Aircraft related to a particular offering of Pass Through Certificates may be subject to certain delayed aircraft financing arrangements. See "Description of the Equipment Notes -- General" below. In the event of any delayed aircraft financing arrangements, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Pass Through Certificates being offered thereby, including:

     - the specific designation and title of such Pass Through Certificates and the related Trust;

     - the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Pass Through Certificates;

     - if other then U.S. dollars, the currency or currencies (including composite currencies or currency units) in which such Pass Through Certificates may be denominated or payable;

     - the specific form of such Pass Through Certificates, including whether or not such Pass Through Certificates are to be issued in accordance with a book-entry system or in bearer form;

     - a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to Leased Aircraft Notes, the Owner Trustee or Owner Participant, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes or other debt issued with respect to the same Aircraft, (c) any additional security or liquidity or other credit enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft;

     - a description of the related Aircraft, including, if determined, whether each such Aircraft is a Leased Aircraft or an Owned Aircraft;

     - a description of the related Note Purchase Agreement and related Indentures, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes;

     - if such Pass Through Certificates relate to Leased Aircraft, a description of the related Leases, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any material limitations on the exercise of such remedies with respect to the applicable Leased Aircraft Notes, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of American to pay rent under the related Lease;

     - the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;

     - cross-default or cross-collateralization provisions in the related Indentures, if any;

     - a description of any intercreditor, subordination or similar provisions among the holders of Pass Through Certificates, including any cross-subordination provisions and provisions relating to control of remedies among the holders of Pass Through Certificates issued by separate Trusts;

     - any arrangements for the investment or other use of proceeds of the Pass Through Certificates prior to the purchase of Equipment Notes, and any arrangements relating to any delayed aircraft financing arrangements;

     - a description of any deposit or escrow agreement, any liquidity or credit facility, surety bond, financial guarantee or other arrangement providing collateralization, credit support or liquidity enhancements for any series of Pass Through Certificates or any class of Equipment Notes; and

     - a description of any other special terms pertaining to such Pass Through Certificates, including any modification of the terms set forth herein.

     If any Pass Through Certificates relate to Equipment Notes that are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates and such foreign or composite currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any Pass Through Certificates relate to Equipment Notes that are sold at a substantial discount below the principal amount of such Equipment Notes, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates will be set forth in the applicable Prospectus Supplement.

     The Basic Agreement does not and the Indentures will not contain any financial covenants or other provisions that protect Certificateholders in the event we issue a large amount of debt or are acquired by another entity (including in a highly leveraged transaction). However, the Certificateholders of each series will have the benefit of a lien on the specific Aircraft securing the related Equipment Notes held in the related Trust. See "Description of the Equipment Notes -- Security."

     To the extent described in a Prospectus Supplement, American will have the right to surrender Pass Through Certificates issued by a Trust to the Trustee for such Trust. In such event, the Trustee will transfer to American an equal principal amount of Equipment Notes relating to a particular Aircraft designated by American and will cancel the surrendered Pass Through Certificates.

BOOK-ENTRY REGISTRATION

  General

     Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described below.

     Upon issuance, each series of Pass Through Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Pass Through Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references in this Prospectus and in any Prospectus Supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has advised American that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates. Certificate Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Pass Through Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book-entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the amount of such DTC Participants' respective holdings of beneficial interests in the Pass Through Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Basic Agreement will be Cede, as nominee of DTC. Certificate Owners therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised American that it will take any action permitted to be taken by Certificateholders under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     None of American, AMR or the Trustee or any agent of American, AMR or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Pass Through Certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their operations.

     The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Pass Through Certificates denominated in a currency other than United States dollars.

     The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources American believes to be reliable, but American has not verified such information and takes no responsibility for the accuracy thereof.

  Same-Day Settlement and Payment

     As long as Pass Through Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Pass Through Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Pass Through Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds.

  Definitive Certificates

     Pass Through Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) American advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Pass Through Certificates and American is unable to locate a qualified successor, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Trustee, in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the Trustee. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. Unless otherwise provided in the applicable Prospectus Supplement, no service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

     American will make scheduled payments of principal and interest on the Owned Aircraft Notes to the Loan Trustee under the related Indenture, and the Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will make scheduled rental payments for each Leased Aircraft under the related Lease, and these scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Loan Trustee to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the Leased Aircraft Notes issued by such Owner Trustee. The Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Leased Aircraft Notes. After the Loan Trustee has distributed such payments of principal and interest on the Leased Aircraft Notes to the Trustee for such Trusts, the Loan Trustee will, except under certain circumstances, pay the remaining balance, if any, of such scheduled rental payments to the Owner Trustee for the benefit of the related Owner Participant.

     Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust received by the Trustee will be distributed by the Trustee to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement.

     Payments of principal of and interest on the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal and interest are referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments by the Trustee to the Certificateholders are referred to as "Regular Distribution Dates"). Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payments received by the Pass Through Trustee on or before such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date, but is received within five days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the holders in whose names the Certificates of such Trust are registered at the close of business on the 15th day preceding such Regular Distribution Date, subject to certain exceptions. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each Certificateholder of a Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of any of the Equipment Notes relating to one or more Aircraft held in a Trust, payments received by the Trustee following an Event of Default in respect of any such Equipment Notes (including payments received by the Trustee on account of the sale of such Equipment Notes by the Trustee or payments received by the Trustee with respect to the Leased Aircraft Notes on account of the purchase of such Notes by the related Owner Trustee or Owner Participant) and any other payments designated as Special Payments in the applicable Trust Supplement ("Special Payments") will be distributed on the date or dates determined as described in the applicable Prospectus Supplement (each, a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any such anticipated Special Distribution Date.

     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any date, the original aggregate face amount of the Pass Through Certificates of such Trust less the aggregate amount of all payments made in respect of the Pass Through Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the Pool Balance, by (2) the aggregate original face amount of the Pass Through Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     Unless there has been an early redemption, a purchase of one or more of the Equipment Notes held in a Trust by the related Owner Trustee or Owner Participant after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto, and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to
(1) and (2) below):

          (1) the amount of such distribution allocable to principal and the amount allocable to premium if any;

          (2) the amount of such distribution allocable to interest;

          (3) the Pool Balance and the Pool Factor for such Trust; and

          (4) such additional or different information as may be described in the applicable Prospectus Supplement.

     As long as the Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on

DTC's books as holding interests in the Pass Through Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination or intercreditor provisions described in the related Prospectus Supplement and to the rights of the providers of any liquidity facility or other credit enhancement agreement, the Trustee, as holder of the Equipment Notes held in a Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the related Indentures. The Basic Agreement and related Trust Supplement will set forth:

     - the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - the circumstances in which the Trustee will seek instructions from the Certificateholders of such Trust; and

     - if applicable, the percentage of Certificateholders required to direct the Trustee to take any such action.

     If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor, subordination or similar agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Basic Agreement defines an "Event of Default" for any Trust as the occurrence and continuance of an Indenture event of default under one or more of the related Indentures. What constitutes an "Event of Default" for any particular Trust, however, may be varied by the applicable Trust Supplement and described in the applicable Prospectus Supplement. In addition, the Prospectus Supplement will specify the events of default under the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default in the case of Leased Aircraft Indentures will include certain events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes that are supported by a liquidity facility or other credit enhancement arrangement, the Indenture Events of Default may include events of default under such liquidity facility or arrangement.

     Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate only to a single specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. As a result, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture. However, since the Equipment Notes issued under any single Indenture may be held in more than one Trust, a continuing Indenture Event of Default under such single Indenture could result in an Event of Default in respect of each such Trust. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to Certificateholders, subject to the terms of any intercreditor, subordination or similar arrangements applicable to such Trust.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Events of Default, including an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, in the case of any Pass Through Certificates or Equipment Notes entitled to the benefits of a liquidity facility or other credit enhancement arrangement, a drawing or other payment under any such liquidity facility or arrangement for the purpose of making a payment of interest as a result of the failure by American to have made a corresponding payment will not cure an Indenture Event of Default related to such failure by American.

     The ability of the holders of the Pass Through Certificates issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the payment of such Equipment Notes under the applicable Indenture or to direct the exercise of remedies by such Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Pass Through Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee to accelerate such Equipment Notes or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the relative ranking of the Equipment Notes held in such Trust.

     Each Trust will hold Equipment Notes with different terms than the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of those other Trusts holding Equipment Notes issued under the same Indenture. In addition, as long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Trustee has indicated that it would likely resign as Trustee of one or all such Trusts, and a successor trustee or successor trustees would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Pass Through Certificates will specify whether and under what circumstances the Trustee may or will sell for cash to any person all or part of the Equipment Notes held in the related Trust. The right to make any such sale may be exercisable by a person other than the Trustee in the event that the applicable series of Pass Through Certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any such sale will be distributed as contemplated by such arrangements. Any proceeds received by the Trustee upon any such sale that are distributable to the Certificateholders of such Trust will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, the Trustee or any other person, including, in the case of any Leased Aircraft, the related Owner Trustee or Owner Participant. Neither the Trustee nor the Certificateholders of such Trust, furthermore, could take any action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Event of Default under such Indenture will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if an Indenture provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase some or all of the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Trust for any of the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes held in a Trust and which are in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the special payments account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be described in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. Except as otherwise described in the applicable Prospectus Supplement, the term "default," for the purpose of the provision described in this paragraph only, means the occurrence of any Event of Default with respect to a Trust, as specified above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The applicable Prospectus Supplement will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past default or Event of Default with respect to such Trust and its consequences and also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Event of Default under any related Indenture and thereby annul any direction given with respect thereto.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting American and the Trustee to enter into a supplement to the Basic Agreement or, if applicable, to any Note Purchase Agreement or to any intercreditor, subordination or like agreement or to any liquidity facility or other credit enhancement agreement, without the consent of the holders of any of the Pass Through Certificates, to, among other things:

     - provide for the formation of a Trust and the issuance of a series of Pass Through Certificates, or to add, or to change or eliminate, any provision affecting Pass Through Certificates not yet issued, including to make appropriate provisions for an AMR Guarantee;

     - evidence the succession of another entity to American and the assumption by such entity of American's obligations under the Basic Agreement and any Trust Supplement, any Note Purchase Agreement and any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or, if applicable, to evidence the succession of another entity to AMR and the assumption by such entity of AMR's obligations under any AMR Guarantee;

     - add to the covenants of American or AMR for the benefit of the holders of a series of Pass Through Certificates or surrender any right or power conferred upon American or AMR in the Basic Agreement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or AMR Guarantee;

     - cure any ambiguity or correct any mistake or inconsistency contained in the Pass Through Certificates of any series, the Basic Agreement, any Trust Supplement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee;

     - make or modify any other provisions with respect to matters or questions arising under the Pass Through Certificates of any series, the Basic Agreement, any Trust Supplement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the series of Pass Through Certificates issued under such Trust Supplement;

     - comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which any Pass Through Certificates may be listed or of any regulatory body;

     - modify, eliminate or add to the provisions of the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee to the extent necessary to continue or obtain the qualification of the Basic Agreement (including any supplemental agreement) or any such agreement or facility or other agreement or any AMR Guarantee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

     - provide for a successor Trustee for some or all of the Trusts or add to or change any provision of the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee or to provide multiple liquidity facilities or other credit enhancements for any Trust or Trusts;

     - provide certain information to the Trustee as required in the Basic Agreement;

     - add to or change the Pass Through Certificates of any series, the Basic Agreement and any Trust Supplement to facilitate the issuance of any Pass Through Certificates of such series in bearer form or to facilitate or provide for the issuance of any Pass Through Certificates of such series in global form in addition to or in place of Pass Through Certificates of such series in certificated form;

     - provide for the delivery of Pass Through Certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     - correct or supplement the description of any property of any Trust;

     - modify, eliminate or add to the provisions of the Basic Agreement, any applicable Trust Supplement or any applicable Note Purchase Agreement to reflect the substitution of a substitute aircraft for any Aircraft; and

     - make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications will only apply to Pass Through Certificates of one or more series to be issued thereafter;

provided, however, that unless we tell you otherwise in the applicable Prospectus Supplement, unless there shall have been obtained from certain rating agencies written confirmation that such supplement would not result in a reduction of the then current rating for Pass Through Certificates of the relevant Trust or a withdrawal or suspension of the rating of any class of Pass Through Certificates, American shall provide the Trustee of the relevant Trust with an opinion of counsel to the effect that such supplement will not cause such Trust to be treated as other than a grantor trust for U.S. federal income tax purposes unless an Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplement will not cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting American and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust and, in the case of Leased Aircraft, with the consent of the Owner Trustee, to execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, the applicable Trust Supplement or any applicable intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement, or modifying the rights of such Certificateholders, except that no such supplemental agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or change any date or place of payment or change the coin or currency in which such Pass Through Certificate is payable, other than that provided for in such Pass Through Certificate, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement or in any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement, (c) alter the priority of distributions specified in the relevant intercreditor agreement, if any, in a manner materially adverse to the holders of Pass Through Certificates of such series, or (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes).

TERMINATION OF THE TRUSTS

     The obligations of American and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the Trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the Trustee of debt instruments issued on an interim basis by American; or (4) the purchase of Leased Aircraft Notes or Owned Aircraft Notes issued prior to the purchase of Leased Aircraft or the delivery of Owned Aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable Prospectus Supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such proceeds will be returned to the holders of such Pass Through Certificates.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     American will be prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless, in the case of a merger or consolidation where American is not the surviving entity or in the case of the transfer of substantially all of American's assets, the successor or transferee entity shall be organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume all the obligations of American contained in the Basic Agreement.

THE TRUSTEE

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will be the Trustee for each of the Trusts. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases, if any, or other related documents. The Trustee will not be liable with respect to any series of Pass Through Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Pass Through Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Pass Through Certificates issued thereunder unless they have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in exercising such rights or powers. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Pass Through Certificates issued thereunder and, subject to certain conditions, may otherwise deal with AMR and American and, with respect to the Leased Aircraft, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will also be the Loan Trustee of the Indentures under which the Equipment Notes are issued. It also serves as indenture trustee and as pass through trustee in numerous other aircraft financing transactions involving American.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event American will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, American may remove such Trustee, or any holder of Pass Through Certificates of such Trust for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     The Basic Agreement provides that American will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities. In certain circumstances, the Trustee will have a priority claim on the related Trust Property to the extent such fees, expenses or indemnities are not paid.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following description is a summary of certain terms that we expect will be common to all Equipment Notes. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture. Most of the financial terms and other specific terms of any series of Equipment Notes will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Equipment Notes may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Equipment Notes, and it is subject to and qualified in its entirety by reference to all the provisions of the applicable Equipment Notes, Indentures, Leases, Note Purchase Agreements, trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facilities or other credit enhancement arrangements and other agreements and arrangements relating to any series of Equipment Notes.

     Additional provisions with respect to the Equipment Notes and the associated aircraft financing transactions will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     The Equipment Notes will be issued under Indentures between (a) in the case of Owned Aircraft Notes, the related Loan Trustee and American or (b) in the case of Leased Aircraft Notes, the related Loan Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Leased Aircraft.

     American's obligations under each Indenture relating to an Owned Aircraft and under the related Owned Aircraft Notes will be direct obligations of American. All of the Owned Aircraft Notes issued under the same Indenture will relate to, and will be secured by, one or more specific Owned Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft.

     The Leased Aircraft Notes will be nonrecourse obligations of the Owner Trustee. All of the Leased Aircraft Notes issued under the same Indenture will relate to and will be secured by one or more specific Leased Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to American pursuant to a separate Lease between such Owner Trustee and American.

     Equipment Notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:

     - The Owner Trustee may issue Leased Aircraft Notes prior to the purchase of the related Leased Aircraft by such Owner Trustee or the commencement of the related Leases.

     - American may issue Owned Aircraft Notes prior to the expected delivery date of the related Owned Aircraft.

     The applicable Prospectus Supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such Leased Aircraft Notes or Owned Aircraft Notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such Leased Aircraft Notes or Owned Aircraft Notes will be deposited with a third party depositary or escrow agent.

     If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such Leased Aircraft Notes or Owned Aircraft Notes will be prepaid at the price specified in such Prospectus Supplement. Alternatively, if the Lease related to any such Leased Aircraft Notes has not commenced by such relevant date, if so specified in the applicable Prospectus Supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for Owned Aircraft and such Leased Aircraft Notes (with certain modifications) will become Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will be obligated to make or cause to be made rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Notes when due, subject to some limited exceptions. The Leased Aircraft Notes will not be direct obligations of, or guaranteed by, American. American's rental obligations under each Lease, however, will be general obligations of American.

     If specified in a Prospectus Supplement, American will have the right (a) to arrange a sale and leaseback of one or more Owned Aircraft referred to in such Prospectus Supplement and the assumption, on a non-recourse basis, of the related Owned Aircraft Notes by an Owner Trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the Owned Aircraft securing the related Owned Aircraft Notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe any special financing or refinancing arrangements with respect to any Aircraft, including whether a separate trust or other entity will issue notes secured by Leased Aircraft Notes.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. The Equipment Notes may bear interest at a fixed or a floating rate or may be issued at a discount. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Payments on the Equipment Notes, and distributions to Certificateholders, may be subject to the terms of any intercreditor, subordination or similar agreement or arrangement.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a business day, such payment may be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable Prospectus Supplement.

REDEMPTION

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes will or may be redeemed or purchased prior to the stated maturity thereof, whether in whole or in part, the premium, if any, applicable to certain redemptions or purchases and other terms applying to such redemptions or purchases.

SECURITY

     The Owned Aircraft Notes will be secured by a security interest granted by American to the related Loan Trustee in the related Owned Aircraft. Under the terms of each Owned Aircraft Indenture, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Leased Aircraft Notes will be secured by:

     - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain limited rights, including those described below) under the Lease or Leases with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder; and

     - a security interest granted by such Owner Trustee to such Loan Trustee in such Aircraft, subject to the rights of American under such Lease or Leases, and other property or rights, if any, described in the applicable Prospectus Supplement.

     Unless and until an Indenture Event of Default with respect to a Leased Aircraft has occurred and is continuing, the Loan Trustee may exercise only limited rights of the Owner Trustee under the related Lease. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by American for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by American under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant, any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and certain reimbursement payments made by American to such Owner Trustee.

     American's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft (or any of the other security related thereto, including, in the case of Leased Aircraft Notes, the Lease related to any other Aircraft).

     Unless otherwise specified in the applicable Prospectus Supplement, American will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture or the related Lease, as the case may be. These conditions may include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture or the related Lease in the applicable Aircraft. American also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, American will be permitted to transfer possession of any Aircraft other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, "wet leases" and transfers in connection with maintenance or modifications and transfers to certain governments or any instrumentalities or agencies thereof. Unless otherwise specified in the applicable Prospectus Supplement, there will be no general geographical restrictions on American's (or any lessee's) ability to operate Aircraft. The extent to which the relevant Loan Trustee's lien will be recognized in an Aircraft if such Aircraft is located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an event of loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of American (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Event of Default under the applicable Indenture), in investments described in the related Indenture. American will pay the amount of any net loss resulting from any such investment directed by it.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to lessors and holders of security interests with respect to "equipment" (as defined in Section 1110). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease or security agreement is not affected by any other provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, appliance or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, or that is leased to, a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     The Prospectus Supplement for each offering of Pass Through Certificates will discuss the availability of Section 1110 with respect to the related Aircraft.

ADDITIONAL NOTES

     Under certain circumstances and conditions as described in the applicable Prospectus Supplement, American may issue and sell, in the case of an Owned Aircraft, or cause the Owner Trustee to issue and sell, in the case of a Leased Aircraft, additional Equipment Notes (the "Additional Notes") relating to such Aircraft, including for the purpose of financing certain modifications, alterations, additions, improvements or replacement parts to or for such Aircraft. The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the related Indenture.

PAYMENTS AND LIMITATION OF LIABILITY

     Each Leased Aircraft will be leased by the related Owner Trustee to American for a term expiring on a date not earlier than the latest maturity date of the Leased Aircraft Notes issued with respect to such Leased Aircraft, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments by American under each such Lease will be assigned by the Owner

Trustee under the related Indenture to the related Loan Trustee to provide the funds necessary to pay principal of and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the rent and other mandatory payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent and other mandatory payments by American be less than the scheduled payments of principal and interest on the related Leased Aircraft Notes. The balance of any basic rent payments under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. American's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of American.

     Except when American purchases a Leased Aircraft and assumes the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, American. Neither the Owner Trustee nor the Owner Participant nor the Loan Trustee will be personally liable to any holder of any Leased Aircraft Notes for any amounts payable thereunder, or, except as provided in the Indenture relating thereto in the case of the Owner Trustee and the Loan Trustee, for any liability under such Indenture. Except when American has assumed any Leased Aircraft Notes, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase of Leased Aircraft Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft and their proceeds (including rent payable by American under the Lease with respect to such Leased Aircraft), or from any applicable liquidity facility or other credit enhancement arrangement.

     American's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of American.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable Prospectus Supplement, the obligations under the applicable Indenture of, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, American will be deemed to have been discharged (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been a change in federal tax law as in effect on the date of this Prospectus or there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien will terminate.

ASSUMPTION OF OBLIGATIONS BY AMERICAN

     If specified in the applicable Prospectus Supplement with respect to any Leased Aircraft, American may purchase such Leased Aircraft prior to the end of the term of the related Lease and, in connection with such purchase, may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will continue to be outstanding and secured by such Aircraft. The terms and conditions of any such assumption will be described in the applicable Prospectus Supplement.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     If specified in the applicable Prospectus Supplement, at the time Pass Through Certificates are issued, American may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. American or an affiliate will hold the beneficial interest under the trust agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft. Any outside limit on such date will be specified in the applicable Prospectus Supplement. American or its affiliate will transfer to such Owner Participant on such date American's or such affiliate's beneficial interest under such trust agreement. Such prospective Owner Participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement. Such Prospectus Supplement will describe the extent to which such terms can be varied at the request of prospective Owner Participants.

                              CREDIT ENHANCEMENTS

RANKING; CROSS-SUBORDINATION

     Some of the Equipment Notes related to a specific Aircraft may be subordinated and junior in right of payment to other Equipment Notes or other debt related to the same or certain related Aircraft. In such event, the applicable Prospectus Supplement will describe the terms of such subordination, including the priority of distributions among such classes of Equipment Notes, the ability of each such class of Equipment Notes to exercise remedies with respect to the relevant Aircraft (and, if such Aircraft are Leased Aircraft, the Leases) and certain other intercreditor terms and provisions.

     The Equipment Notes issued under an Indenture may be held in more than one Trust, and a Trust may hold Equipment Notes issued under more than one related Indenture. Unless otherwise described in a Prospectus Supplement, however, only Equipment Notes having the same priority of payment may be held in the same Trust. A Trust that holds Equipment Notes that are junior in payment priority to the Equipment Notes held in another related Trust formed as part of the same offering of Pass Through Certificates as a practical matter will be subordinated to such latter Trust. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of Pass Through Certificates or provides that distributions on the Pass Through Certificates will be made to the Certificateholders of a certain Trust or Trusts before they are made to the Certificateholders of one or more other Trusts. For example, such an agreement may provide that payments made to a Trust on account of a subordinate class of Equipment Notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust that holds senior Equipment Notes issued under that Indenture or any related Indentures.

     The applicable Prospectus Supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of Certificateholders under any Trust that is permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indenture or (3) direct the exercise of remedies under any related Indenture. Payments made on account of the Pass Through Certificates of a particular series also may be subordinated to the rights of the provider of any Liquidity Facility described below.

LIQUIDITY FACILITY

     The applicable Prospectus Supplement may provide that a "Liquidity Facility" will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the Equipment Notes of one or more series, or one or more distributions in respect of the Pass Through Certificates of one or more series. A Liquidity Facility may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any Equipment Notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the Liquidity Facility. The institution or institutions providing any Liquidity Facility will be identified in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the provider of any Liquidity Facility will have a senior claim on the assets securing the affected Equipment Notes and on the Trust Property of the affected Trusts.

GUARANTEE OF AMR CORPORATION

     Our parent, AMR Corporation, may guarantee unconditionally, with respect to Leased Aircraft, the full and prompt payment of any or all amounts payable by us under the related Leases when and as such amounts become due and payable and, with respect to Owned Aircraft, the full and prompt payment of principal of, premium, if any, and interest on the related Owned Aircraft Notes, when and as such amounts become due, whether by acceleration or otherwise. If AMR Guarantees such obligations, we will tell you in the applicable Prospectus Supplement and describe the terms of the guarantee in the applicable Prospectus Supplement. Unless we tell you otherwise in the applicable Prospectus Supplement, such guarantee will be enforceable without any need to first enforce any related Lease or any related Owned Aircraft Note against American, and will be an unsecured obligation of AMR.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates with respect to a Certificate Owner that purchases Pass Through Certificates in the initial offering thereof at the offering price set forth in the applicable Prospectus Supplement and holds such Pass Through Certificates as capital assets. This discussion should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, insurance companies and foreign investors). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the Pass Through Certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates in light of their own particular circumstances. The Trusts are not indemnified for any federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust.

TAX STATUS OF THE TRUSTS

     The Trusts will not be classified as associations (or publicly traded partnerships) taxable as corporations for federal income tax purposes and will not be subject to federal income tax. Except to the extent discussed in the applicable Prospectus Supplement, although there is no authority addressing the classification of entities that are similar to the Trusts in all respects, based upon an interpretation of analogous authorities, each Trust should be classified as a grantor trust for federal income tax purposes. The discussion below assumes that the Trusts will be classified as grantor trusts and that each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust.

TAXATION OF CERTIFICATE HOLDERS GENERALLY

     Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the related Trust and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

SALES OF PASS THROUGH CERTIFICATES

     A Certificate Owner that sells a Pass Through Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Pass Through Certificate. Any such gain or loss generally will be long-term capital gain or loss if the Pass Through Certificate was held for more than one year (except to the extent attributable to any property held by the related Trust for one year or less). Any long-term capital gains with respect to the Pass Through Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus a limited amount of other income.

BOND PREMIUM

     A Certificate Owner generally will be considered to have acquired an interest in an Equipment Note held in the related Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Pass Through Certificate. In that event, a Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

ORIGINAL ISSUE DISCOUNT

     Except to the extent specified in the applicable Prospectus Supplement, the Equipment Notes will not be issued with original issue discount unless certain aggregation rules set forth in the Treasury regulations apply. Under those rules, if one investor purchases Pass Through Certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners should consult their own tax advisors regarding the aggregation rules.

BACKUP WITHHOLDING

     Payments made on Pass Through Certificates, and proceeds from the sale of Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax at a rate of 30% in 2002 and 2003, 29% in 2004 and 2005, 28% in 2006 through 2010 and 31% thereafter, unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                           CERTAIN CONNECTICUT TAXES

     The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the Trustee, has advised American that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code. A fiduciary of a Plan must determine that the purchase and holding of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     We may sell Pass Through Certificates from time to time in one or more transactions. We may sell the Pass Through Certificates of or within any series to or through agents, underwriters or dealers or directly to one or more purchasers.

AGENTS

     We may use agents to sell Pass Through Certificates. Unless we tell you otherwise in the applicable Prospectus Supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

UNDERWRITERS

     We may sell Pass Through Certificates to underwriters. Unless we tell you otherwise in the applicable Prospectus Supplement, the underwriters may resell those Pass Through Certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Pass Through Certificates will be subject to certain conditions. Each underwriter will be obligated to purchase all the Pass Through Certificates allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may sell Pass Through Certificates directly to purchasers without the involvement of underwriters or agents.

OTHER MEANS OF DISTRIBUTION

     Pass Through Certificates may also be offered and sold, if we so indicate in the applicable Prospectus Supplement, by one or more firms ("remarketing firms") acting as dealers or as agents for American in connection with a remarketing of such Pass Through Certificates following their purchase or redemption.

     If we so indicate in the applicable Prospectus Supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Pass Through Certificates from American pursuant to delayed delivery contracts providing for payment and delivery at a future date.

GENERAL INFORMATION

     Any underwriters, agents or remarketing firms will be identified and their compensation described in a Prospectus Supplement.

     Unless we tell you otherwise in the applicable Prospectus Supplement, we do not intend to apply for listing of the Pass Through Certificates on a national securities exchange.

     We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Act"), or to contribute with respect to payments they may be required to make.

     Any underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, AMR, American or our affiliates in the ordinary course of their business.

                                 LEGAL OPINIONS

     Unless we tell you otherwise in the applicable Prospectus Supplement, the validity of the securities offered hereby will be passed upon for American by Debevoise & Plimpton, New York, New York and for any agents, underwriters or dealers by Shearman & Sterling, New York, New York. Unless we tell you otherwise in the applicable Prospectus Supplement, Debevoise & Plimpton and Shearman & Sterling will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Pass Through Certificates by, and the valid and binding effect thereof on, such Trustee and on the opinion of the General Counsel of American and of AMR as to certain matters relating to the authorization, execution and delivery of the Basic Agreement by American and of any guarantee by AMR. Shearman & Sterling from time to time represents American and AMR with respect to certain matters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of AMR and American included in AMR's and American's Annual Reports on Form 10-K for the year ended December 31, 2001, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the registration statement of which it is a part. Such consolidated financial statements and schedules are incorporated by reference herein in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

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                                  $254,863,000

                            (AMERICAN AIRLINES LOGO)

                           2003-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 2003-1

                                  ------------

                             PROSPECTUS SUPPLEMENT

                                 JUNE 30, 2003

                                  ------------

                                   CITIGROUP

                                    JPMORGAN

                              MERRILL LYNCH & CO.

                                 MORGAN STANLEY

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